Exhibit 4.1
Published CUSIP Number: 80688GAA3
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of February 9, 2011
among
SCHNITZER STEEL INDUSTRIES, INC.,
as the US Borrower,
SCHNITZER STEEL BC, INC.,
SCHNITZER STEEL PACIFIC, INC.,
as the Canadian Borrowers,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender
and
an L/C Issuer,
BANK OF MONTREAL,
as the Canadian Lender,
WELLS FARGO BANK, N.A.,
as Syndication Agent,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Documentation Agent,
U.S. BANK NATIONAL ASSOCIATION,
JPMORGAN CHASE BANK, N.A.,
PNC BANK, NATIONAL ASSOCIATION,
as Co-Agents,
and
The Other Lenders Party Hereto
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as
Sole Lead Arranger and Sole Book Manager

SCHEDULES
1.01	Mandatory Cost Formulae
2.01	Commitments and Applicable Percentages
5.06	Litigation
5.09	Environmental MAtters
5.12	ERISA Matters
5.13	Subsidiaries and Other Equity Investments
5.18	Identification Numbers for Canadian Borrowers
5.19	Intellectual Property Matters
7.01	Existing Liens
7.02	Investments
7.03	Existing Indebtedness
10.02	Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS
Form of
A	Commited Loan Notice
B	Canadian Loan Notice
C	Swing Loan Notice
D	US Note
E	Candian Note
F	Compliance Certificate
G	Assignment and Assumption
H	US Guaranty
I	Canadian Guaranty
J	Contribution Agreement
K	Canadian Borrower Request and Assumption Agreement
L	Canadian Borrower Notice
M	Loss Sharing Agreement
N	Us Legal Opinion
O	Canadian Legal Opinion

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of February 9, 2011, among SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation (the “US Borrower”), SCHNITZER STEEL BC, INC., a British Columbia corporation (“Schnitzer BC”), and SCHNITZER STEEL PACIFIC, INC., a British Columbia corporation (“Schnitzer Pacific” and together with Schnitzer BC and certain Subsidiaries of the US Borrower party hereto pursuant to Section 2.15, collectively, the “Canadian Borrowers” and individually, a “Canadian Borrower”), each lender from time to time party hereto (collectively, the “US Lenders” and individually, a “US Lender”), BANK OF MONTREAL, as Canadian Lender, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
RECITALS
A.    The US Borrower, Bank of America, N.A., a national banking association (“Bank of America”), Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), U.S. Bank National Association, a national banking association (“U.S. Bank”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., a banking corporation organized under the laws of Japan (“BTMU”), Citicorp USA, Inc., a Delaware corporation (“Citicorp”), First Hawaiian Bank, a Hawaii corporation (“First Hawaiian”), Comerica West Incorporated, a Delaware corporation (“Comerica”), HSBC Bank USA, N.A., a national banking association (“HSBC”), JPMorgan Chase Bank, N.A., a national banking association (“JPMorgan Chase”), The Northern Trust Company, an Illinois banking corporation (“Northern Trust”), PNC Bank, National Association, a national banking association (“PNC Bank” and together with Bank of America, Wells Fargo, U.S. Bank, BTMU, Citicorp, First Hawaiian, Comerica, HSBC, JPMorgan Chase and Northern Trust, collectively, the “Existing Lenders”) and Bank of America, N.A., as administrative agent for Existing Lenders (in such capacity, the “Existing Agent”), lender of swing line loans (in such capacity, the “Swing Line Lender”) and as issuer of letters of credit (in such capacity, the “L/C Issuer”), are parties to that certain Amended and Restated Credit Agreement dated as of November 8, 2005 (as amended, restated, supplemented or otherwise modified, the “Existing Credit Agreement”) pursuant to which the Existing Lenders have made revolving loans to the US Borrower, the Swing Line Lender has made swing line loans to the US Borrower and the L/C Issuer has issued letters of credit for the account of the US Borrower.
B.    Immediately prior to the execution and delivery of this Agreement, Citicorp, Comerica and certain of the other Existing Lenders, Bank of the West, a California banking corporation (“BOW”), Banner Bank, a Washington banking corporation (“Banner Bank”), Bank of Montreal, a Canadian chartered bank, acting through its Chicago Branch (“BMO”), Sumitomo Mitsui Banking Corporation, a banking corporation organized under the laws of Japan (“SMBC”), Umpqua Bank, an Oregon banking corporation (“Umpqua Bank” and together with BOW, Banner Bank, BMO and SMBC collectively, the “New Lenders”), and the US Borrower entered into that certain Assignment and Assumption Agreement dated effective February 9, 2011, pursuant to which, among other things, Citicorp and Comerica assigned and sold, and the New Lenders assumed and purchased all of Citicorp’s and Comerica’s rights and obligations under the Existing Credit Agreement.
C.    The US Borrower has requested the US Lenders and the Administrative Agent to make certain modifications to, and amend and restate in its entirety, the Existing Credit Agreement, which the US Lenders and the Administrative Agent have agreed to do on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Existing Credit

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Agreement in its entirety as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, “Affiliate” shall not mean or include Persons that are a party to the Voting Trust Agreement, except for such Persons who are actively engaged in the senior management of the Borrower.
“Aggregate Commitments” means the US Commitments of all the US Lenders.
“Agreement” means this Second Amended and Restated Credit Agreement.
“Alternative Currency” means each of Canadian Dollars, Euro, Sterling, Yen and each other currency (other than Dollars) that is approved in accordance with Section 1.05.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Commitments and $50,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Applicable Percentage” means with respect to any US Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.18. If the commitment of each US Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each US Lender shall be determined based on the Applicable Percentage of such US Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each US Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such US Lender becomes a party hereto, as applicable.
“Applicable Rate” means, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a), the

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following:
(a)    in respect of US Obligations (including commitment fees payable for the account of the US Lenders, extensions of credit made by the US Lenders to the US Borrower under Article II in the form of a Committed Loan or Swing Line Loan, Letter of Credit fees payable for the account of the L/C Issuers and extensions of credit made by an L/C Issuer or US Lender to the US Borrower under Article II in the form of an L/C Borrowing or L/C Advance), the following percentages per annum:

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurocurrency Rate + Standby Letters of Credit	Base Rate +
1	<0.15:1	0.25%	1.75%	—%
2	0.15:1 but <0.25:1	0.30%	2.00%	0.25%
3	0.25:1 but <0.35:1	0.35%	2.25%	0.50%
4	0.35:1 but <0.45:1	0.40%	2.50%	0.75%
5	0.45:1	0.45%	2.75%	1.00%
(b)    in respect of Canadian Obligations (including commitment fees payable for the account of the Canadian Lender, extensions of credit made by the Canadian Lender to a Canadian Borrower under Article II in the form of a Canadian Loan, Canadian Letter of Credit fees payable to the Canadian Lender and extensions of credit made by the Canadian Lender to a Canadian Borrower under Article II in the form of a Canadian L/C Borrowing), the following percentages per annum:

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Commitment Fee	CDOR Rate + Standby Canadian Letters of Credit	Canadian Prime Rate +
1	<0.15:1	0.25%	1.75%	—%
2	0.15:1 but <0.25:1	0.30%	2.00%	0.25%
3	0.25:1 but <0.35:1	0.35%	2.25%	0.50%
4	0.35:1 but <0.45:1	0.40%	2.50%	0.75%
5	0.45:1	0.45%	2.75%	1.00%
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date the Compliance Certificate for the fiscal quarter ended May 31, 2011 is delivered pursuant to Section 6.02(a) shall be determined based upon Pricing Level 2.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or an L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Fund” means any Fund that is administered or managed by (a) a US Lender, (b) an Affiliate of a US Lender or (c) an entity or an Affiliate of an entity that administers or manages a US Lender.
“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead

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arranger and sole book manager.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent.
“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended August 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.07(a), and (c) the date of termination of the commitment of each US Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bank of America” means Bank of America, N.A., a national banking association, and its successors.
“Bank of Montreal” means Bank of Montreal, a Canadian chartered bank, and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.75%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Borrowers” means, collectively, the US Borrower and the Canadian Borrowers.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Committed Borrowing, a Canadian Borrowing or a Swing Line Borrowing,

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as the context may require.
“Business Day” means:
(a)    unless such day relates to interest rate settings as to a Canadian Loan, any fundings, disbursements, settlements and payments in respect of a Canadian Loan, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement, any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:
(i)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;
(ii)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;
(iii)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
(iv)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
(b)    if such day relates to interest rate settings as to a Canadian Loan, any fundings, disbursements, settlements and payments in respect of a Canadian Loan, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement, any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Toronto, Ontario.
“Canadian Borrower” has the meaning specified in the introductory paragraph hereto.
“Canadian Borrower Notice” has the meaning specified in Section 2.15.
“Canadian Borrower Request and Assumption Agreement” has the meaning specified in Section 2.15.
“Canadian Borrowing” means a borrowing of a Canadian Loan pursuant to Section 2.03(a).
“Canadian Commitment” means the obligation of the Canadian Lender to (a) make Canadian

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Loans to the Canadian Borrowers and (b) issue Canadian Letters of Credit for the account of the Canadian Borrowers pursuant to Section 2.03 in an aggregate principal amount at any one time outstanding not to exceed C$30,000,000, as such amount may be adjusted from time to time in accordance with this Agreement.
“Canadian Dollars” and “C$” means the lawful currency of Canada.
“Canadian Guarantors” means, collectively, the US Loan Parties, Schnitzer Canada and each of the Canadian Borrowers.
“Canadian Guaranties” means, collectively, the Continuing Guaranty made by Schnitzer Canada in favor of the Canadian Lender and each Continuing Guaranty made by a Canadian Borrower in favor of the Canadian Lender, each substantially in the form of Exhibit I.
“Canadian L/C Application” has the meaning specified in Section 2.03(d)(ii).
“Canadian L/C Borrowing” means an extension of credit resulting from a drawing under any Canadian Letter of Credit which has not been reimbursed on the date when made or refinanced as a Canadian Borrowing.
“Canadian L/C Fee” has the meaning specified in Section 2.03(h).
“Canadian L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Canadian Letters of Credit plus the aggregate of all payments made by the Canadian Lender under Canadian Letters of Credit and not yet reimbursed by the applicable Canadian Borrower, including all Canadian L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Canadian Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Canadian Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Canadian L/C Sublimit” means an amount equal to C$5,000,000. The Canadian L/C Sublimit is part of, and not in addition to, the Canadian Commitment.
“Canadian Lender” means Bank of Montreal, in its capacity as provider of Canadian Loans, or any successor lender of Canadian Loans hereunder.
“Canadian Letter of Credit” means any letter of credit issued by the Canadian Lender pursuant to Section 2.03. A Canadian Letter of Credit may be a commercial letter of credit or a standby letter of credit. No Letter of Credit shall be or become a Canadian Letter of Credit.
“Canadian Loan” has the meaning specified in Section 2.03(a).
“Canadian Loan Notice” means a notice of a Canadian Borrowing pursuant to Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit B.
“Canadian Loan Party” means, collectively, each Canadian Borrower and the Canadian Guarantors.
“Canadian Obligations” means all Obligations of the Canadian Borrowers.
“Canadian Prime Rate” means for any day a fluctuating rate per annum equal to the higher of (i) the rate of interest in effect for such day as publicly announced from time to time by the Canadian Lender as its “prime” rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada, and (ii) the CDOR Rate on that day for bankers’ acceptances issued on that

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day with a term to maturity of one month plus 1.00%. Any change in the “prime” rate announced by the Canadian Lender shall take effect at the opening of business on the day specified in the public announcement of such change.
“Canadian Prime Rate Loan” means a Canadian Loan that bears interest based on the Canadian Prime Rate.
“Canadian Total Outstandings” means the aggregate Outstanding Amount of (i) all extensions of credit by the Canadian Lender to a Canadian Borrower under Article II in the form of a Canadian Loan and (ii) all Canadian L/C Obligations.
“Cascade” means Cascade Steel Rolling Mills, Inc., an Oregon corporation.
“Cascade Mini-Mill” means the mini-mill facility for the manufacture of steel reinforcing rod, hot rolled rounds, squares and strip flats owned by Cascade and located in McMinnville, Oregon.
“Cash Collateralize” means (a) in respect of US Obligations, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuers or Swing Line Lender (as applicable) and the US Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of US Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (i) the Administrative Agent and (ii) the L/C Issuer or the Swing Line Lender (as applicable) and (b) in respect of Canadian Obligations, to pledge and deposit with or deliver to the Canadian Lender, as collateral for Canadian L/C Obligations, cash or deposit account balances or, if the Canadian Lender shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Canadian Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“CDOR Rate” means for any Interest Period, the rate per annum equal to (i) the arithmetic average (rounded to the nearest one-thousandth of 1%, with five ten-thousandths of 1% being rounded upwards) of the rates applicable to Canadian Dollar bankers’ acceptances for the appropriate term displayed and identified on the “Reuters Screen CDOR Page” (or other commercially available source providing quotations comparable to those currently provided on such page as designated by the Canadian Lender from time to time) at approximately 10:00 a.m. (Toronto time) on the first day of such Interest Period or, if such day is not a Business Day then on the immediately preceding Business Day or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Canadian Lender to be the average of the rate quotes for bankers’ acceptances denominated in Canadian Dollars with a term equivalent to such Interest Period received by the Canadian Lender at approximately 10:00 a.m. (Toronto time) on the first day of such Interest Period or, if such day is not a Business Day, then on the immediately preceding Business Day.
“CDOR Rate Loan” means a Canadian Loan that bears interest based on the CDOR Rate.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following, other than as provided in the definition of FATCA: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, for purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith are deemed to have gone

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into effect and adopted after the date of this Agreement.
“Change of Control” means, with respect to any Person, an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than Persons a party to the Voting Trust Agreement, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(b)    during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Code” means the Internal Revenue Code of 1986, as amended.
“Combined Commitments” means the Aggregate Commitments and the Dollar Equivalent of the Canadian Commitment.
“Combined Outstandings” means the US Total Outstandings plus the Dollar Equivalent of the Canadian Total Outstandings.
“Commitment” means (a) as to each US Lender, its US Commitment and (b) as to the Canadian Lender, the Canadian Commitment.
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Committed Loan” has the meaning specified in Section 2.01.
“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of

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Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
“Compliance Certificate” means a certificate substantially in the form of Exhibit F.
“Consolidated Capital Expenditures” means, for any period of four fiscal quarters, an amount equal to $30,000,000.
“Consolidated Capitalization” means, as of any date of determination, the sum of (a) Consolidated Funded Indebtedness as of such date of determination plus (b) Consolidated Net Worth as of such date of determination.
“Consolidated EBITDA” has the meaning specified in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) (i) EBITDA for the US Borrower and its Subsidiaries on a consolidated basis for the period of the four prior fiscal quarters ending on such date of determination (“Consolidated EBITDA”) minus (ii) Consolidated Capital Expenditures for the period of the four prior fiscal quarters ending on such date of determination to (b) the sum of (i) the Interest Charges for the US Borrower and its Subsidiaries on a consolidated basis (the “Consolidated Interest Charges”) plus (ii) the provision for Federal, state, local and foreign income taxes payable by the US Borrower and its Subsidiaries as included in calculating the Net Income of the US Borrower and its Subsidiaries on a consolidated basis plus (iii) regularly scheduled principal payments required to be made by the US Borrower and its Subsidiaries on Consolidated Funded Indebtedness (collectively, the “Consolidated Principal Payments”) plus (iv) dividends or other distributions paid in cash with respect to any Equity Interest in the US Borrower plus (v) cash payments made in respect of Willamette River Remediation Obligations, in all cases for the period of the four prior fiscal quarters most recently ended on or prior to such date of determination. The Consolidated Fixed Charge Coverage Ratio will be calculated on a Pro Forma Basis.
“Consolidated Funded Debt to EBITDA Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date of determination. The Consolidated Funded Debt to EBITDA Ratio will be calculated on a Pro Forma Basis.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the US Borrower and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the US Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture to the extent the US Borrower or a Subsidiary is liable therefor, unless such Indebtedness is expressly made non-recourse to the US Borrower or such Subsidiary.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date of determination to (b) Consolidated Capitalization as of such date of determination.

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“Consolidated Net Worth” means, as of any date of determination, for the US Borrower and its Subsidiaries on a consolidated basis, Shareholders’ Equity of the US Borrower and its Subsidiaries on that date.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Contribution Agreement” means the Indemnity, Subrogation and Contribution Agreement made by the US Borrower and the US Guarantors from time to time a party thereto, substantially in the form of Exhibit J.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to US Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum, and (c) when used with respect to Canadian Obligations, an interest rate equal to (i) the Canadian Prime Rate plus (ii) the Applicable Rate, if any, applicable to Canadian Prime Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a CDOR Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.18(d), any Lender that (a) has failed to perform any of its funding obligations hereunder, in the case of the US Lenders, under the US Commitment, and in the case of the Canadian Lender, under the Canadian Commitment, including in all cases in respect of its Loans or, with respect to US Lenders, participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, unless such obligation is the subject of a good faith dispute, (b) has notified the US Borrower, or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting

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Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
“Disposed Business” has the meaning specified in the definition of “Pro Forma Basis.”
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or an L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“EBITDA” means, for any period, for any Person (which term shall be deemed to include for purposes of this definition any Disposed Business or assets, business line or division acquired in a Permitted Acquisition), an amount equal to Net Income of such Person for such period plus (a) the following to the extent deducted in calculating such Net Income: (i) Interest Charges of such Person for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by such Person for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Net Income, (iv) other non-recurring expenses (including non-recurring inventory write-downs) of such Person reducing such Net Income which do not represent a cash item in such period or any future period, (v) non-cash expenses of such Person resulting from the application of Statement of Financial Accounting Standards No. 123 (revised), (vi) amounts reserved for Willamette River Remediation Obligations, (vii) any non-recurring fees, expenses or charges related to any issuance of debt or Equity Interests, any Permitted Acquisition or any sale or other transfer of a Disposed Business (in each case, whether or not consummated), and (viii) non-cash exchange, translation or performance losses relating to any foreign currency hedging transaction or currency fluctuations and minus (b) the following to the extent included in calculating such Net Income: (i) Federal, state, local and foreign income tax credits of such Person for such period, (ii) non-cash exchange, translation or performance gains relating to any foreign currency hedging transaction or currency fluctuations and (iii) all items of such Person increasing such Net Income which do not represent a cash item in such period or any future period.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises,

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restrictions or licenses of, or agreements with, any Governmental Authority relating to pollution and the protection of the environment or the release of any regulated materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the US Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the US Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the US Borrower or any ERISA Affiliate from a Multiemployer Plan or receipt by the US Borrower or any ERISA Affiliate of notification that a Multiemployer Plan is in “reorganization” (within the meaning of Section 4241 of ERISA); (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of an amendment to a Pension Plan as a termination under Section 4041 of ERISA, the institution by the PBGC of proceedings under Section 4041 of ERISA to terminate a Pension Plan, the occurrence of any event or condition which constitutes grounds for the termination of a Pension Plan under Section 4041 of ERISA, or the appointment pursuant to Section 4042 of ERISA of a trustee to administer any Pension Plan; (e) receipt by the US Borrower or any ERISA Affiliate of notification that the PBGC has instituted proceedings to terminate a Multiemployer Plan under Section 4041(A) of ERISA or for the appointment of a trustee to administer a Multiemployer Plan under Section 4042 of ERISA; (f) the determination that any Pension Plan is considered an “at-risk plan” under Section 430 of the Code or Section 303 of ERISA; (g) receipt by the US Borrower or any ERISA Affiliate of notification that any Multiemployer Plan is in “endangered” or “critical” status within the meaning of Sections 432 of the Code or Section 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the US Borrower or any ERISA Affiliate.
“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in

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accordance with the EMU Legislation.
“Eurocurrency Rate” means:
(a)    for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time, determined two Business Days prior to such date for deposits in Dollars being delivered in the London interbank market for a term of one month commencing that day or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank market at their request at the date and time of determination.
“Eurocurrency Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.” Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Committed Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which a Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax (including all Taxes imposed pursuant to FATCA) that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law)

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to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (iii).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code (including any amendment or successor to any such Section so long as such amendment or successor is substantially similar to the reporting and withholding obligations of Sections 1471 through 1474 of the Code as in effect on the date hereof) and any regulations thereunder or official interpretations thereof whether in existence on the Closing Date or promulgated or published thereafter.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” means the letter agreement, dated December 14, 2010, among the US Borrower, the Administrative Agent and the Arranger.
“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other US Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other US Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

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“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.06(h).
“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, the US Guarantors and the Canadian Guarantors.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business that are not past due for more than 60 days after the date on which such trade account payable was created);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales

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or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    capital leases and Synthetic Lease Obligations;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Person is liable therefor, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.
“Interest Charges” means, for any period, for any Person (which term shall be deemed to include for purposes of this definition any Disposed Business or assets, business line or division acquired in a Permitted Acquisition), the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of such Person in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP (other than capitalized interest), and (b) the portion of rent expense of such Person with respect to such period under capital leases that is treated as interest in accordance with GAAP.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan or a Canadian Prime Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan) and any Canadian Prime Rate Loan, the first Business Day after the end of each March, June, September and December and the Maturity Date.
“Interest Period” means (a) as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the US Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the US Borrower and consented to by all the US Lenders and (b) as to each CDOR Rate Loan, the period commencing on the date such CDOR Rate Loan is disbursed or converted to or continued as a CDOR Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the US Borrower in its

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Canadian Loan Notice; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Maturity Date.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, net of returns of capital, but without adjustment for subsequent increases or decreases in the value of such Investment.
“IP Rights” has the meaning specified in Section 5.19.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the US Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to any such Letter of Credit.
“Joint Venture” means any Person in which the US Borrower owns an Equity Interest, directly, or indirectly through one or more intermediaries, or both, which is accounted for by the US Borrower using the equity method of accounting.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each US Lender, such US Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C

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Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuers” means, collectively, Bank of America and Wells Fargo, in their capacity as an issuer of Letters of Credit pursuant to Section 2.04, and each other US Lender which, with the written consent of the US Borrower and written notice to the Administrative Agent, is the issuer of one or more Letters of Credit, and any successor issuers of Letters of Credit permitted hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lenders” means, collectively, the US Lenders and the Canadian Lender and, as the context requires, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any letter of credit issued by an L/C Issuer pursuant to Section 2.04. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency. No Canadian Letter of Credit shall be or become a Letter of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.04(h).
“Letter of Credit Sublimit” means an amount equal to $300,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit (i) by a US Lender to the US Borrower under Article II in the form of a Committed Loan or a Swing Line Loan and (ii) by the Canadian Lender to a Canadian Borrower under Article II in the form of a Canadian Loan.
“Loan Documents” means this Agreement, each Canadian Borrower Request and Assumption Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash

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Collateral pursuant to the provisions of Section 2.17 of this Agreement, the Fee Letter, the US Guaranty (and each Supplement thereto), the Canadian Guaranties and the Contribution Agreement (and each Supplement thereto).
“Loan Parties” means, collectively, each US Loan Party and each Canadian Loan Party.
“Loss Sharing Agreement” means the Loss Sharing Agreement among the US Lenders, the Canadian Lender, the L/C Issuers, the Swing Line Lender and the Administrative Agent, substantially in the form of Exhibit M.
“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (whether an actual liability or a contingent liability that could reasonably be expected to become an actual liability), condition (whether financial or otherwise) of the US Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Borrower or any other Loan Party that is a Material Subsidiary to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Subsidiary” means, as of any date of determination, any Subsidiary (i) whose Total Revenue is equal to 5% or more of the sum of (a) the Total Revenue of the US Borrower and its Subsidiaries on a consolidated basis plus (b) the intercompany revenue between and/or among the US Borrower and its Subsidiaries not classified in the same business segment of the Borrower (e.g. auto parts, metals recycling, steel manufacturing) to the extent eliminated on a consolidated basis in accordance with GAAP, in each case for the period of the four prior fiscal quarters ending on such date of determination and/or (ii) whose Total Assets are equal to 5% or more of the Total Assets of the US Borrower and its Subsidiaries on a consolidated basis as of such date of determination. For purposes of this Agreement, “Total Assets” means, as of any date of determination, for any Person, the total assets of such Person and its Subsidiaries on a consolidated basis on that date and “Total Revenue” means, for any period, for any Person, the total revenue of such Person and its Subsidiaries on a consolidated basis for that period. For purposes of this Agreement, when calculating the Total Assets or Total Revenue of any Person as of any date of determination or any period ending on any date of determination, the following provisions apply both in respect of such Person and its Subsidiaries on a consolidated basis and the US Borrower and its Subsidiaries on a consolidated basis:
(a)    If the relevant date of determination occurs within the 12 month period immediately succeeding the date that a Person became a Subsidiary, then the Total Revenues of such Person for the period of the four prior fiscal quarters ending on such date of determination shall, for purposes of this Agreement, be deemed to be an amount equal to the projected total revenue of such Person (based on the US Borrower’s management’s good faith estimate of the projected financial performance of such Person) for the period of 12 consecutive months commencing on the first day of the month next following the date that such Person became a Subsidiary;
(b)    If the relevant date of determination occurs within the 12 month period immediately succeeding the date that the US Borrower or a Subsidiary acquired all or substantially all of the assets of, or a business line or a division of, any Person, then the Total Revenues of the US Borrower or such Subsidiary for the period of the four prior fiscal quarters ending on such date of determination shall, for purposes of this Agreement, be deemed to exclude the actual amount of revenue derived from the assets, business line or division acquired and include an amount equal to

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the revenue projected to be derived from the assets, business line or division acquired (based on the US Borrower’s management’s good faith estimate of the projected financial performance of such assets, business line or division) for the period of 12 consecutive months commencing on the first day of the month next following the date that the US Borrower or such Subsidiary acquired such assets, business line or division; and
(c)    In all other cases, the Total Assets and Total Revenue of a Person shall be the actual amount thereof as reflected in the most recent financial statements furnished pursuant to Section 6.01(a) or 6.01(b).
“Maturity Date” means February 9, 2016.
“Multiemployer Plan” means any plan of the type described in Section 4001(a)(3) of ERISA, to which the US Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Pension Plan which has two or more contributing sponsors (including the US Borrower or any ERISA Affiliate), at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Income” means, for any period, for any Person (which term shall be deemed to include any Disposed Business or assets, business line or division acquired as part of a Permitted Acquisition for purposes of this definition), the net income of such Person (excluding both extraordinary gains and extraordinary losses) for that period.
“Non-Consenting Lender” has the meaning specified in Section 10.13.
“Note” means (a) a promissory note made by the US Borrower in favor of a US Lender evidencing the Loans made by such US Lender, substantially in the form of Exhibit D and (b) a promissory note made by a Canadian Borrower in favor of the Canadian Lender evidencing the Loans made by the Canadian Lender, substantially in the form of Exhibit E.
“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and (b) all debts, liabilities, obligations, covenants and duties of the any Borrower owing to any Person that was a US Lender or any Affiliate of any US Lender at the time a Swap Contract was entered into and arising under such Swap Contract, whether absolute or contingent, due or to become due, now existing or hereafter arising, and, in each case, including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

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“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Outstanding Amount” means (i) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (ii) with respect to Canadian Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Canadian Loans occurring on such date; (iii)    with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; (iv) with respect to any L/C Obligations on any date, the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the US Borrower of Unreimbursed Amounts; and (v) with respect to any Canadian L/C Obligations on any date, the aggregate outstanding amount of such Canadian L/C Obligations on such date after giving effect to the issuance of any Canadian Letter of Credit or the increase of the amount thereof occurring on such date and any other changes in the aggregate amount of the Canadian L/C Obligations as of such date, including as a result of any reimbursements by a Canadian Borrower of payments made by the Canadian Lender under Canadian Letters of Credit.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, an L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Participant” has the meaning specified in Section 10.06(e).
“Participating Member State” means each state so described in any EMU Legislation.
“Patriot Act” has the meaning specified in Section 5.20.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006, as amended.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth, with respect to plan years ending prior to the effective date of the Pension Act, in Section 412 of the Code and Section 302 of ERISA (each as in effect prior to the Pension Act) and, thereafter, in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any Plan (including a Multiple Employer Plan) that is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Acquisition” means any non-hostile acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or 50% or more of the voting capital stock of, or a business line or a division of, any Person; provided that:

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(i)    all Persons, assets, business lines or divisions acquired shall be in one or more lines of business not prohibited by Section 7.07 or such other lines of business as may be consented to by Required Lenders;
(ii)    no Default or Event of Default shall then exist or would exist after giving effect to such acquisition;
(iii)    as of the closing of any acquisition, such acquisition shall have been approved by the board of directors or equivalent governing body of the Person to be acquired or from which such assets, business line or division is to be acquired;
(iv)    not less than 10 Business Days prior to the consummation of any acquisition for cash consideration (including assumed liabilities, earnout payments and any other deferred payment) in excess of $50,000,000, the US Borrower shall have delivered to the Administrative Agent (A) a written description of the Person, assets, business line or division to be acquired and its operations and (B) a certificate of a Responsible Officer demonstrating to the reasonable satisfaction of the Administrative Agent that, after giving effect to such acquisition, the US Borrower will be in pro forma compliance with all of the terms and provisions of the financial covenants set forth in Section 7.11; and
(v)    if such acquisition is structured as a merger, and (A) such merger is with the Borrower, then the Borrower shall be the surviving Person after giving effect to such merger or (B) such merger is with a Subsidiary, then such Subsidiary shall be the surviving Person after giving effect to such merger, unless such Subsidiary was created for the sole purpose of the acquisition and as part of the acquisition is merged into the Person acquired, in which case such Person may be the surviving Person if it is a wholly-owned Subsidiary.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (but excluding a Multiemployer Plan) maintained for employees of the US Borrower or any ERISA Affiliate or to which the US Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Portland Harbor Superfund Site” means the site located on the lower Willamette River between downtown Portland, Oregon and the mouth of the Columbia Slough which was added to the United States Environmental Protection Agency’s (“EPA”) National Priorities List in December 2000, and as it may be finally designated by a record of decision issued by the EPA.
“Pro Forma Basis” means, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio or the Consolidated Funded Debt to EBITDA Ratio for any period, if the US Borrower or any Subsidiary sells or otherwise transfers any business entity, business line or division to a Person not an Affiliate of the US Borrower or such Subsidiary (each, a “Disposed Business”), or consummates a Permitted Acquisition, in each case during such period, then the Consolidated Fixed Charge Coverage Ratio or the Consolidated Funded Debt to EBITDA Ratio, as the case may be, shall be calculated to give pro forma effect to such sale or other transfer of a Disposed Business or to such Permitted Acquisition as if such event occurred on the first day of the four consecutive fiscal quarter period last ended on or before the occurrence of such event (the “Reference Period”) as follows: (a) Consolidated EBITDA for the Reference Period shall exclude (to the extent included) the EBITDA of each such Disposed Business and

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shall include the EBITDA associated with assets or Person acquired in each such Permitted Acquisition; (b) Consolidated Interest Charges and Consolidated Principal Payments shall be calculated on the basis that (x) Consolidated Funded Indebtedness incurred or permanently repaid during the Reference Period was incurred or repaid at the beginning of such period, and (y) Consolidated Interest Charges attributable to floating rate interest on any Consolidated Funded Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such period (taking into account the effect on such interest rates of any Swap Contract applicable to such Consolidated Funded Indebtedness); and (c) the provision for Federal, state, local and foreign income taxes payable by the US Borrower and its Subsidiaries shall be adjusted on a pro forma basis to give effect to the sale or other transfer of any such Disposed Business or any such Permitted Acquisition, in each case as if such sale or transfer or acquisition, as the case may be, had occurred on the first day of the period.
Pro forma calculations made for purposes of calculating the Consolidated Fixed Charge Coverage Ratio and the Consolidated Funded Debt to EBITDA Ratio shall be determined in good faith by a Responsible Officer of the US Borrower and, for any fiscal period ending on or prior to the first anniversary of a Permitted Acquisition or sale or other transfer of a Disposed Business, may include adjustments to reflect operating expense reductions reasonably expected to result from such Permitted Acquisition or sale or other transfer of a Disposed Business, less the amount of costs reasonably expected to be incurred by the US Borrower and the Subsidiaries to achieve such cost savings, to the extent that the US Borrower delivers to the Administrative Agent (i) a certificate of a Responsible Officer of the US Borrower setting forth such operating expense reductions and the costs to achieve such reductions and certifying that such adjustments are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended and (ii) financial statements, calculations and other information in form and detail reasonably satisfactory to the Administrative Agent supporting such estimated operating expense reductions and the costs to achieve such reductions.
“Public Lender” has the meaning specified in Section 6.02.
“Register” has the meaning specified in Section 10.04(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA with respect to a Pension Plan, other than events for which the 30-day notice period has been waived pursuant to DOL Reg. Section 4043 as in effect on the date hereof (no matter how such requirement may be changed in the future).
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Borrowing, conversion or continuation of Canadian Loans, a Canadian Loan Notice, (c) with respect to the issuance, amendment or extension of a Canadian Letter of Credit, a Canadian L/C Application, (d) with respect to an L/C Credit Extension, a Letter of Credit Application, and (e) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Combined Commitments or, if the Commitments of the Lenders have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Combined Outstandings (with the

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aggregate amount of each US Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such US Lender for purposes of this definition); provided that the Commitment of, and the portion of the Combined Outstandings held or deemed held by, any Defaulting Lender shall be excluded from the numerator and the denominator for purposes of making a determination of Required Lenders; provided further that the Commitment of, and the portion of the Combined Outstandings held by the Canadian Lender in excess of the Dollar Equivalent of C$50,000,000 shall be excluded from the numerator and the denominator for purposes of making a determination of Required Lenders. For purposes of this definition, the amount of the Canadian Commitment and the amount of the Canadian Total Outstandings at any time shall be deemed to be the Dollar Equivalent of the Canadian Commitment or Canadian Total Outstandings, as applicable, at such time.
“Required US Lenders” means, as of any date of determination, US Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each US Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, US Lenders holding in the aggregate more than 50% of the US Total Outstandings (with the aggregate amount of each US Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such US Lender for purposes of this definition); provided that the US Commitment of, and the portion of the US Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded from the numerator and the denominator for purposes of making a determination of Required US Lenders.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, controller, general counsel or secretary of a Loan Party and, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the US Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the US Borrower’s stockholders, partners or members (or the equivalent Person thereof).
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by an L/C Issuer under an Letter of Credit issued by it denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or an L/C Issuer shall determine or the Required Lenders shall require.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or an L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions

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in the relevant Alternative Currency and (c) with respect to disbursements and payments in Canadian Dollars, immediately available funds.
“Schnitzer Canada” means Schnitzer Steel Canada Inc., a corporation organized under the laws of Canada.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the US Borrower and its Subsidiaries as of that date determined in accordance with GAAP.
“Solvent” means, as to any Person at a particular time, if, at such time (a) the then fair saleable value of the property of such Person on a going concern basis is (i) greater than the total amount of liabilities (including contingent liabilities) of such Person as they mature in the ordinary course and (ii) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due. For purposes of this definition, the debts and liabilities of a Person, contingent or otherwise, shall include the amount of all debts and liabilities that are relevant under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), and the assets of a Person shall give effect to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Person pursuant to applicable Law or pursuant to the terms of any agreement (including the Contribution Agreement).
“SPC” has the meaning specified in Section 10.06(h).
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of capital stock or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to

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“Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the US Borrower.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.05.
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.05(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit C.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Threshold Amount” means $25,000,000.
“Total Assets” has the meaning specified in the definition of “Material Subsidiary” and the amount thereof shall be calculated in accordance with the provisions set forth in such definition.
“Total Revenue” has the meaning specified in the definition of “Material Subsidiary” and the amount thereof shall be calculated in accordance with the provisions set forth in such definition.
“Type” means (i) with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan and (ii) with respect to a Canadian Loan, its character as a Canadian Prime Rate Loan or a CDOR Rate Loan.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).
“US Borrower” has the meaning specified in the introductory paragraph hereto.
“US Commitment” means, as to each US Lender, its obligation to (a) make Committed Loans to the US Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such US Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such US Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“US Guarantors” means, collectively, Manufacturing Management, Inc., an Oregon corporation, General Metals of Tacoma, Inc., a Washington corporation, Cascade Steel Rolling Mills, Inc., an Oregon corporation, Norprop, Inc., an Oregon corporation, Joint Venture Operations, Inc., a Delaware corporation, Proleride Transport Systems, Inc., a Delaware corporation, Prolerized New England Company LLC, a Delaware limited liability company, Pick-N-Pull Auto Dismantlers, a California general partnership, Pick and Pull Auto Dismantling, Inc., a California corporation, Schnitzer Southeast, LLC, a Georgia limited liability company, TTS Recycling LLC, a Delaware limited liability company, Schnitzer Steel Hawaii Corp., a Delaware corporation, Pick-N-Pull Auto Dismantlers, Stockton, LLC, a California limited liability company, Metals Recycling L.L.C., a Rhode Island limited liability company, Edman Corp., an Oregon corporation, Pick-N-Pull Northwest, LLC, an Oregon limited liability company, U-Pull-It, Inc., a California corporation, Levi’s Iron and Metal, Inc., an Oregon corporation, Auto Parts Group Southwest, LLC, a Delaware limited liability company, and the other Domestic Subsidiaries which from time to time become a Guarantor pursuant to Section 6.12.
“US Guaranty” means the Amended and Restated Continuing Guaranty made by the US Guarantors from time to time a party thereto in favor of the Administrative Agent on behalf of the US Lenders and the Canadian Lender, substantially in the form of Exhibit H.
“US Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
“US Loan Parties” means, collectively, the US Borrower and each US Guarantor.
“US Obligations” means all Obligations of the US Borrower.
“US Total Outstandings” means the aggregate Outstanding Amount of (i) all extensions of credit by a US Lender to the US Borrower under Article II in the form of a Committed Loan or a Swing Line Loan and (ii) all L/C Obligations.
“Voting Trust Agreement” means Schnitzer Steel Industries, Inc. 2001 Restated Voting Trust and

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Buy-Sell Agreement dated as of March 26, 2001, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.
“Willamette River Remediation Obligations” means amounts accrued as liabilities or reserves for the costs of the investigations of, remediation of conditions at and natural resource damages claims related to the Portland Harbor Superfund Site.
“Yen” and “¥” mean the lawful currency of Japan.
1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, repealing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the US Borrower and its

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Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the US Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the US Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the US Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the forgoing, whenever in this Agreement it is necessary to determine whether a lease is a capital lease or an operating lease, such determination shall be made on the basis of GAAP as in effect of the date hereof.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the US Borrower and its Subsidiaries or to the determination of any amount for the US Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the US Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04Exchange Rates; Currency Equivalents.
(a)The Administrative Agent or an L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or an L/C Issuer, as applicable.
(b)herever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or an L/C Issuer, as the case may be.
1.05Additional Alternative Currencies.
(a)The US Borrower may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the US Lenders; and in the case of any such request with respect to the issuance

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of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer.
(b)Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each US Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuer thereof. Each US Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)Any failure by a US Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such US Lender or L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the US Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the US Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the US Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the US Borrower.
1.06Change of Currency.
(a)Each obligation of the US Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.
(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

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1.07Rounding. Any financial ratios required to be maintained by the US Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.08Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).
1.09Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01Committed Loans. Subject to the terms and conditions set forth herein, each US Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the US Borrower in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such US Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the US Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any US Lender, plus such US Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such US Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such US Lender’s Commitment, and (iii) the aggregate Outstanding Amount of all Committed Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each US Lender’s Commitment, and subject to the other terms and conditions hereof, the US Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
2.02Borrowings, Conversions and Continuations of Committed Loans.
(a)Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the US Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Committed Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the US Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the US Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.04(c) and 2.05(c), each Committed Borrowing of or conversion to Base

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Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the US Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the Committed Loans to be borrowed. If the US Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the US Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the US Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the US Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.
(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each US Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the US Borrower, the Administrative Agent shall notify each US Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each US Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the US Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the US Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the US Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by the US Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the US Borrower as provided above.
(c)Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, if so requested by the Required US Lenders, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency), and the Required US Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent

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thereof, on the last day of the then current Interest Period with respect thereto.
(d)The Administrative Agent shall promptly notify the US Borrower and the US Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the US Borrower and the US Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

2.03	Canadian Loans and Letters of Credit.
(a)Loan Commitment. Subject to the terms and conditions set forth herein, the Canadian Lender agrees to make loans (each such loan, a “Canadian Loan”) to any Canadian Borrower in Canadian Dollars from time to time, on any Business Day during the Availability Period; provided that after giving effect to any Canadian Borrowing, the Canadian Total Outstandings shall not exceed the amount of the Canadian Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, each Canadian Borrower may borrow under this Section 2.03, prepay under Section 2.06, and reborrow under this Section 2.03. Canadian Loans may be Canadian Prime Rate Loans or CDOR Rate Loans, as further provided herein.
(b)Borrowings, Conversions and Continuations of Canadian Loans.
(i)    Each Canadian Borrowing, each conversion of Canadian Loans from one Type to the other, and each continuation of CDOR Rate Loans shall be made upon the US Borrower’s irrevocable notice to the Canadian Lender, which may be given by telephone. Each such notice must be received by the Canadian Lender not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of CDOR Rate Loans or of any conversion of CDOR Rate Loans to Canadian Prime Rate Loans, and (ii) on the requested date of any Borrowing of Canadian Prime Rate Loans. Each telephonic notice by the US Borrower pursuant to this Section 2.03(b) must be confirmed promptly by delivery to the Canadian Lender of a written Canadian Loan Notice, appropriately completed and signed by a Responsible Officer of the US Borrower. Each Borrowing of, conversion to or continuation of Canadian Loans shall be in a principal amount of C$100,000 or a whole multiple of C$100,000 in excess thereof. Each Canadian Loan Notice (whether telephonic or written) shall specify (i) whether the US Borrower is requesting a Canadian Borrowing, a conversion of Canadian Loans from one Type to the other, or a continuation of CDOR Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Canadian Loans to be borrowed, converted or continued, (iv) the Type of Canadian Loans to be borrowed or to which existing Canadian Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the applicable Canadian Borrower. If the US Borrower fails to specify a Type of Canadian Loan in a Canadian Loan Notice or if the US Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Canadian Loans shall be made as, or converted to, Canadian Prime Rate Loans. Any automatic conversion to Canadian Prime Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable CDOR Rate Loans. If the US Borrower requests a Borrowing of, conversion to, or continuation of CDOR Rate Loans in any such Canadian Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period

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of one month.
(ii)    Following receipt of a Canadian Loan Notice, and upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Canadian Lender shall make the amount of its Canadian Loan available to the Canadian Borrower in Same Day Funds either by (A) crediting the account of the Canadian Borrower on the books of the Canadian Lender with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Canadian Lender by the US Borrower.
(iii)    Except as otherwise provided herein, a CDOR Rate Loan may be continued or converted only on the last day of an Interest Period for such CDOR Rate Loan. During the existence of a Default, on notice from the Canadian Lender to the US Borrower, no Canadian Loans may be requested as, converted to or continued as CDOR Rate Loans.
(iv)    The Canadian Lender shall promptly notify the US Borrower of the interest rate applicable to any Interest Period for CDOR Rate Loans upon determination of such interest rate. At any time that Canadian Prime Rate Loans are outstanding, the Canadian Lender shall notify the US Borrower of any change in the Canadian Lender’s prime rate used in determining the Canadian Prime Rate promptly following the public announcement of such change.
(v)    After giving effect to all Canadian Borrowings, all conversions of Canadian Loans from one Type to the other, and all continuations of Canadian Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to Canadian Loans.
(c)Canadian Letter of Credit Commitment. Subject to the terms and conditions set forth herein, the Canadian Lender agrees (i) to issue letters of credit denominated in Canadian Dollars (each such letter of credit, a “Canadian Letter of Credit”) for the account of any Canadian Borrower, and to amend or extend Canadian Letters of Credit previously issued by it and (ii) to honor drawings under the Canadian Letters of Credit; provided that after giving effect to the issuance of such Canadian Letter of Credit or the increase of the amount thereof, (A) the Canadian Total Outstandings shall not exceed the amount of the Canadian Commitment and the Outstanding Amount of the Canadian L/C Obligations shall not exceed the Canadian L/C Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, each Canadian Borrower’s ability to obtain Canadian Letters of Credit shall be fully revolving, and accordingly each Canadian Borrower may, during the foregoing period, obtain Canadian Letters of Credit to replace Canadian Letters of Credit that have expired or that have been drawn upon and reimbursed.
(i)    The Canadian Lender shall be under no obligation to issue, amend or extend any Canadian Letters of Credit, if:
(A)    the expiry date of such requested Canadian Letter of Credit would occur (x) more than twelve months after the date of issuance or last extension or (y) after the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
(B)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Canadian Lender from issuing such Canadian Letter of Credit, or any Law applicable to the Canadian Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Canadian Lender shall prohibit, or request that the Canadian Lender refrain from, the issuance of letters of credit generally or such Canadian Letter of Credit in

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particular or shall impose upon the Canadian Lender with respect to such Canadian Letter of Credit any restriction, reserve or capital requirement (for which the Canadian Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Canadian Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Canadian Lender in good faith deems material to it;
(C)    the issuance of such Canadian Letter of Credit would violate one or more policies of the Canadian Lender applicable to letters of credit generally; or
(D)    such Letter of Credit is to be denominated in a currency other than Canadian Dollars.
(ii)    The Canadian Lender shall be under no obligation to amend any Canadian Letter of Credit if (A) the Canadian Lender would have no obligation at such time to issue such Canadian Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Canadian Letter of Credit does not accept the proposed amendment to such Canadian Letter of Credit.
(d)Procedures for Issuance and Amendment of Canadian Letters of Credit.
(i)    Each Canadian Letter of Credit shall be issued or amended, as the case may be, upon the request of the US Borrower delivered to the Canadian Lender in the form of an application and agreement for the issuance or amendment of a Canadian Letter of Credit in the form from time to time in use by the Canadian Lender (a “Canadian L/C Application”), appropriately completed and signed by a Responsible Officer of the applicant Canadian Borrower. Such Canadian L/C Application must be received by the Canadian Lender not later than 11:00 a.m. at least three Business Days (or such later date and time as the Canadian Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. Such Canadian L/C Application shall specify in form and detail reasonably satisfactory to the Canadian Lender such matters as the Canadian Lender may require. Additionally, the applicable Canadian Borrower shall furnish to the Canadian Lender such other documents and information pertaining to such requested Canadian Letter of Credit issuance or amendment as the Canadian Lender may reasonably require.
(ii)    Promptly after its delivery of any Canadian Letter of Credit or any amendment to a Canadian Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Canadian Lender will also deliver to the US Borrower a true and complete copy of such Canadian Letter of Credit or amendment.
(e)Reimbursements; Obligations Absolute. Not later than 11:00 a.m. on the date of any payment by the Canadian Lender under a Canadian Letter of Credit, the applicable Canadian Borrower shall reimburse the Canadian Lender in an amount equal to the amount of such drawing. The obligation of each Canadian Borrower to reimburse the Canadian Lender for each drawing under each Canadian Letter of Credit and to repay each Canadian L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of the Canadian L/C Application completed by the applicable Canadian Borrower in respect of such Canadian Letter of Credit.
(f)Existing Canadian Letters of Credit. The following letters of credit shall be deemed to be Canadian Letters of Credit issued pursuant to this Section 2.03, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof: (i) Irrevocable Standby Letter of Credit

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No. BMTO316898OS in the initial stated amount of C$79,897.50; (ii) Irrevocable Standby Letter of Credit No. BMTO316899OS in the initial stated amount of C$50,000.00; (iii) Irrevocable Standby Letter of Credit No. BMTO316900OS in the initial stated amount of C$12,000.00; and (iv) Irrevocable Standby Letter of Credit No. BMTO316901OS in the initial stated amount of C$22,379.00.
(g)Applicability of ISP and UCP. Unless otherwise expressly agreed by the Canadian Lender and the applicable Canadian Borrower when a Canadian Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Canadian Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Canadian Letter of Credit.
(h)Canadian Letter of Credit Fees. The applicable Canadian Borrower shall pay to the Canadian Lender a Canadian Letter of Credit fee (the “Canadian L/C Fee”) (i) for each commercial Canadian Letter of Credit equal to 1% per annum times the daily amount available to be drawn under such Canadian Letter of Credit, and (ii) for each standby Canadian Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Canadian Letter of Credit. Canadian L/C Fees shall be (x) computed on a quarterly basis in arrears and (y) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Canadian Letter of Credit, on the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day) and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Canadian Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Canadian Lender, while any Event of Default exists, all Canadian L/C Fees shall accrue at the Default Rate.
(i)Documentary and Processing Charges. The Canadian Borrowers shall pay to the Canadian Lender the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Canadian Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)Conflict with Canadian L/C Application. In the event of any conflict between the terms hereof and the terms of any Canadian L/C Application, the terms hereof shall control.
(k)Interest and Fees for Account of Canadian Lender. The Canadian Lender shall be responsible for invoicing the US Borrower for interest and fees on or with respect to the Canadian Commitment, the Canadian Loans and the Canadian Letters of Credit. Interest and fees on or with respect to the Canadian Commitment, the Canadian Loans and the Canadian Letters of Credit shall be solely for the account of the Canadian Lender.
(l)Payments Directly to Canadian Lender. The Canadian Borrowers shall make all payments of principal, interest and fees on or with respect to the Canadian Commitment, the Canadian Loans and the Canadian Letters of Credit directly to the Canadian Lender.

2.04	Letters of Credit.
(a)The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer severally agrees, in reliance upon the agreements of the US Lenders set forth in this Section 2.04, (1) from

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time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the US Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the US Lenders severally agree to participate in Letters of Credit issued for the account of the US Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the US Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any US Lender, plus such US Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such US Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such US Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the US Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the US Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the US Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the US Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)    No L/C Issuer shall issue any Letter of Credit, if:
(A)    subject to Section 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required US Lenders have approved such expiry date; or
(B)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the US Lenders have approved such expiry date.
(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;
(D)    such Letter of Credit is to be denominated in a currency other than Dollars

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or an Alternative Currency;
(E)    the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;
(F)    any US Lender is at that time a Defaulting Lender, unless the obligations of such Defaulting Lender have been fully re-allocated to the non-Defaulting Lenders pursuant to Section 2.18(b)(iii) or such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the US Borrower or such US Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(b)(iii)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(G)    such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iv)    Such L/C Issuer shall not amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(v)    Such L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)    Such L/C Issuer shall act on behalf of the US Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the US Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the US Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate

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to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may reasonably require. Additionally, the US Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may reasonably require.
(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the US Borrower and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any US Lender, the Administrative Agent or any US Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the US Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each US Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such US Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)    If the US Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the US Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the US Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required US Lenders have elected not to permit such extension or (2) from the Administrative Agent, any US Lender or the US Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of

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Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the US Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the US Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the US Borrower shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) the applicable L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the US Borrower shall have notified the applicable L/C Issuer promptly following receipt of the notice of drawing that the US Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the US Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the US Borrower shall reimburse the applicable L/C Issuer in an amount equal to the amount of such drawing and in the applicable currency. If the US Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each US Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such US Lender’s Applicable Percentage thereof. In such event, the US Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each US Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each US Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the US Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the US Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so

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refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each US Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such US Lender in satisfaction of its participation obligation under this Section 2.04.
(iv)    Until each US Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such US Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)    Each US Lender’s obligation to make Committed Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such US Lender may have against such L/C Issuer, the US Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each US Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the US Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the US Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any US Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such US Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such US Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the applicable L/C Issuer in connection with the foregoing. If such US Lender pays such amount (with interest and fees as aforesaid), the portion of amount so paid equal to the Applicable Percentage of the Unreimbursed Amount originally payable under Section 2.04(c)(ii) shall constitute such US Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any US Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)    At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any US Lender such US Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the US Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such US Lender its

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Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such US Lender’s L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each US Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such US Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the US Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Obligations Absolute. The obligation of the US Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit issued by such L/C Issuer and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the US Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or
(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the US Borrower or any Subsidiary.
The US Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the US Borrower’s

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instructions or other irregularity, the US Borrower will immediately notify the applicable L/C Issuer. The US Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)Role of L/C Issuers. Each US Lender and the US Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the applicable L/C Issuer shall be liable to any US Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the US Lenders or the Required US Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The US Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the US Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the applicable L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the US Borrower may have a claim against the applicable L/C Issuer, and such L/C Issuer may be liable to the US Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the US Borrower which the US Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the US Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.
(h)Letter of Credit Fees. The US Borrower shall pay to the Administrative Agent for the account of each US Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to 1% per annum times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.04 shall be payable, to the maximum extent permitted by applicable Law, to the other US Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.18(b)(iii), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For

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purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required US Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The US Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee (i) with respect to each commercial Letter of Credit, at 0.125% per annum, computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the US Borrower and the applicable L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at 0.125% per annum, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the US Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the US Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The US Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the US Borrower, and that the US Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
2.05Swing Line Loans.
(a)The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other US Lenders set forth in this Section 2.05, may in its sole discretion make loans in Dollars (each such loan, a “Swing Line Loan”) to the US Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the US Lender acting as Swing Line Lender, may exceed the amount of such US Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the US Total

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Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any US Lender, plus such US Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such US Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such US Lender’s Commitment, and provided, further, that the US Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the US Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each US Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such US Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the US Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the US Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any US Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the US Borrower at its office by crediting the account of the US Borrower on the books of the Swing Line Lender in Same Day Funds.
(c)Refinancing of Swing Line Loans.
(i)    The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the US Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each US Lender make a Base Rate Committed Loan in an amount equal to such US Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the US Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each US Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in

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such Committed Loan Notice, whereupon, subject to Section 2.05(c)(ii), each US Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the US Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.05(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the US Lenders fund its risk participation in the relevant Swing Line Loan and each US Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any US Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such US Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such US Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such US Lender pays such amount (with interest and fees as aforesaid), the portion of amount so paid equal to Applicable Percentage of the amount of the Swing Line Loan to be refinanced shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any US Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each US Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such US Lender may have against the Swing Line Lender, the US Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each US Lender’s obligation to make Committed Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the US Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)    At any time after any US Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such US Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such US Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest

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on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each US Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the US Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the US Borrower for interest on the Swing Line Loans. Until each US Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.05 to refinance such US Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)Payments Directly to Swing Line Lender. The US Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.06Prepayments.
(a)The US Borrower may, upon notice from the US Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies , and (C) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iv) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each US Lender of its receipt of each such notice, and of the amount of such US Lender’s Applicable Percentage of such prepayment. If such notice is given by the US Borrower, the US Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.18, each such prepayment shall be applied to the Committed Loans of the US Lenders in accordance with their respective Applicable Percentages.
(b)The US Borrower may, upon notice from the US Borrower to the Canadian Lender, at any time or from time to time voluntarily prepay Canadian Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Canadian Lender not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of CDOR Rate Loans, and (B) on the date of prepayment of Canadian Prime Rate Loans; and (ii) any prepayment of Canadian Loans shall be in a principal amount of C$100,000 or a whole multiple of C$100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such

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prepayment and the Type(s) of Canadian Loans to be prepaid and, if CDOR Rate Loans are to be prepaid, the Interest Period(s) of such Loans. If such notice is given by the US Borrower, the applicable Canadian Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a CDOR Rate Loans shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.
(c)The US Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the US Borrower, the US Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(d)If the Administrative Agent notifies the US Borrower at any time that the US Total Outstandings at such time exceed an amount equal to 105% of the Aggregate Commitments then in effect, then, within two Business Days after receipt of such notice, the US Borrower shall prepay Loans and/or the US Borrower shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments then in effect; provided, however, that the US Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(d) unless after the prepayment in full of the Committed Loans and Swing Line Loans the US Total Outstandings exceed the Aggregate Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.
(e)If the Administrative Agent notifies the US Borrower at any time that the Outstanding Amount of all Committed Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the US Borrower shall prepay Committed Loans denominated in Alternative Currencies in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.
2.07Termination or Reduction of Commitments.
(a)Aggregate Commitments. The US Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the US Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the US Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the US Lenders of any such notice of termination or reduction of the Aggregate Commitments. The amount of any such Aggregate Commitment reduction shall not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit unless otherwise specified by the US

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Borrower. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each US Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
(b)Canadian Commitment. The US Borrower may, upon notice to the Canadian Lender, terminate the Canadian Commitment, or from time to time permanently reduce the Canadian Commitment; provided that (i) any such notice shall be received by the Canadian Lender not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of C$5,000,000 or any whole multiple of C$1,000,000 in excess thereof, (iii) the US Borrower shall not terminate or reduce the Canadian Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Canadian Total Outstandings would exceed the Canadian Commitment and (iv) if, after giving effect to any reduction of the Canadian Commitment, the Canadian L/C Sublimit exceeds the amount of the Canadian Commitment, the Canadian L/C Sublimit shall be automatically reduced by the amount of such excess. All fees accrued until the effective date of any termination of the Canadian Commitment shall be paid on the effective date of such termination. Upon any termination of the Aggregate Commitments, the Canadian Commitment shall automatically terminate.
2.08Repayment of Loans.
(a)The US Borrower shall repay to the US Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to the US Borrower outstanding on such date.
(b)Each Canadian Borrower shall repay to the Canadian Lender on the Maturity Date the aggregate principal amount of Canadian Loans made to such Canadian Borrower outstanding on such date.
(c)The US Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.
2.09Interest.
(a)Subject to the provisions of subsection (c) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any US Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)Subject to the provisions of subsection (c) below, (i) each CDOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the CDOR Rate for such Interest Period plus the Applicable Rate; and (ii) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate.
(c)(i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    If any amount (other than principal of any Loan) payable by the US Borrower under

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any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required US Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Upon the request of the Required US Lenders, while any Event of Default exists, the US Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(d)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(e)For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

2.10Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03 and subsections (h) and (i) of Section 2.04:
(a)Commitment Fee. The US Borrower shall pay to the Administrative Agent for the account of each US Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.18. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)Canadian Fee. The Canadian Borrowers shall pay to the Canadian Lender, a commitment fee in Canadian Dollars equal to the Applicable Rate times the actual daily amount by which the Canadian Commitment exceeds the sum of (i) the Outstanding Amount of Canadian Loans and (ii) the Outstanding Amount of Canadian L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

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(c)Other Fees.
(i)    The US Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    The US Borrower shall pay to the US Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.11Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Except as provided in subsection (b) below with respect to Canadian Loans and the commitment fee in respect of the Canadian Commitment, all other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Committed Loan and Swing Line Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Except as provided in subsection (b) below with respect to Canadian Loans and the commitment fee in respect of the Canadian Commitment, each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)Canadian Interest and Fees. All computations of interest for Canadian Prime Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for CDOR Rate Loans and commitment fees in respect of the Canadian Commitment shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Canadian Loan for the day on which the Canadian Loan is made, and shall not accrue on a Canadian Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Canadian Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(b), bear interest for one day. Each determination by the Canadian Lender of an interest rate with respect to Canadian Loans and commitment fees in respect of the Canadian Commitment shall be conclusive and binding for all purposes, absent manifest error.
(c)Retroactive Adjustments of Applicable Rate. If, as a result of any restatement of or other adjustment to the financial statements of the US Borrower or for any other reason, the US Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the US Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, (A) the US Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable US Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent and (B) each Canadian Borrower shall immediately and retroactively be obligated to pay to the Canadian Lender promptly on demand by the Canadian Lender (or, in each case, after the occurrence of an actual or deemed entry of an order for relief with respect to the US Borrower under the Bankruptcy Code of the United States, automatically and

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without further action by the Administrative Agent, the Canadian Lender, any US Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This subsection shall not limit the rights of the Administrative Agent, the Canadian Lender, any US Lender or any L/C Issuer, as the case may be, under Section 2.04(c)(iii), 2.04(h) or 2.09(c) or under Article VIII. The US Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder and each Canadian Borrower’s obligations under this paragraph shall survive the termination of the Canadian Commitment and the repayment of all other Obligations hereunder.

2.12	Evidence of Debt.
(a)The Credit Extensions (other than Canadian Borrowings) made by each US Lender shall be evidenced by one or more accounts or records maintained by such US Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each US Lender shall be conclusive absent manifest error of the amount of the Credit Extensions (other than Canadian Borrowings) made by the US Lenders to the US Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the US Borrower hereunder to pay any amount owing with respect to the US Obligations. In the event of any conflict between the accounts and records maintained by any US Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any US Lender to the US Borrower made through the Administrative Agent, the US Borrower shall execute and deliver to such US Lender (through the Administrative Agent) a Note, which shall evidence such US Lender’s Loans to the US Borrower in addition to such accounts or records. Each US Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)The Canadian Borrowings shall be evidenced by one or more accounts or records maintained by the Canadian Lender in the ordinary course of business. The accounts or records maintained by the Canadian Lender shall be conclusive absent manifest error of the amount of Canadian Borrowings made by the Canadian Lender to a Canadian Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Canadian Borrower hereunder to pay any amount owing with respect to the Canadian Obligations. Upon the request of the Canadian Lender to any Canadian Borrower, such Canadian Borrower shall execute and deliver to the Canadian Lender a Note, which shall evidence the Canadian Lender’s Loans to such Canadian Borrower in addition to such accounts or records. The Canadian Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(c)In addition to the accounts and records referred to in subsections (a) and (b), each US Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such US Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any US Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.03	Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the US Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff; provided, however, that the foregoing shall

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not override any contrary provision contained in any Swap Contract. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the US Borrower hereunder shall be made to the Administrative Agent, for the account of the respective US Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 1:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the US Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective US Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the US Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the US Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each US Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such US Lender’s Lending Office. All payments received by the Administrative Agent (i) after 1:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the US Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)Canadian Borrowings. All payments to be made by a Canadian Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff; provided, however, that the foregoing shall not override any contrary provision contained in any Swap Contract. Except as otherwise expressly provided herein, all payments by a Canadian Borrower hereunder shall be made to the Canadian Lender, at the Canadian Lender’s Office in Canadian Dollars and in Same Day Funds not later than 1:00 p.m. on the date specified herein. Without limiting the generality of the foregoing, the Canadian Lender may require that any payments due under this Agreement with respect to the Canadian Commitment be made in Canada. All payments received by the Canadian Lender after 1:00 p.m., shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Canadian Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(c)(i)  Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a US Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such US Lender will not make available to the Administrative Agent such US Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such US Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such US Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the US Borrower a corresponding amount. In such event, if a US Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable US Lender and the US Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the US Borrower to but

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excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such US Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the US Borrower, the interest rate applicable to Base Rate Loans. If the US Borrower and such US Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the US Borrower the amount of such interest paid by the US Borrower for such period. If such US Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such US Lender’s Committed Loan included in such Committed Borrowing. Any payment by the US Borrower shall be without prejudice to any claim the US Borrower may have against a US Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the US Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the US Lenders or an L/C Issuer hereunder that the US Borrower will not make such payment, the Administrative Agent may assume that the US Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the US Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if the US Borrower has not in fact made such payment, then each of the US Lenders or such L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such US Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any US Lender or the US Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.
(d)Failure to Satisfy Conditions Precedent. If any US Lender makes available to the Administrative Agent funds for any Loan to be made by such US Lender to the US Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the US Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such US Lender) to such US Lender, without interest.
(e)Obligations of Lenders Several. The obligations of the US Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any US Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other US Lender of its corresponding obligation to do so on such date, and no US Lender shall be responsible for the failure of any other US Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
(f)Funding Source. Nothing herein shall be deemed to obligate any US Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any US Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.14Sharing of Payments by Lenders. If any US Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in

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such US Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the US Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other US Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the US Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
(a)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(b)the provisions of this Section shall not be construed to apply to (x) any payment made by the US Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting US Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a US Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the US Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
The US Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Laws, that any US Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the US Borrower rights of setoff and counterclaim with respect to such participation as fully as if such US Lender were a direct creditor of the US Borrower in the amount of such participation.

2.15Canadian Borrowers.
(a)The US Borrower may at any time, upon not less than 15 Business Days’ notice from the US Borrower to the Canadian Lender and the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Subsidiary that is organized under the laws of Canada or any political subdivision of Canada (an “Applicant Borrower”) as a Canadian Borrower to receive Canadian Loans hereunder by delivering to the Canadian Lender and the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit K (a “Canadian Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Canadian Lender shall have received such supporting resolutions, incumbency certificates, opinions of counsel, affirmation of guarantees and other documents or information, in form, content and scope reasonably satisfactory to the Canadian Lender and Administrative Agent, as may be required by the Canadian Lender or the Administrative Agent in their reasonable discretion consistent with the documentation delivered by the Canadian Borrowers pursuant to Section 4.01, and Notes signed by such new Canadian Borrower to the extent the Canadian Lender so requires. If the Canadian Lender and Administrative Agent agree that an Applicant Borrower shall be entitled to receive Canadian Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel, affirmation of guarantees and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit L (a “Canadian Borrower Notice”) to the US Borrower and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Canadian Borrower for purposes hereof, whereupon the Canadian Lender agrees to permit such Canadian Borrower to receive Canadian Loans hereunder, on the terms and conditions set

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forth herein, and each of the parties agrees that such Applicant Borrower otherwise shall be a Canadian Borrower for all purposes of this Agreement.
(b)Each Subsidiary of the US Borrower that is a “Canadian Borrower” or becomes a “Canadian Borrower” pursuant to this Section 2.15 hereby irrevocably appoints the US Borrower as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the US Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to each Canadian Borrower.
(c)The US Borrower may from time to time, upon not less than 15 Business Days’ notice from the US Borrower to the Canadian Lender and Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Canadian Borrower’s status as such, provided that there are no outstanding Canadian Loans payable by such Canadian Borrower, or other amounts payable by such Canadian Borrower hereunder or on account of any Canadian Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Canadian Borrower’s status.
2.16Increase in Commitments.
(a)Increase in US Commitments.
(i)    Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the US Lenders), the US Borrower may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $100,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $50,000,000, and (ii) the US Borrower may make a maximum of two such requests. At the time of sending such notice, the US Borrower (in consultation with the Administrative Agent) shall specify the time period within which each US Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the US Lenders).
(ii)    Lender Elections to Increase. Each US Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its US Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any US Lender not responding within such time period shall be deemed to have declined to increase its US Commitment.
(iii)    Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the US Borrower and each US Lender of the US Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuers and the Swing Line US Lender (which approvals shall not be unreasonably withheld), the US Borrower may also invite additional Eligible Assignees to become US Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
(iv)    Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the US Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the US Borrower and the US Lenders of the final

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allocation of such increase and the Increase Effective Date.
(v)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, the US Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each US Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the US Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case it shall be true and correct in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case it shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The US Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the US Commitments under this Section.
(b)Increase in Canadian Commitment.
(i)    Request for Increase. Provided there exists no Default, upon notice to the Canadian Lender, the US Borrower may from time to time, request an increase in the Canadian Commitment; provided that any such request for an increase shall be in a minimum amount of C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof.
(ii)    Lender Elections to Increase. The Canadian Lender shall notify the US Borrower within 30 days from the date of delivery of such request whether or not it agrees to increase the Canadian Commitment and, if so, whether by an amount equal to or less than the amount of such requested increase. In the event the Canadian Lender fails to respond within such time period, the Canadian Lender shall be deemed to have declined to increase its Commitment.
(iii)    Effective Date. If the Canadian Commitment is increased in accordance with this subsection, the Canadian Lender shall promptly notify the Administrative Agent and each US Lender of the amount of such increase and the date of its effectiveness.
(c)Conflicting Provisions. This Section shall supersede any provisions in Sections 2.14 or 10.01 to the contrary.
2.17Cash Collateral.
(a)Certain Credit Support Events. Upon the request of the Administrative Agent or any L/C Issuer (i) if such L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the US Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Upon the request of the Canadian Lender

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(x) if the Canadian Lender has honored any full or partial drawing request under any Canadian Letter of Credit and such drawing has resulted in a Canadian L/C Borrowing, or (y) if, as of the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day), any Letter of Credit for any reason remains outstanding, the Canadian Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all Canadian L/C Obligations. At any time that there shall exist a Defaulting Lender, unless the obligations of such Defaulting Lender have been fully re-allocated to the non-Defaulting Lenders pursuant to Section 2.18(b)(iii), immediately upon the request of the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender, the US Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.18(b)(iii) and any Cash Collateral provided by the Defaulting Lender).
(b)Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The US Borrower, and to the extent provided by any US Lender, such US Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the US Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the US Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.04, 2.05, 2.06, 2.18 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable US Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral, including, without limitation, by virtue of any application of Section 2.18(b)(iii); provided, however, that Cash Collateral furnished by or on behalf of a US Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.17 may be otherwise applied in accordance with Section 8.03).
2.18Defaulting Lenders.
(a)Waivers and Amendments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law, that Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

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(b)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any US Lender becomes a Defaulting Lender, then, until such time as that US Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by an L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the US Borrower may request (so long as no Default or Event of Default exists), to the funding of any Committed Loan or Swing Line Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the US Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Committed Loans or Swing Line Loans under this Agreement; sixth, to the payment of any amounts owing to the US Lenders, the L/C Issuers or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any US Lender, the L/C Issuers or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the US Borrower as a result of any judgment of a court of competent jurisdiction obtained by the US Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Committed Loans, Swing Line Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Committed Loans, Swing Line Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Committed Loans and Swing Line Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Committed Loans or Swing Line Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(b)(i) shall be deemed paid to and redirected by that Defaulting Lender, and each US Lender irrevocably consents hereto.
(ii)    Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.10(a) for any period during which that US Lender is a Defaulting Lender (and the US Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.04(h).
(iii)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender which is a US Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund

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participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.04 and 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the US Commitment of that Defaulting Lender in either the numerator or the denominator; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable US Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the US Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Committed Loans of that US Lender.
(c)Canadian Fee. Notwithstanding anything to the contrary contained in this Agreement, if the Canadian Lender becomes a Defaulting Lender, then, until such time as it is no longer a Defaulting Lender, it shall not be entitled to receive any commitment fee pursuant to Section 2.10(b) for any period during which it is a Defaulting Lender (and no Canadian Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(d)Defaulting Lender Cure. If the US Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will cease to be a Defaulting Lender; provided that, if such Lender is a US Lender, then prior to ceasing to be a Defaulting Lender, that US Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other US Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the US Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(b)(iii)); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the US Borrower while that US Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to US Lender will constitute a waiver or release of any claim of any party hereunder arising from that US Lender’s having been a Defaulting Lender.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require a Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If the US Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant

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Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If the US Borrower or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the US Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the US Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the US Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, US Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iv)    If a Canadian Borrower shall be required by any applicable Laws to withhold or deduct any Taxes from any payment, then (A) such Canadian Borrower, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Canadian Borrower, to the extent required by such Laws, shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Canadian Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Canadian Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
(c)Tax Indemnifications.
(i)    Without limiting the provisions of subsection (a) or (b) above, the US Borrower shall, and does hereby, indemnify the Administrative Agent, each US Lender and each L/C Issuer, and shall make payment in respect thereof within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the US Borrower or the Administrative Agent or paid by the Administrative Agent, such US Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The US Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a US Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as

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required by clause (iii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the US Borrower by a US Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a US Lender or an L/C Issuer, shall be conclusive absent manifest error.
(ii)    Without limiting the provisions of subsection (a) or (b) above, each Canadian Borrower shall, and does hereby, indemnify the Canadian Lender, and shall make payment in respect thereof within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by such Canadian Borrower or the Canadian Lender or paid by the Canadian Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the US Borrower by the Canadian Lender shall be conclusive absent manifest error.
(iii)    Without limiting the provisions of subsection (a) or (b) above, each US Lender and each L/C Issuer shall, and does hereby, indemnify the US Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the US Borrower or the Administrative Agent) incurred by or asserted against the US Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such US Lender or such L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such US Lender or such L/C Issuer, as the case may be, to the US Borrower or the Administrative Agent pursuant to subsection (e). Each US Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such US Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (iii). The agreements in this clause (iii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a US Lender or an L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
(d)Evidence of Payments.
(i)    Upon request by the US Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the US Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the US Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the US Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the US Borrower or the Administrative Agent, as the case may be.
(ii)    Upon request by a Canadian Borrower through the US Borrower or the Canadian Lender, as the case may be, after any payment of Taxes by a Canadian Borrower or by the Canadian Lender to a Governmental Authority as provided in this Section 3.01, the US Borrower shall deliver to the Canadian Lender or the Canadian Lender shall deliver to the US Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment

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or other evidence of such payment reasonably satisfactory to the US Borrower or the Canadian Lender, as the case may be.
(e)Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the US Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the US Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the US Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by a Borrower hereunder or under any other Loan Document to such Lender are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the applicable Borrower hereunder or under any other Loan Document to such Lender or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions.
(ii)    Without limiting the generality of the foregoing, if the US Borrower is resident for tax purposes in the United States,
(A)    any US Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the US Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the US Borrower on behalf of the US Borrower or the Administrative Agent as will enable the US Borrower or the Administrative Agent, as the case may be, to determine whether or not such US Lender is subject to backup withholding or information reporting requirements; and
(B)    each Foreign Lender that, with respect to the US Borrower, is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the US Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a US Lender under this Agreement (and from time to time thereafter upon the request of the US Borrower on behalf of the US Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(I)    executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(II)    executed originals of Internal Revenue Service Form W-8ECI,
(III)    executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,
(IV)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the US Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

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(V)    executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the US Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(iii)    Each Lender shall promptly (A) notify the US Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the applicable Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.
(iv)    The US Borrower shall promptly deliver to the Administrative Agent or any US Lender, as the Administrative Agent or such US Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by the US Borrower, as are required to be furnished by such US Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any US Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.
3.02Illegality.
(a)Eurocurrency Rate Loans. If any US Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any US Lender or its applicable Lending Office to make, maintain or fund Loans (whether denominated in Dollars or an Alternative Currency) whose interest is determined by reference to the Eurocurrency Rate, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed

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material restrictions on the authority of such US Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such US Lender to the US Borrower through the Administrative Agent, (i) any obligation of such US Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Loans, shall be suspended, and (ii) if such notice asserts the illegality of such US Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such US Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such US Lender notifies the Administrative Agent and the US Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the US Borrower shall, upon demand from such US Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such US Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such US Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such US Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such US Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such US Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such US Lender without reference to the Eurocurrency Rate component thereof until the Administrative is advised in writing by such US Lender that it is no longer illegal for such US Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the US Borrower shall also pay accrued interest on the amount so prepaid or converted.
(b)CDOR Rate Loans. If the Canadian Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Canadian Lender or its applicable Lending Office to make, maintain or fund CDOR Rate Loans, or to determine or charge interest rates based upon the CDOR Rate, or any Governmental Authority has imposed material restrictions on the authority of the Canadian Lender to purchase or sell, or to take deposits of, Canadian Dollars in the Canadian commercial banking market, then, on notice thereof by the Canadian Lender to the US Borrower, any obligation of the Canadian Lender to make or continue CDOR Rate Loans, to convert Canadian Prime Rate Loans to CDOR Rate Loans, shall be suspended until the Canadian Lender notifies the US Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, each Canadian Borrower shall, upon demand from the Canadian Lender (with a copy to the US Borrower), prepay or, if applicable, convert all such CDOR Rate Loans to Canadian Prime Rate Loans, either on the last day of the Interest Period therefor, if the Canadian Lender may lawfully continue to maintain such CDOR Rate Loans to such day, or immediately, if the Canadian Lender may not lawfully continue to maintain such CDOR Rate Loans. Upon any such prepayment or conversion, the applicable Canadian Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.03Inability to Determine Rates.
(a)Eurocurrency Rate Loans. If the Required US Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (i) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether

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denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, or (iii) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such US Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the US Borrower and each US Lender. Thereafter, (x) the obligation of the US Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required US Lenders) revokes such notice. Upon receipt of such notice, the US Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
(b)CDOR Rate Loans. If the Canadian Lender determines that for any reason in connection with any request for a CDOR Rate Loan or a conversion to or continuation thereof that (i) Canadian Dollar deposits are not being offered to banks in the Canadian commercial banking market for the applicable amount and Interest Period of such CDOR Rate Loan, (ii) adequate and reasonable means do not exist for determining the CDOR Rate for any requested Interest Period with respect to a proposed CDOR Rate Loan, or (iii) the CDOR Rate for any requested Interest Period with respect to a proposed CDOR Rate Loan does not adequately and fairly reflect the cost to the Canadian Lender of funding such CDOR Rate Loan, the Canadian Lender will promptly so notify the US Borrower. Thereafter, the obligation of the Canadian Lender to make or maintain CDOR Rate Loans shall be suspended until the Canadian Lender revokes such notice. Upon receipt of such notice, the US Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of CDOR Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Canadian Prime Rate Loans in the amount specified therein.
3.01Increased Costs; Reserves on Eurocurrency Rate Loans.
(a)Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or any L/C Issuer;
(ii)    subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan or CDOR Rate Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer);
(iii)    result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any US Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or
(iv)    impose on any US Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by

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such Lender or any Letter of Credit or participation therein which such Lender or L/C Issuer in good faith deems material;
(v)    impose on the Canadian Lender or the Canadian commercial banking market any other condition, cost or expense affecting this Agreement, any CDOR Rate Loan or any Canadian Letter of Credit which the Canadian Lender in good faith deems material;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate or the CDOR Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to increase the cost to the Canadian Lender of issuing or maintaining any Canadian Letter of Credit (or of maintaining its obligation to issue any Canadian Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section, describing the basis therefor and showing the calculation thereof in reasonable detail, and delivered to the US Borrower shall be conclusive absent manifest error. The US Borrower or the applicable Canadian Borrower, as the case may be, shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that no Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect

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thereof).
(e)Additional Reserve Requirements. The US Borrower shall pay to each US Lender, (i) as long as such US Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such US Lender (as determined by such US Lender in good faith, which determination shall be conclusive), and (ii) as long as such US Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such US Lender (as determined by such US Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the US Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such US Lender. If a US Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 15 days from receipt of such notice.
(f)Requirements Specific to a Lender or L/C Issuer. Notwithstanding any provision in subsections (a) and (b) of this Section 3.04 to the contrary, this Section shall not impose any payment obligation upon any Borrower if the increase in the cost to or the reduction in the amount of any sum received or receivable by the Lender or the L/C Issuer making a claim for compensation under subsections (a) and (b) of this Section 3.04 resulted not from the general application of an introduction of or a change in or in the interpretation of a Law, but instead resulted from specific requirements or directives imposed by a Governmental Authority only upon the Lender or the L/C Issuer making a claim for compensation under subsections (a) and (b) of this Section 3.04.

3.05	Compensation for Losses.
(a)US Lenders. Upon demand of any US Lender (with a copy to the Administrative Agent) from time to time, the US Borrower shall promptly compensate such US Lender for and hold such US Lender harmless from any loss, cost or expense incurred by it as a result of:
(i)    any continuation, conversion, payment or prepayment of any Committed Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(ii)    any failure by the US Borrower (for a reason other than the failure of such US Lender to make a Loan) to prepay, borrow, continue or convert any Committed Loan other than a Base Rate Loan on the date or in the amount notified by the US Borrower;
(iii)    any failure by the US Borrower to make payment of any Committed Loan (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
(iv)    any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the US Borrower pursuant to Section 10.13;
including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to

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terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The US Borrower shall also pay any customary administrative fees charged by such US Lender in connection with the foregoing.
For purposes of calculating amounts payable by the US Borrower to the US Lenders under this subsection (a), each US Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
(b)Canadian Lender. Upon demand of the Canadian Lender from time to time, the Canadian Borrowers shall promptly compensate the Canadian Lender for and hold the Canadian Lender harmless from any loss, cost or expense incurred by it as a result of:
(i)    any continuation, conversion, payment or prepayment of any Canadian Loan other than a Canadian Prime Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(ii)    any failure by a Canadian Borrower (for a reason other than the failure of the Canadian Lender to make a Loan) to prepay, borrow, continue or convert any Canadian Loan other than a Canadian Prime Rate Loan on the date or in the amount notified by the US Borrower; or
(iii)    any assignment of a CDOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the US Borrower pursuant to Section 10.13;
including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained. The Canadian Borrowers shall also pay any customary administrative fees charged by the Canadian Lender in connection with the foregoing.
(c)Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender, as specified in subsection (a) or (b) of this Section, describing the basis therefor and showing the calculation thereof in reasonable detail, and delivered to the applicable Borrower shall be conclusive absent manifest error.

3.06	Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The US Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04,

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if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is subject to illegality under Section 3.02, the US Borrower may replace such Lender in accordance with Section 10.13.
3.07Survival. All of each Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, the Canadian Commitment, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01Conditions of Initial Credit Extension. The obligation of each Lender and each L/C Issuer to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the US Borrower;
(ii)    executed counterparts of the US Guaranty and the Contribution Agreement, sufficient in number for distribution to the Administrative Agent, each US Lender and the US Borrower;
(iii)    executed counterparts of the Canadian Guaranties, sufficient in number for distribution to the Administrative Agent, the Canadian Lender and the US Borrower;
(iv)    Notes executed by the applicable Borrower in favor of each Lender requesting Notes;
(v)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(vi)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower and each other Loan Party is duly organized or formed and is validly existing, in good standing in the jurisdiction of its incorporation or organization;
(vii)    a favorable opinion of (A) Stoel Rives LLP, counsel to the US Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit N and such other matters concerning the US Loan Parties and the Loan Documents as the Required Lenders may reasonably request and (B) McCarthy Tetrault LLP, counsel to the Canadian Loan Parties, addressed to the Administrative Agent and the Canadian Lender, as to the matters set forth in Exhibit O and such other matters concerning the Canadian Loan Parties and the Loan Documents as the Required Lenders may reasonably request;
(viii)    a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and

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performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(ix)    a certificate signed by a Responsible Officer of the US Borrower certifying (A) that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied, (B) that there has been no event or circumstance since August 31, 2010 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) a calculation of the Consolidated Leverage Ratio as of the last day of the fiscal quarter of the US Borrower most recently ended prior to the Closing Date;
(x)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers, the Swing Line Lender or the Required Lenders reasonably may require.
(b)Any fees required to be paid on or before the Closing Date shall have been paid.
(c)Unless waived by the Administrative Agent, the US Borrower shall have paid all Attorney Costs of the Administrative Agent and the Canadian Lender (directly to such counsel if requested by the Administrative Agent or the Canadian Lender, as the case may be) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent or the Canadian Lender, as the case may be).
(d)The Closing Date shall have occurred on or before February 11, 2011.
Without limiting the generality of the provisions of the last paragraph of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans and other than a Canadian Loan Notice requesting only a conversion of Canadian Loans to the other Type, or a continuation of CDOR Rate Loans) is subject to the following conditions precedent:
(a)The representations and warranties of (i) the US Borrower contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case it shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case it shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

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(b)No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.
(c)With respect to a Borrowing, conversion or continuation of Committed Loans, an L/C Credit Extension or a Swing Line Loan, the Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)With respect to a Borrowing, conversion or continuation of Canadian Loans, or the issuance, amendment or extension of a Canadian Letter of Credit, the Canadian Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(e)In the case of a Credit Extension (other than a Canadian Borrowing or Canadian Letter of Credit) to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Committed Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans and other than a Canadian Loan Notice requesting only a conversion of Canadian Loans to the other Type, or a continuation of CDOR Rate Loans) submitted by the US Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

The US Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in each case referred to in clause (b) or (c) to the

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extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.03Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority and no material approval, consent, exemption, authorization or other action by, or notice to, or filing with, any other Person, in each case, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.
5.04Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally.
5.05Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the US Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) to the extent required by GAAP, show all material indebtedness and other liabilities, direct or contingent, of the US Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)The unaudited condensed consolidated balance sheet of the US Borrower and its Subsidiaries dated November 30, 2010, and the related condensed consolidated statements of income or operations, shareholders’ equity and cash flows for the nine month period ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of the US Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of certain footnotes and to normal year-end audit adjustments, and (iii) to the extent required by GAAP, show all material indebtedness and other liabilities, direct or contingent, of the US Borrower and its consolidated Subsidiaries as of the date of such financial statements, not otherwise reflected in the most recent statements furnished pursuant to Section 6.01(a), including liabilities for taxes, material commitments and Indebtedness.
(c)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect other than the matters specifically disclosed in Schedules 5.06, 5.09 and 5.12.
5.06Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the US Borrower after due and diligent investigation, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
5.07No Default. Neither the US Borrower nor any Subsidiary is in default under or with respect

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to any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08Ownership of Property; Liens. Each of the US Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the US Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.
5.09Environmental Compliance. The US Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.10Insurance. The properties of the US Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the US Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the US Borrower or the applicable Subsidiary operates.
5.11Taxes. The US Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the US Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.
5.12ERISA Compliance. Except as specifically disclosed on Schedule 5.12 and, other than with respect to clause (d) below, except for matters that would not reasonably be expected to result in a Material Adverse Effect:
(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Federal or state laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received (or, within the time permitted by law has applied or will apply for) a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code. To the best knowledge of the US Borrower, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.
(b)There are no pending or, to the best knowledge of the US Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) or violation of the fiduciary responsibility rules with respect to any Plan.
(c)(i) No ERISA Event has occurred; (ii) neither the US Borrower nor any ERISA

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Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (iii) the US Borrower and each ERISA Affiliate is in compliance with the Pension Funding Rules applicable to it in respect of each Pension Plan and Multiemployer Plan, and no application has been filed by the US Borrower or any ERISA Affiliate for a waiver of the minimum funding standards under the Pension Funding Rules; (iv) as of the most recent valuation date for any Pension Plan, its “funding target attainment percentage” (as defined in Section 430(d)(2) of the Code) is 60% or higher; (v) neither the US Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; and (vi) neither the US Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.
(d)Schedule 5.12 contains a list of each active or terminated Pension Plan or Multiemployer Plan which either the US Borrower or any ERISA Affiliate maintains, contributes to, or has any outstanding liability in respect of, as of the Closing Date.
5.13Subsidiaries; Equity Interests. As of the Closing Date and as of the end of any fiscal quarter of the US Borrower for which the US Borrower has delivered financial statements pursuant to Section 6.01(a) or 6.01(b) (a) the US Borrower has no Material Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 or disclosed to the Administrative Agent pursuant to Section 6.12(a), (b) all of the outstanding Equity Interests in such Material Subsidiaries have been validly issued, are fully paid and nonassessable and (c) the Equity Interests in such Material Subsidiaries and the amounts thereof owned by a Loan Party are specified on Part (a) of Schedule 5.13 or have been disclosed to the Administrative Agent pursuant to Section 6.12(a), in each case free and clear of all Liens. The US Borrower has no equity investments in any other corporation or entity in excess of $5,000,000 other than those specifically disclosed in Part(b) of Schedule 5.13 or, if made after the date of this Agreement, permitted by Section 7.02.
5.14Margin Regulations; Investment Company Act.
(a)The US Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)None of the US Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15Solvency. The US Borrower and each other Loan Party is Solvent and each shall be Solvent immediately after the consummation of the transactions contemplated by this Agreement.
5.16Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, taken as a whole and as modified or supplemented by other information so furnished, including information available to the Lenders on the US Borrower’s website for which the Lenders have received electronic notice) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading as of the date made or delivered; provided that, with respect to projected financial information, the US Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared.
5.17Compliance with Laws. Each of the US Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable

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to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.18Taxpayer Identification Number. The true and correct U.S. taxpayer identification number of the US Borrower is set forth on Schedule 10.02. The true and correct unique identification number of each Canadian Borrower on the Closing Date that has been issued by its jurisdiction of organization and the name of such jurisdiction is set forth on Schedule 5.18.
5.19Intellectual Property; Licenses, Etc. The US Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to own or possess the right to use such IP Rights could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the US Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the US Borrower or any Subsidiary infringes upon any rights held by any other Person, except for any infringement that could not reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.19, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the US Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.20.Anti-Terrorism Laws. The US Borrower and each Loan Party is: (i) not a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (the “Annex”); (ii) in compliance in all material respects with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and 150 offices, related to the subject matter of such Act, including Executive Order 13224 effective September 24, 2001 (the “Patriot Act”) and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”); (iii) operated in all material respects under policies, procedures and practices, if any, that are in compliance with the Patriot Act; (iv) not listed as a Specially Designated Terrorist (as defined in the Patriot Act) or as a “blocked” person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (v) not a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vi) not controlled by or acting for or on behalf of any Person named in the Annex or any other list promulgated under the Patriot Act.
ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit or Canadian Letter of Credit shall remain outstanding, the US Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Material Subsidiary to:

6.01Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

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(a)as soon as available, but in any event within 100 days after the end of each fiscal year of the US Borrower, a consolidated balance sheet of the US Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
(b)as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the US Borrower, a condensed consolidated balance sheet of the US Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related condensed consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the US Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the US Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the US Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of certain footnotes.
As to any information contained in materials furnished pursuant to Section 6.02(c), the US Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the US Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
(a)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the US Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(b)promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the US Borrower by independent accountants in connection with the accounts or books of the US Borrower or any Subsidiary, or any audit of any of them;
(c)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the US Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the US Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)promptly after the furnishing thereof, copies of any notices given to the holder or holders (or a trustee or agent on behalf of such holder or holders) of any debt securities of any Loan Party or any Subsidiary of the occurrence of any event, the effect of which is to cause, or to permit the holder or holders of such debt securities (or a trustee or agent on behalf of such holder or holders) to cause, such debt

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securities to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), which notice is not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
(e)to the extent permitted by law, promptly, and in any event within ten Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and
(f)promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
(g)Documents required to be delivered pursuant to Section 6.01(a) or 6.01(b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the US Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the US Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the US Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the US Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the US Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the US Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The US Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the US Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the US Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The US Borrower hereby agrees that so long as the US Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the US Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the US Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled

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to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the US Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.”

6.03Notices. Promptly notify the Administrative Agent and each Lender:
(a)of the occurrence of any Default, provided, however, that the US Borrower shall not be required to provide notice of any Default that is reasonably susceptible to cure by the US Borrower and is cured by the US Borrower within 15 days after the occurrence of such Default;
(b)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the US Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the US Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the US Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;
(c)of the occurrence of any ERISA Event that has resulted or could reasonably be expected to result in liability in excess of the Threshold Amount; and
(d)of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary, including any determination by the Borrower referred to in Section 2.11(c).
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the US Borrower setting forth details of the occurrence referred to therein and stating what action the US Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the US Borrower or such Subsidiary and (b) all lawful claims which, if unpaid, would by law become a Lien upon a material portion of its property.
6.05Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.06Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.07Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the US Borrower, insurance with respect to its properties and business against

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loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.08Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.09Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the US Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the US Borrower or such Subsidiary, as the case may be.
6.10Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the US Borrower.
6.11Use of Proceeds. Use the proceeds of the Credit Extensions for working capital and other general corporate purposes, including Permitted Acquisitions and the refinancing of existing Indebtedness, in each case, not in contravention of any Law or of any Loan Document.

6.12	Additional Guarantors.
(a)Delivery of Notices. Deliver to the Administrative Agent concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a certificate of a Responsible Officer setting forth the following, if and as applicable: (i) if as of the date of such financial statements there existed a Domestic Subsidiary that was a Material Subsidiary not a party to the Guaranty (each, a “Non-Party Material Subsidiary”), a notice disclosing the identity of each such Non-Party Material Subsidiary and the Equity Interests and the amounts thereof owned by a Loan Party in each such Non-Party Material Subsidiary; and (ii) if as of the date of such financial statements there existed Domestic Subsidiaries not a party to the Guaranty (each, a “Non-Party Domestic Subsidiary”) that had in the aggregate (A) Total Revenues equal to or greater than 25% of the Total Revenues of the US Borrower and its Subsidiaries on a consolidated basis for the period of the four prior fiscal quarters ending on the date of such financial statements and/or (B) Total Assets equal to or greater than 25% of the Total Assets of the US Borrower and its Subsidiaries on a consolidated basis as of the date of such financial statements, a notice designating one or more of such Non-Party Domestic Subsidiaries (each, a “Designated Non-Party Subsidiary”) which, if such Designated Non-Party Subsidiaries were a party to the Guaranty would cause the remaining Non-Party Domestic Subsidiaries to have in the aggregate Total Revenues and Total Assets in amounts less than the foregoing maximum percentages. For purposes of this subsection (a) the aggregate Total Revenues and the aggregate Total Assets of the Non-Party Domestic Subsidiaries shall not include the Total Revenues or Total Assets of any Non-Party Domestic Subsidiaries that are direct subsidiaries of other Non-Party Domestic Subsidiaries.
(b)Delivery of Documents. Not later than 30 days after the delivery of each certificate

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of a Responsible Officer required to be furnished to the Administrative Agent pursuant to clause (a) of this Section 6.12, cause each Non-Party Material Subsidiary that is a wholly-owned Subsidiary of the US Borrower and/or any of its Domestic Subsidiaries and each Designated Non-Party Subsidiary identified in such certificate to (i) become a US Guarantor by executing and delivering to the Administrative Agent a Supplement to the US Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) execute and deliver to the US Borrower, each other US Guarantor and the Administrative Agent a Supplement to the Contribution Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose and (ii) deliver to the Administrative Agent and the Canadian Lender documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of in-house counsel to such Non-Party Material Subsidiary and such Designated Non-Party Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (i) and (ii) above), all in form, content and scope reasonably satisfactory to the Administrative Agent and the Canadian Lender.
ARTICLE VII.
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit or Canadian Letter of Credit shall remain outstanding, the US Borrower shall not, nor shall it permit any Material Subsidiary to, directly or indirectly:

7.01Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens pursuant to any Loan Document;
(b)Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);
(c)Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(e)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)easements, rights-of-way, restrictions and other similar encumbrances affecting real

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property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(i);
(i)Liens on cash equivalents and short-term marketable securities securing obligations permitted under Section 7.03(d) existing or arising under Swap Contracts; provided that such Liens do not at any time encumber property with a fair market value in excess of 105% of the Swap Termination Value of such Swap Contracts;
(j)Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
(k)Liens on property of the US Borrower or any of its Subsidiaries, as a tenant under a lease or sublease entered into in the ordinary course of business by such Person, in favor of the landlord under such lease or sublease, securing the tenant’s performance under such lease or sublease, as such Liens are provided to the landlord under applicable law and not waived by the landlord;
(l)leases, subleases, licenses and rights-of-use granted to others incurred in the ordinary course of business and that do not materially and adversely affect the use of the property encumbered thereby for its intended purpose;
(m)Liens in favor of a banking institution arising by operation of law or any contract encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry; and
(n)other Liens securing Indebtedness permitted hereunder in an aggregate principal amount not to exceed at any one time outstanding the sum of (i) $100,000,000 minus (ii) the aggregate outstanding amount of Indebtedness secured by the Liens permitted under subsection (j) above; provided, however, the aggregate amount of Indebtedness of the US Borrower and the Domestic Subsidiaries secured by such Liens shall not exceed $50,000,000 at any one time outstanding.
7.02Investments. Make any Investments, except:
(a)Investments held by the US Borrower or such Subsidiary in the form of cash equivalents or short-term marketable securities;
(b)Investments in existence on the date hereof and listed on Schedule 7.02 and extensions, renewals, modifications, restatements or replacements thereof; provided that no such extension, renewal, modification, restatement or replacement shall increase the amount of the original loan, advance or investment, except by an amount equal to any premium or other reasonable amount paid in respect of the underlying obligations and fees and expenses incurred in connection with such extension, renewal, modification, restatement or replacement;
(c)advances to officers, directors and employees of the US Borrower and Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

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(d)Investments of the US Borrower in any Guarantor, Investments of any Subsidiary in the US Borrower or in a Guarantor, and Investments by any non-Loan Party Subsidiary in any other non-Loan Party Subsidiary;
(e)Permitted Acquisitions made by the US Borrower or any Subsidiary;
(f)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(g)promissory notes and other similar non-cash consideration received by the US Borrower and its Subsidiaries in connection with Dispositions not otherwise prohibited under this Agreement;
(h)Investments in any assets constituting a business unit received by the US Borrower or its Subsidiaries by virtue of an asset exchange or swap with a third party or acquired as a capital expenditure;
(i)Swap Contracts permitted under Section 7.03(d);
(j)Guarantees permitted by Section 7.03; and
(k)other Investments, including Investments in Joint Ventures, in an amount not to exceed during the Availability Period the greater of (i) $200,000,000 or (ii) 10% of the amount of the total assets of the US Borrower and its Subsidiaries on a consolidated basis as of the date of the most recent financial statements furnished pursuant to Section 6.01(a).
7.03Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness under the Loan Documents; provided that, for purposes of this clause, all Canadian Total Outstandings in excess of C$50,000,000 shall be deemed not to be or to have been created, incurred, assumed or existing under the Loan Documents;
(b)Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no more restrictive in any material respect to the Loan Parties than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;
(c)Guarantees of the US Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the US Borrower or any wholly-owned Subsidiary;
(d)obligations (contingent or otherwise) of the US Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities,

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commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain an election of “First Method” (as defined in the 1992 ISDA Master Agreement) as the method of calculating payments in the event of a termination of such Swap Contract;
(e)Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(j);
(f)obligations of the US Borrower or any Subsidiary to purchase, retain or otherwise withhold from issuance, capital stock or other Equity Interests issued by the US Borrower or such Subsidiary within the limitations set forth in Section 7.06(c);
(g)Indebtedness of the US Borrower and any US Guarantor to the US Borrower or any Subsidiary, and Indebtedness of a non-Loan Party Subsidiary to any other non-Loan Party Subsidiaries; provided that, any such Indebtedness of any Loan Party shall be subordinated to the Obligations pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent;
(h)secured Indebtedness of the US Borrower or any Subsidiary in an aggregate principal amount not to exceed $100,000,000 at any time outstanding; and
(i)other unsecured Indebtedness of the US Borrower or any Subsidiary if (i) as of the fiscal quarter end immediately preceding the creation, incurrence or assumption of such additional unsecured Indebtedness the Consolidated Funded Debt to EBITDA Ratio was equal to or less than 2.75 to 1.00 and (ii) after giving effect the creation, incurrence or assumption of such additional unsecured Indebtedness the Consolidated Funded Debt to EBITDA Ratio would be, on a Pro Forma Basis, equal to or less than 2.75 to 1.00; provided that the material terms taken as a whole, of such Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no more restrictive in any material respect to the Loan Parties than the terms of this Agreement and the other Loan Documents.
7.04Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)any Subsidiary may merge with (i) the US Borrower, provided that the US Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person;
(b)the Borrower or any Subsidiary may merge with any Person as part of a Permitted Acquisition;
(c)the US Borrower and/or Cascade may make Dispositions of assets permitted by Section 7.05(f); and
(d)any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the US Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the US Borrower or a Guarantor.
7.05Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)Dispositions of obsolete or worn out property, whether now owned or hereafter

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acquired, in the ordinary course of business;
(b)Dispositions of inventory in the ordinary course of business;
(c)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)Dispositions of property by any Subsidiary to the US Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the US Borrower or a Guarantor;
(e)Dispositions permitted by Section 7.04;
(f)the sale by the US Borrower of all or any portion of the capital stock of Cascade and/or the sale by Cascade of all or any portion of the assets that comprise the Cascade Mini-Mill;
(g)non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding five years; and
(h)Dispositions by the US Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (h) in any fiscal year shall not exceed an amount equal to 20% times an amount equal to (i) the amount of the total assets of the US Borrower and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year of the US Borrower minus (ii) the amount of Intangible Assets of the US Borrower and its Subsidiaries on that date;
(i)provided, however, that any Disposition pursuant to clauses (a) through (h) (other than Dispositions between or among the US Loan Parties or between or among Schnitzer Canada and the Canadian Borrowers) shall be for fair market value.
7.06Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
(a)each Subsidiary may make Restricted Payments to the US Borrower, wholly-owned Subsidiaries and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(b)the US Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
(c)the US Borrower and each Subsidiary may purchase, retain or otherwise withhold from the issuance to employees, former employees, directors or former directors of the US Borrower or such Subsidiary, capital stock or other Equity Interests issued by the US Borrower or such Subsidiary in connection with the issuance of such capital stock or other Equity Interests to such employees and directors pursuant to and in accordance with equity and compensation arrangements, including stock option plans or other benefit plans, in an amount not to exceed the aggregate amount federal, state and local taxes payable by such employees and directors in connection with the issuance of such capital stock or other Equity Interests pursuant to and in accordance with equity and compensation arrangements;

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(d)the US Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;
(e)the US Borrower may declare or pay cash dividends to its stockholders;
(f)any Subsidiary that is not a wholly-owned Subsidiary may declare and make any cash dividend or other distribution with respect to any Equity Interests issued by it; and
(g)the Borrower may purchase, redeem or otherwise acquire for cash Equity Interests issued by it; provided, however, that if as of the end of the most recently completed fiscal quarter of the Borrower the Consolidated Funded Debt to EBITDA Ratio is greater than 2.00 to 1.00, then the Borrower shall not purchase, redeem or otherwise acquire Equity Interests issued by it if such purchase, redemption or other acquisition when taken together with all prior purchases, redemptions and other acquisitions of such Equity Interests made by the Borrower after the Closing Date (other than those made when the Consolidated Funded Debt to EBITDA Ratio was no greater than 2.00 to 1.00) would exceed the greater of (i) $150,000,000 or (ii) 15% times the amount of the Consolidated Net Worth as of the end of the most recently completed fiscal year of the Borrower.
7.07Change in Nature of Business. Engage in any material line of business (a) not in the recycling or recovery business or (b) that is substantially different from those lines of business conducted by the US Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.
7.08Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the US Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the US Borrower or such Subsidiary as would be obtainable by the US Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions between or among the US Borrower and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries or (b) Restricted Payments permitted by Section 7.06.
7.09Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Material Subsidiary to make Restricted Payments to the US Borrower or any US Guarantor or Canadian Guarantor or to otherwise transfer property to the US Borrower or any US Guarantor, (ii) of any Material Subsidiary to Guarantee the Indebtedness of any Borrower, unless the US Borrower determines in good faith that such Contractual Obligations would not materially hinder any Borrower’s ability to meet its obligations under this Agreement; provided, however, that no such Contractual Obligation shall prohibit the US Borrower’s performance of its obligations under Section 6.12 or (iii) of any Borrower or any Material Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not (A) prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Sections 7.03(d), 7.03(e), 7.03(h) or 7.03(i), in the case of Indebtedness under Section 7.03(e), solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness and in the case of Indebtedness under Section 7.03(h), solely to the extent any such negative pledge relates to Indebtedness of Subsidiary that is not a Domestic Subsidiary or a US Guarantor, (B) apply to any Contractual Obligations which (i) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the US Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower; (ii) are customary provisions the Organizational Documents for a Joint Venture or the Equity Interests therein; (iii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted under this Agreement, so long as such restrictions (x) affect only the property

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subject thereto and (y) do not materially adversely affect the use of such property for its intended purpose; (iv) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the US Borrower or any of its Subsidiaries; (v) are restrictions on cash or other deposits imposed under agreements entered into by the US Borrower or its Subsidiaries the ordinary course of business; or (vi) are customary provisions restricting assignment of any agreements; provided that, in each case, the US Borrower has determined in good faith that such Contractual Obligations would not materially hinder any Borrower’s ability to meet its obligations under this Agreement; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
7.10Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.11Financial Covenants.
(a)Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to be greater than 0.55 to 1.00 as of the end of any fiscal quarter of the US Borrower for which the US Borrower has delivered financial statements pursuant to Section 6.01(a) or 6.01(b).
(b)Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 as of the end of any fiscal quarter of the US Borrower for which the US Borrower has delivered financial statements pursuant to Section 6.01(a) or 6.01(b).
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01Events of Default. Any of the following shall constitute an Event of Default:
(a)Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan, any L/C Obligation or any Canadian L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan, any L/C Obligation or any Canadian L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. The US Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a), 6.10, 6.11 or 6.12 or Article VII; or
(c)Financial Statements. The US Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01 or 6.02 and such failure continues for three days; or
(d)Other Defaults. Any Borrower or any other Loan Party fails to perform or observe any other covenant or agreement (not specified in subsections (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date upon which written notice thereof shall have been given to the US Borrower by the Administrative Agent, any Lender or any L/C Issuer or (ii) the date upon which a Responsible Officer of the US Borrower or any other Loan Party knew or reasonably should have known of such failure; or
(e)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in

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any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(f)Cross-Default. (i) The US Borrower or any Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), after the expiration of any applicable grace period, in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of the Threshold Amount or more or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the US Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the US Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the US Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or
(g)Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(h)Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(i)Judgments and Settlements. (i) There is entered against the US Borrower or any Subsidiary (A) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) or (B) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (1) enforcement proceedings are commenced by any creditor upon such judgment or order, or (2) there is a period of 15 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect or (ii) the US Borrower or any Subsidiary enters into or becomes a party to any settlement or settlement agreement with respect to any action, suit, proceeding, claim or dispute against the US Borrower or any Subsidiary or against any of their properties or revenues that has, or could reasonably be expected to have a Material Adverse Effect; or
(j)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the US Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; provided, however, that in the case of the occurrence of an ERISA Event with respect to the Multiemployer Plan benefitting the employees of Cascade described in item 1 of Schedule 5.12, the term “Threshold Amount” as used in this clause shall mean $50,000,000, or (ii) the US Borrower or any

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ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(k)Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(l)Change of Control. There occurs any Change of Control with respect to the US Borrower.
8.02Remedies Upon Event of Default.
(a)Administrative Agent Remedies. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(i)    declare the commitment of each Lender to make Loans, any obligation of each L/C Issuer to make L/C Credit Extensions and any obligation of the Canadian Lender to issue or amend any Canadian Letter of Credit to be terminated, whereupon such commitments and obligation shall be terminated;
(ii)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;
(iii)    require that the US Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof) and require each Canadian Borrower to Cash Collateralize the Canadian Letters of Credit issued for their respective account (in an amount equal to the then Outstanding Amount thereof); and
(iv)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents.
(b)Additional Canadian Lender Remedies. In the event that any Canadian Borrower fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Canadian Loan or any Canadian L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Canadian Loan or any Canadian L/C Obligation, or any fee due hereunder, the Canadian Lender may take any or all of the following actions:
(i)    declare the commitment of the Canadian Lender to make Canadian Loans and any obligation of the Canadian Lender to issue, amend or extend any Canadian Letter of Credit to be terminated, whereupon such commitments and obligation shall be terminated;
(ii)    declare the unpaid principal amount of all outstanding Canadian Loans, all interest accrued and unpaid thereon to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Canadian Borrower;

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(iii)    require each Canadian Borrower to Cash Collateralize the Canadian Letters of Credit issued for their respective account (in an amount equal to the then Outstanding Amount thereof); and
(iv)    in the event that on the date that is 30 days after the date that the Canadian Lender takes any of the forgoing actions, any principal amount of or interest accrued thereon remains unpaid, any of the Canadian Letters of Credit have not been Cash Collateralized (in an amount equal to the then Outstanding Amount thereof) or any fees accrued on or with respect to the Canadian Commitment, the Canadian Loans or the Canadian Letters of Credit remain unpaid, then, upon notice to the Administrative Agent, each US Lender and L/C Issuer, the Canadian Lender may direct the Administrative Agent to take any or all of the actions set forth in subsection (a) above, without the consent of any US Lender or L/C Issuer, which consent is hereby expressly waived by each US Lender and L/C Issuer.
(c)Conversion to Dollars. On the first date after the Closing Date on which there shall occur (i) any Event of Default specified in Sections 8.01(g) or (h) or (ii) an acceleration of the Loans and other amounts owing or payable hereunder and the other Loan Documents and termination of the Commitments pursuant to Sections 8.02(a)(i) and (a)(ii) (the “Conversion Date”), all Obligations of the Borrowers with respect to (x) principal and interest under the Loans, (y) Unreimbursed Amounts, including all L/C Borrowings, and payments made by the Canadian Lender under Canadian Letters of Credit and not yet reimbursed by the applicable Canadian Borrower, including all Canadian L/C Borrowings and interest thereon, and (z) fees under Sections 2.03(h), 2.04(h) and 2.10 (the “Designated Obligations”), whether or not the same shall at the time of any determination be due and payable under the terms of the Loan Documents, shall, automatically and with no further action required, be converted into the Dollar Equivalent calculated as of the Conversion Date, and on and after of the Conversion Date all amounts accruing and owed to the Lenders in respect of the Designated Obligations shall accrue and be payable in Dollars at the rate otherwise applicable hereunder.
(d)Borrower Bankruptcy. Notwithstanding anything to the contrary contained herein, upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, or with respect to any Canadian Borrower under the Companies’ Creditors Arrangement Act, Bankruptcy and Insolvency Act, or other Canadian legislation with respect to relief from creditors, the obligation of each Lender to make Loans, any obligation of each L/C Issuer to make L/C Credit Extensions and any obligation of the Canadian Lender to issue or amend any Canadian Letter of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, the obligation of the US Borrower to Cash Collateralize the L/C Obligations and the obligation of each Canadian Borrower to Cash Collateralize the Canadian Letters of Credit issued for their respective account as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other

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amounts (other than principal, interest, Letter of Credit Fees and Canadian L/C Fees) payable to the Lenders and the L/C Issuers (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting (i) accrued and unpaid Letter of Credit Fees, Canadian L/C Fees and interest on the Loans, L/C Borrowings, Canadian L/C Borrowings and other Obligations and (ii) fees, premiums and scheduled periodic payments due under any Swap Contract between a Borrower and any US Lender or any Affiliate of any US Lender permitted by Section 7.03(d) and any interest accrued thereon, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting (i) unpaid principal of the Loans, L/C Borrowings and Canadian L/C Borrowings and (ii) breakage, termination or other payments due under any Swap Contract between any US Lender or any Affiliate of any US Lender permitted by Section 7.03(d) and any interest accrued thereon, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the applicable L/C Issuers and to the Canadian Lender, to Cash Collateralize that portion of L/C Obligations and Canadian L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit and Canadian Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.04 and 2.17, ratably among the Administrative Agent and the Canadian Lender in proportion to the respective amounts described in this clause Fifth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Sections 2.04(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit and Canadian Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit and Canadian Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit and Canadian Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01Appointment and Authority. Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the US Borrower, any Canadian Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
9.02Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend

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money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Laws; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the US Borrower, a Canadian Borrower, a Lender or an L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C

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Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
9.06Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, so long as no Event of Default has occurred and is continuing, with the consent of the US Borrower (each such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a commercial bank organized under the laws of the United States or of any State thereof having a combined capital and surplus of at least $500,000,000. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the US Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuers directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the US Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the US Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of

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the retiring L/C Issuer with respect to such Letters of Credit.

9.07Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agent or Documentation Agent listed on the cover page hereof shall have any rights, powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
9.09Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the US Borrower or any Canadian Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.04(h) and 2.04(i), 2.10 and 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10Guaranty Matters. The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any US Guarantor or any Canadian Guarantor from its obligations under the US Guaranty, the Canadian Guaranty and the Contribution Agreement if such Person

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ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release US Guarantor or any Canadian Guarantor from its obligations under the US Guaranty, the Canadian Guaranty and the Contribution Agreement pursuant to this Section 9.10. The Administrative Agent agrees to release any US Guarantor or any Canadian Guarantor that ceases to be a Subsidiary as a result of a transaction permitted hereunder from its obligations under the US Guaranty, the Canadian Guaranty and the Contribution Agreement; provided that (a) the Administrative Agent shall have received all confirmations of authority, if any, requested pursuant to this Section 9.10 with respect to such release, (b) at the time of such release, no Default shall exist or would result from such release, and (c) after giving effect to such release, the US Borrower shall be in compliance with all of the terms and provisions of Section 6.12, without giving effect to the 30 day grace period to perform the terms and provisions thereof.
ARTICLE X.
MISCELLANEOUS
10.01Amendments, Etc.
(a)Generally. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and each Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(i)    waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
(ii)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(iii)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(iv)    reduce the principal of, or the rate of interest specified herein on, any Loan, L/C Borrowing or Canadian L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01(a)) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that (A) only the consent of the Required Lenders shall be necessary to (1) amend the definition of “Default Rate” or (2) amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan, L/C Borrowing or Canadian L/C Borrowing or to reduce any fee payable hereunder, (B) only the consent of the Required US Lenders shall be necessary to waive any obligation of the US Borrower to pay interest on the US Obligations or Letter of Credit Fees at the Default Rate and (C) only the consent of the Canadian Lender shall be necessary to waive any obligation of a Canadian Borrower to pay interest on the Canadian Obligations or Canadian L/C Fees at the Default Rate;
(v)    change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

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(vi)    amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each US Lender;
(vii)    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; provided, however, that only the consent of each US Lender shall be necessary to change any provision of the definition of “Required US Lenders” or any other provision hereof specifying the number or percentage of US Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each US Lender; or
(viii)    except as permitted by Section 9.10, release all or substantially all of the Guarantors from the US Guaranty and the Canadian Guaranties without the written consent of each Lender;
and, provided further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Canadian Lender in addition to the Lenders required above, affect the rights or duties of the Canadian Lender under this Agreement relating to any Canadian Loan or Canadian Letter of Credit made or issued or to be made or issued by it, (B) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuers in addition to the Lenders required above, affect the rights or duties of such L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (C) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (D) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (E) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (F) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
(b)US Credit Facility. Notwithstanding anything to the contrary herein, the table set forth in clause (a) of the definition of “Applicable Rate” and the provisions of Sections 2.01, 2.02, 2.04, 2.05, 2.06 (other than subsection (b) thereof), 2.07(a), 2.10(a), 2.11(a) and 2.16(a) may be amended or waived by the Required US Lenders or, if required by Section 10.01(a)(iv), each US Lender directly affected thereby, without the consent of the Canadian Lender.
(c)Canadian Credit Facility. Notwithstanding anything to the contrary herein, the table set forth in clause (b) of the definition of “Applicable Rate” and the provisions of Sections 2.03, 2.06(b), 2.07(b), 2.10(b), 2.11(b) and 2.16(b) may be amended or waived by the Canadian Lender without the consent of the US Lenders.
(d)Defaulting Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, all US Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (i) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

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10.02Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to any Borrower, the Administrative Agent, the Canadian Lender, the L/C Issuers or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the US Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Canadian Lender or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE

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BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the US Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(e)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the Lenders and the L/C Issuers shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices, Canadian Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the US Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The US Borrower shall indemnify the Administrative Agent, each Lender, each L/C Issuer and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the US Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Canadian Lender from exercising the rights and remedies that inure to its

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benefit (solely in its capacity as Canadian Lender) hereunder and under the other Loan Documents, (c) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (d) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (e) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c), (d) and (e) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The US Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including all Attorney Costs of the Administrative Agent for a single counsel in each relevant jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Canadian Lender in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (iii) all reasonable out of pocket expenses incurred by the applicable L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iv) all out of pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including all Attorney Costs of the Administrative Agent, any Lender or any L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Borrower. The US Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all Attorney Costs of any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the US Borrower or any of its Subsidiaries, or any Environmental Liability related in any way

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to the US Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the US Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the US Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the US Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(c)Reimbursement by Lenders. To the extent that the US Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each US Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or an L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or an L/C Issuer in connection with such capacity. The obligations of the US Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Laws, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)Survival. The agreements in this Section shall survive the resignation of the Administrative Agent or any L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any Lender or any L/C Issuer, or the Administrative Agent, any Lender or any L/C Issuer exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Lender or such L/C Issuer in its

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discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Lenders and the L/C Issuers) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) and the other Loan Documents; provided that any such assignment shall be subject to the following conditions
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the US Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent

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assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the US Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the US Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(C)    the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
(D)    the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to any Borrower or any of any Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person, or (D) to any Person which has informed the assignor Lender and the Administrative Agent that it is not capable of lending the applicable Alternative Currencies to the US Borrower without the imposition of any additional Indemnified Taxes.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient,

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upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the US Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in subsection (b) of this Section and any written consent to such assignment required by subsection (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subsection.
(e)Participations. Any Lender may at any time, without the consent of, or notice to, the US Borrower or the Administrative Agent, sell participations to (i) any Eligible Assignee, (ii) any commercial

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bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000, (iii) any savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000, or (iv) any commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the United States; provided that such Person is not a natural person, a Defaulting Lender, a Borrower or any Affiliate or Subsidiary of a Borrower (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it) and the other Loan Documents; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01(a) that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.
(f)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the US Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the US Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.
(g)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the US Borrower (an “SPC”) the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to

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the Administrative Agent as is required under Section 2.13(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of any Borrower under this Agreement (including its obligations under Sections 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(i)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the US Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the US Borrower, resign as the Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the US Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the US Borrower to appoint any such successor shall affect the resignation of Bank of America as an L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If Bank of America resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
10.07Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to

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have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(a)(iii) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower.
For purposes of this Section, “Information” means all information received from any Borrower or any Subsidiary relating to any Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Borrower or any Subsidiary, provided that, in the case of information received from any Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning a Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the US Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and

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application.
10.09Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13Replacement of Lenders. If (a) any Lender requests compensation under Section 3.04, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender is subject to illegality under

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Section 3.02, (iv) any Lender (a “Non-Consenting Lender”) does not consent to a proposed amendment, consent, change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders (including by a failure to respond in writing to a proposed amendment by the date and time specified by the Administrative Agent) as provided in Section 10.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable) or (v) any Lender is a Defaulting Lender, then the US Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the US Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Laws; and
(e)in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed amendment, consent, change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in L/C Obligations pursuant to this Section 10.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the US Borrower to require such assignment and delegation cease to apply.

10.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON.
(b)SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF WASHINGTON SITTING IN KING COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF WASHINGTON, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR

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FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH WASHINGTON STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except

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as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any of their Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to any Borrower or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Borrowers or their Affiliates. To the fullest extent permitted by law, the Borrowers hereby waive and release any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.18Amendment and Restatement; Authorizations.
(a)Amendment and Restatement. This Agreement shall become effective on the Closing Date and shall supersede all provisions of the Existing Credit Agreement as of such date. From and after the Closing Date all references made to the Existing Credit Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement.
(b)Administrative Agent Authorization. The Lenders, the Swing Line Lender and the L/C Issuers hereby authorize and instruct the Administrative Agent to execute and deliver this Agreement and each of the documents and agreements described in Section 4.01(a) of this Agreement to which the Administrative Agent is a party.
10.19USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the Patriot Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
10.20Time of the Essence. Time is of the essence of the Loan Documents.
10.21Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding

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any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable Laws).
10.22Oral Agreements. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SCHNITZER STEEL INDUSTRIES, INC., as the US Borrower

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

SCHNITZER STEEL BC, INC., as a Canadian Borrower

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

BANK OF AMERICA, N.A., as Administrative Agent

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

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BANK OF AMERICA, N.A., as a US Lender, an L/C Issuer and Swing Line Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a US Lender and an L/C Issuer

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

BANK OF MONTREAL, CHICAGO BRANCH, as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

BANK OF MONTREAL, as the Canadian Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

U.S. BANK NATIONAL ASSOCIATION, as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

JPMORGAN CHASE BANK, N.A., as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

PNC BANK, NATIONAL ASSOCIATION, as a US Lender

By: __________________________________________________

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Name: _______________________________________________
Title: ________________________________________________

FIRST HAWAIIAN BANK, as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

BANK OF THE WEST, as a US Lender

By: __________________________________________________
Name: _______________________________________________

HSBC BANK USA, N.A., as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

SUMITOMO MITSUI BANKING CORPORATION, as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

UMPQUA BANK, as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

THE NORTHERN TRUST COMPANY, as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

BANNER BANK, as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

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SCHEDULE 1.01
MANDATORY COST FORMULAE
1.    The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate US Lenders for the cost of compliance with:
(a)    the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or
(b)    the requirements of the European Central Bank.
2.    On the first day of each Interest Period (or as soon as practicable thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each US Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the US Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each US Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the US Borrower or any US Lender, deliver to the US Borrower or such US Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.
3.    The Additional Cost Rate for any US Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that US Lender to the Administrative Agent. This percentage will be certified by such US Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such US Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.
4.    The Additional Cost Rate for any US Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:
(a)    in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)
(b)    in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300
Where:
“A”    is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that US Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.
“B”    is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.09(c) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

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1

“C”    is the percentage (if any) of Eligible Liabilities which that US Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.
“D”    is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.
“E”    is designed to compensate US Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the US Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.
5.    For the purposes of this Schedule:
(a)    “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;
(b)    “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;
(c)    “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and
(d)    “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.
6.    In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.
7.    If requested by the Administrative Agent or the US Borrower, each US Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the US Borrower, the rate of charge payable by such US Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such US Lender as being the average of the Fee Tariffs applicable to such US Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such US Lender.
8.    Each US Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each US Lender shall supply the following information in writing on or prior to the date on which it becomes a US Lender:
(a)    the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and
(b)    any other information that the Administrative Agent may reasonably require for such purpose.
Each US Lender shall promptly notify the Administrative Agent in writing of any change to the

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information provided by it pursuant to this paragraph.
9.    The percentages of each US Lender for the purpose of A and C above and the rates of charge of each US Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a US Lender notifies the Administrative Agent to the contrary, each US Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its Lending Office.
10.    The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any US Lender and shall be entitled to assume that the information provided by any US Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.
11.    The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the US Lenders on the basis of the Additional Cost Rate for each US Lender based on the information provided by each US Lender pursuant to paragraphs 3, 7 and 8 above.
12.    Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a US Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.
13.    The Administrative Agent may from time to time, after consultation with the US Borrower and the US Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

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SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

US Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$135,000,000	21.774193548%
Wells Fargo Bank, National Association	$85,000,000	13.709677419%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$85,000,000	13.709677419%
U.S. Bank National Association	$50,000,000	8.064516129%
JPMorgan Chase Bank, N.A.	$45,000,000	7.258064516%
PNC Bank, National Association	$45,000,000	7.258064516%
First Hawaiian Bank	$25,000,000	4.032258065%
Bank of The West	$25,000,000	4.032258065%
HSBC Bank USA, N.A.	$25,000,000	4.032258065%
Sumitomo Mitsui Banking Corporation	$25,000,000	4.032258065%
Umpqua Bank	$25,000,000	4.032258065%
The Northern Trust Company	$20,000,000	3.225806452%
Bank of Montreal, Chicago Branch	$15,000,000	2.419354839%
Banner Bank	$15,000,000	2.419354839%
Total	$620,000,000	100.000000000%

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SCHEDULE 5.06
LITIGATION
1.    Portland Harbor Superfund Site. See Schedule 5.09.

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SCHEDULE 5.09
ENVIRONMENTAL MATTERS
As of November 30, 2010, the Borrower’s balance sheet included reserves for environmental liabilities totaling $39.9 million. The Borrower expects that recently completed and future business acquisitions will result in the Borrower recording reserves for additional estimated environmental liabilities. The following is a more specific discussion of reserves and environmental matters pending as of November 30, 2010:
Metals Recycling Business
As of November 30, 2010, MRB had environmental reserves of $25 million for the potential remediation of locations where it has conducted business and has environmental liabilities from historical or recent activities.
Portland Harbor
The Company has been notified by the United States Environmental Protection Agency (“EPA”) under the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) that it is one of the potentially responsible parties (“PRPs”) that own or operate or formerly owned or operated sites adjacent to the Portland Harbor Superfund site (the “Site”). The precise nature and extent of any cleanup of the Site, the parties to be involved, the process to be followed for any cleanup and the allocation of the costs for any cleanup among responsible parties have not yet been determined, but the process of identifying additional PRPs and beginning allocation of costs is underway. It is unclear to what extent the Company will be liable for environmental costs or natural resource damage claims or third party contribution or damage claims with respect to the Site. While the Company participated in certain preliminary Site study efforts, it is not party to the consent order entered into by the EPA with certain other PRPs, referred to as the “Lower Willamette Group” (“LWG”), for a remedial investigation/feasibility study (“RI/FS”).
During fiscal 2007, the Company and certain other parties agreed to an interim settlement with the LWG under which the Company made a cash contribution to the LWG RI/FS. The Company has also joined with more than 80 other PRPs, including the LWG, in a voluntary process to establish an allocation of costs at the Site. These parties have selected an allocation team and have entered into an allocation process design agreement. The LWG has also commenced federal court litigation, which has been stayed, seeking to bring additional parties into the allocation process.
In January 2008, the Natural Resource Damages Trustee Council (“Trustees”) for Portland Harbor invited the Company and other PRPs to participate in funding and implementing the Natural Resource Injury Assessment for the Site. Following meetings among the Trustees and the PRPs, a funding and participation agreement was negotiated under which the participating PRPs agreed to fund the first phase of natural resource damage assessment. The Company joined in that Phase I agreement and paid a portion of those costs. The Company did not participate in funding the second phase of the natural resource damage assessment.
The cost of the investigations and any remediation associated with the Site will not be reasonably estimable until completion of the data review and further investigations now being conducted by the LWG and the Trustees and the selection and approval of a remedy by the EPA. However, given the size of the Site and the nature of the conditions identified to date, the total cost of the investigations and remediation is likely to be substantial. In addition, because there has not been a determination of the total cost of the

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investigations, the remediation that will be required, the amount of natural resource damages or how the costs of the ongoing investigations and any remedy and natural resource damages will be allocated among the PRPs, it is not possible to estimate the costs which the Company might incur in connection with the Site, although such costs could be material to the Company’s financial position or results of operations. The Company has insurance policies that it believes will provide reimbursement for costs it incurs for defense and remediation in connection with the Site, although there is no assurance that those policies will cover all of the costs which the Company may incur. In fiscal 2006, the Company recorded a liability for its then estimated share of the costs of the investigation incurred by the LWG to date. As of November 30, 2010 and August 31, 2010, the Company’s reserve for third party investigation costs of the Site was $1 million.
The Oregon Department of Environmental Quality is separately providing oversight of voluntary investigations by the Company involving the Company’s sites adjacent to the Portland Harbor which are focused on controlling any current “uplands” releases of contaminants into the Willamette River. No reserves have been established in connection with these investigations because the extent of contamination (if any) and the Company’s responsibility for the contamination (if any) has not yet been determined.
Other Metals Recycling Business Sites
As of November 30, 2010, the Company had environmental reserves related to various MRB sites of $24 million. The reserves, which range in amounts from less than $1 million to $2 million per site, relate to the potential future remediation of soil contamination, groundwater contamination and storm water runoff issues. No material environmental compliance enforcement proceedings are currently pending related to these sites.
Auto Parts Business
As of November 30, 2010, the Company had environmental reserves related to various APB sites of $15 million. The reserves, which range in amounts from less than $1 million to $2 million per site, relate to the potential future remediation of soil contamination, groundwater contamination and storm water runoff issues. No material environmental compliance enforcement proceedings are currently pending related to these sites.
Steel Manufacturing Business (“SMB”)
SMB’s electric arc furnace generates dust (“EAF dust”) that is classified as hazardous waste by the EPA because of its zinc and lead content. As a result, the Company captures the EAF dust and ships it in specialized rail cars to a domestic firm that applies a treatment that allows the EAF dust to be delisted as hazardous waste so it can be disposed of as a non-hazardous solid waste.
SMB has an operating permit issued under Title V of the Clean Air Act Amendments of 1990, which governs certain air quality standards. The permit was first issued in 1998 and has since been renewed through 2012. The permit is based upon an annual production capacity of 950 thousand tons.
SMB had no environmental reserves as of November 30, 2010.
Other than the Portland Harbor Superfund site, which is discussed above, management currently believes that adequate provision has been made in the financial statements for the potential impact of these issues and that the outcomes will not have a material adverse effect on the condensed consolidated financial statements of the Company as a whole. Historically, the amounts the Company has ultimately paid for such remediation activities have not been material.

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SCHEDULE 5.12
ERISA MATTERS
The following disclosures are made to specify exceptions under 5.12 with respect to Borrower and it’s ERISA Affiliates:
Multiemployer Pension Plans.
The Company contributes to various multiemployer pension plans in accordance with its collective bargaining agreements. Multiemployer pension plans are defined benefit plans sponsored by multiple employers in accordance with one or more collective bargaining agreements. The plans are jointly managed by trustees that include representatives from both management and labor unions. Contributions to the plans are made based upon a fixed rate per hour worked and are agreed to by contributing employers and the unions in collective bargaining. Benefit levels are set by a joint board of trustees based on the advice of an independent actuary regarding the level of benefits that agreed-upon contributions can be expected to support. To the extent that the pension obligation of other participating employers is unfunded, the Company may be required to make additional contributions in the future to fund these obligations.
Approximately 60% of the Company’s multiemployer pension plan contributions are made to the Western Independent Shops Pension Trust (the “WISP Trust”) for the benefit of union employees of Cascade. In 2004, the Internal Revenue Service (“IRS”) approved a seven-year extension of the period over which the WISP Trust may amortize unfunded liabilities, conditioned upon maintenance of certain minimum funding levels. Based on the actuarial valuation for the WISP Trust as of October 1, 2009 (the latest available actuarial information), the funded percentage of the WISP Trust (based on the ratio of the market value of assets to the accumulated benefits liability (present value of accrued benefits)) was 65.4%, which is below the targeted funding ratio specified in the agreement with the IRS. As a result, the WISP Trust is in the process of seeking relief from the specified funding requirement from the IRS. If the WISP Trust cannot obtain relief, revocation by the IRS of the amortization extension retroactively to the 2002 plan year could occur and result in a material liability for the Company’s share of the resulting funding deficiency, the extent of which currently cannot be estimated.
In 2006, the Pension Protection Act (the “Act”) became law and, together with related regulations, established new minimum funding requirements for multiemployer pension plans. The Act mandates that multiemployer pension plans that are below certain funding levels or that have projected funding deficiencies adopt a funding improvement plan or a rehabilitation program to improve the funding levels over a defined period of time. In January 2010, the Company was notified by the plan administrator of the WISP Trust that the plan is in “critical status” for 2009 because without the benefit of the relief from the IRS discussed above, the WISP Trust’s funding standard account is expected to show a funding deficiency as of September 30, 2010. As a result, the trustees of the WISP Trust are required to update the WISP Trust’s rehabilitation plan. Adoption of any updates to the rehabilitation plan is subject to collective bargaining. The current contribution rate increases 6% per year. At this time, the Company is not required to increase its contributions to the WISP Trust beyond the 6%.
In December 2008, the Worker, Retiree, and Employer Recovery Act of 2008 (the “Recovery Act”) became law. For plan years beginning October 1, 2008 through September 30, 2009, the Recovery Act allows multiemployer plans to freeze their funding certification based on the funding status of the previous plan year. In addition, the Recovery Act provides multiemployer plans in “endangered” or “critical” status in plan years beginning in 2008 or 2009 a three-year extension of the plan’s funding

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improvement or rehabilitation period. The Company has been notified by several of the other multiemployer plans to which it contributes that the underlying plans would have been in “critical status” had they not frozen their 2008 funding status under the Recovery Act.
The Company also has contingent liabilities for its share of the unfunded liabilities of each plan to which it contributes, including a withdrawal liability of $28 million for the WISP Trust (calculated by the trust’s actuary as of September 30, 2009). The withdrawal liabilities would be triggered only if the Company were to withdraw or partially withdraw from the respective plans. Because the Company has no current intention of withdrawing from any of the multiemployer plans in which it participates, it has not recognized a liability for these contingencies.

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SCHEDULE 5.13
SUBSIDIARIES AND
OTHER EQUITY INVESTMENTS

Part (a) Material Subsidiaries	Percent Ownership
Cascade Steel Rolling Mills, Inc., an Oregon corporation	100%
General Metals of Tacoma, Inc., a Washington corporation	100%
Joint Venture Operations, Inc., a Delaware corporation	100%
Manufacturing Management, Inc., an Oregon corporation	100%
Metals Recycling, L.L.C., a Rhode Island limited liability company	100%
Norprop, Inc., an Oregon corporation	100%
Pick and Pull Auto Dismantling, Inc., a California corporation	100%
Pick-N-Pull Auto Dismantlers, a California general partnership	100%
Proleride Transport Systems, Inc., a Delaware corporation	100%
Prolerized New England Company, a Delaware limited liability company	100%
Schnitzer Southeast, LLC, a Georgia limited liability company	100%
TTS Recycling LLC, a Delaware limited liability company	100%

Part (b) Other Equity Investments over $5 million [1]	Percent Ownership
American Rail Marketing LLC, an Illinois limited liability company	50%
Auto Parts Group Southwest, LLC, a Delaware limited liability company	100%
B. Rovner & Co., Inc., a New Hampshire corporation	100%
Cherry City Metals, LLC, an Oregon limited liability company	50%
Crawford Street Corporation, an Oregon corporation	100%
Edman Corp., an Oregon corporation	100%
F. Scott Industries, a California general partnership	50%
FerMar, LLC, an Oregon limited liability company	100%
General Metals of Alaska, Inc., an Oregon corporation	100%
H. Finkelman, Inc. a Maine corporation	100%
Karileen, LLC, a Washington limited liability company	100%
Levi’s Iron and Metal, Inc., an Oregon corporation	100%
Maine Metal Recycling, Inc., a Maine corporation	100%
Mormil Corp., an Oregon corporation	100%
New England Metal Recycling, LLC, a Massachusetts limited liability company	100%
Norprop Canadian Properties, Inc., an Oregon corporation	100%
North County Mutual Water Company, a California Not-for-Profit corporation	33.33%
[1]The Borrower has listed all entities which are subsidiaries or joint ventures in which it has equity investments as of the date of the Agreement, notwithstanding that the amount of the investment may in the fact be less than $5,000,000.

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Part (b) Other Equity Investments over $5 million [1]	Percent Ownership
Oregon Rail Marketing Co., an Oregon Corporation	100%
Pacific Car Crushing, LLC, an Oregon limited liability company	100%
Pick-N-Pull Auto Dismantlers, Chicago, LLC, a Delaware limited liability company	85%
Pick-N-Pull Auto Dismantlers, Columbus, LLC, a Delaware limited liability company	100%
Pick-N-Pull Auto Dismantlers, Daytona, LLC, a Delaware limited liability company	100%
Pick-N-Pull Auto Dismantlers, Denver LLC, a Delaware limited liability company	100%
Pick-N-Pull Auto Dismantlers, Kansas City, LLC, a Delaware limited liability company	100%
Pick-N-Pull Auto Dismantlers, LLC, a California limited liability company	100%
Pick-N-Pull Auto Dismantlers, Nevada, LLC, a Nevada limited liability company	100%
Pick-N-Pull Auto Dismantlers, Oakland, a California general partnership	66.7%
Pick-N-Pull Auto Dismantlers, St. Louis, LLC, a Delaware limited liability company	100%
Pick-N-Pull Auto Dismantlers, Stockton, LLC, a California limited liability company	100%
Pick-N-Pull Auto Dismantlers, Virginia Beach, LLC, a Delaware limited liability company	100%
Pick-N-Pull Northwest, LLC, a Oregon limited liability company	100%
Pick-N-Pull San Jose Auto Dismantlers, a California general partnership	75%
Plant Reclamation, a California general partnership	50%
PNP Auto Parts Canada Co., a Nova Scotia corporation	100%
Recovered Parts, Inc., a Delaware corporation	100%
Schnitzer Global Exchange Corp., a Delaware corporation	100%
Schnitzer Puerto Rico, Inc., a Puerto Rico corporation	100%
Schnitzer Steel BC, Inc., a British Columbia corporation	100%
Schnitzer Steel Canada, Inc., a Canadian Corporation	100%
Schnitzer Steel Hawaii Corp., a Delaware corporation	100%
Schnitzer Steel Pacific, Inc., a British Columbia corporation	100%
Scrap Financial Services, LLC, an Oregon limited liability company	100%
Scrap Marketing, Inc., an Oregon corporation	100%
SFS II, LLC, an Oregon limited liability company	100%
SSI Big Sky LLC, an Oregon limited liability company	100%
SSI Burbank LLC, a Washington limited liability company	100%
SSI Nevada LLC, a Nevada limited liability company	100%
SSP Industrial Reclamation, a California general partnership	50%
SSP Reclamation Company, an Oregon corporation	100%
United Metals, L.L.C., an Idaho limited liability company	50%
U-PULL-IT, Inc., a California corporation	100%
Western Pick-N-Pull Auto Dismantlers, an Utah general partnership	80%
White Top Properties L.L.C., an Oregon limited liability company	100%

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SCHEDULE 5.18
IDENTIFICATION NUMBERS FOR CANADIAN BORROWERS
Schnitzer Steel BC, Inc.
British Columbia Corporate Number:    BC0896069
Revenue Canada Business Number:    842045312

Schnitzer Steel Pacific, Inc.
British Columbia Corporate Number:    BC0893577
Revenue Canada Business Number:    841569007

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SCHEDULE 5.19
INTELLECTUAL PROPERTY MATTERS
None.

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SCHEDULE 7.01
EXISTING LIENS

Debtor Name	Creditor Name	Type of Credit	Property Subject to Lien	Amount Secured
SSI Nevada LLC	Peterbilt Paclease of Reno/Sparks	Equipment lease	Equipment	$442,732
Regional Recycling LLC	Ryder Truck Rental, Inc. d.b.a. Ryder Transportation Services	Equipment lease	Equipment	$473,611
Schnitzer Steel Industries, Inc.	Tealinc, Ltd	Equipment lease	Equipment	$823,753
Selkirk Recovery Inc.	WS Leasing LTD.	Vehicle lease	Vehicles	$6,220.64
Selkirk Recovery Inc.	Ford Credit Canada Limited	Vehicle lease	Vehicles	$30,144.87
Selkirk Recovery Inc.	John Deere Credit Inc.	Equipment lease	Equipment	$31,232.89
Selkirk Recovery Inc.	WS Leasing LTD.	Vehicle lease	Vehicles	$60,677.95
Selkirk Recovery Inc.	John Deere Credit Inc.	Equipment lease	Equipment	$31,232.89
Selkirk Recovery Inc.	DaimlerChrysler Truck Financial	Equipment lease	Equipment	$79,380.88
Walker’s Scrap Metals LTD	Parker Pacific Equipment Sales	Equipment lease	Equipment	$29,320.69
Pick-N-Pull NW LLC	Truck Rental, Inc. d.b.a. Ryder Transportation Services	Equipment lease	Equipment	$103,673

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SCHEDULE 7.02
INVESTMENTS
1.    Investments in Subsidiaries and other equity investments listed on Schedule 5.13 to this Agreement.
2.    Loan from General Metals of Tacoma, Inc. to Amix Salvage & Sales, Ltd. under a promissory note dated March 18, 2008 with a principal balance of US$3,265,426.18.
3.    Loan from General Metals of Tacoma, Inc. to Bill York Crushing and Salvage, Inc. under a promissory note dated April 30, 2010 with a principal balance of $194,727.92.
4.    Loan from SFS II, LLC to United Metals & Scrap, Inc. in a principal amount up to $750,000 under a promissory note dated November 2, 2010.
5.    Non-Recourse Tax Funding Note in the principal amount of $242,879.46, Non-Recourse Creditors Note and Environmental Permit Funding Agreement, each dated May 29, 1998 and executed by the Bowley Trusts in favor of New England Metal Recycling, LLC, with an aggregate outstanding principal balance of $1,713,844.29.

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SCHEDULE 7.03
EXISTING INDEBTEDNESS

Debtor Name	Creditor Name	Type of Credit	Amount of Credit Secured
Cascade Steel Rolling Mills, Inc.	State of Oregon (supported by Bank of NY Trust Co. LC)	Industrial Revenue Bonds	$7,700,000
Capital Leases:
SSI Nevada LLC	Peterbilt Paclease of Reno/Sparks	Equipment lease	442,732
Regional Recycling LLC	Ryder Truck Rental, Inc. d.b.a. Ryder Transportation Services	Equipment lease	473,611
Schnitzer Steel Industries, Inc.	Tealinc, Ltd	Equipment lease	823,753
Selkirk Recovery Inc.	WS Leasing LTD.	Vehicle lease	6,221
Selkirk Recovery Inc.	Ford Credit Canada Limited	Vehicle lease	30,145
Selkirk Recovery Inc.	John Deere Credit Inc.	Equipment lease	31,233
Selkirk Recovery Inc.	WS Leasing LTD.	Vehicle lease	60,678
Selkirk Recovery Inc.	John Deere Credit Inc.	Equipment lease	31,233
Selkirk Recovery Inc.	DaimlerChrysler Truck Financial	Equipment lease	79,381
Walker’s Scrap Metals LTD	Parker Pacific Equipment Sales	Equipment lease	29,321
Pick-N-Pull NW LLC	Truck Rental, Inc. d.b.a. Ryder Transportation Services	Equipment lease	$103,673

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SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
BORROWER:
Schnitzer Steel Industries, Inc.
3200 NW Yeon Avenue
P.O. Box 10047
Portland, Oregon 97296
Attention:    General Counsel
Telephone: (503) 224-9900
Telecopier: (503) 299-2277
Electronic Mail:    generalcounsel@schn.com
With copy to:    rstone@schn.com
Website Address:    www.schnitzersteel.com
U.S. Taxpayer Identification Number:
93-0341923

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
Credit Services
Mail Code: CA4-702-02-25
2001 Clayton Road, Floor 2
Concord, California 94520
Attention: Hussin Baig
Telephone: (925) 675-7659
Telecopier: (888) 264-0966
Electronic Mail: hussin.baig@baml.com

Account No. (for Dollars): 3750836479
Bank of America, New York NY
ABA # 026009593
Account Name: Credit Services West
Attention: Hussin Baig
Reference: Schnitzer Steel Industries, Inc.

Account No. (for Euro): 65280019
Bank of America London
Ref: Schnitzer Steel Ind., Attn: Credit Services West
Swift Address: BOFAGB22

Account No. (for Sterling): 65280027
Bank of America London
Ref: Schnitzer Steel Ind., Attn: Credit Services West

London Sort Code: 16-50-50
Swift Address: BOFAGB22

Account No. (for Yen): 606490661046
Bank of America Tokyo
Ref: Schnitzer Steel Ind., Attn: Credit Services West
Swift Address: BOFAJPJX

Account No. (for Canadian): 711465003220
Bank of America Canada
Transit #01312 Toronto
Ref: Schnitzer Steel Ind., Attn: Credit Services West
Swift Address: BACACATT

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
Mail Code: WA1-501-17-32
800 Fifth Avenue, Floor 17
Seattle, WA 98104
Attention:    Dora A. Brown
Vice President
Telephone: (206) 358-0101
Telecopier: (415) 343-0556
Electronic Mail: dora.a.brown@baml.com

L/C ISSUERS:
Bank of America, N.A.
Trade Operations-Los Angeles #22621
1000 W. Temple Street
Mail Code: CA9-705-07-05
Los Angeles, CA 90012
Attention:    Sandra M. Leon
Vice President
Telephone: (213) 345-5231
Telecopier: (213) 345-6694
Electronic Mail: sandra.leon@baml.com
Wells Fargo Bank, N.A.
1300 SW Fifth Avenue, Suite 1300
Mail Code: P6101-133
Portland OR 97201
Attention:    James Franzen
Vice President
Telephone: (503) 886-2288
Telecopier: (503) 886-3210
Electronic Mail: franzej@wellsfargo.com

SWING LINE LENDER:

Bank of America, N.A.
Credit Services West
Mail Code: CA4-702-02-25
2001 Clayton Road, Floor 2
Concord, California 94520
Attention: Hussin Baig
Telephone: (925) 675-7659
Telecopier: (888) 264-0966
Electronic Mail: hussin.baig@baml.com
Account No.: 3750836479
Bank of America, New York NY
ABA # 026009593
Account Name: Credit Services
Attention: Hussin Baig
Reference: Schnitzer Steel Industries, Inc.

CANADIAN LENDER:
Bank of Montreal
Corporate Finance Division
595 Burrard Street
Vancouver, British Columbia
Canada V7X 1L7
Attention:    James Gallagher, Vice President Corporate Finance Division
Robert Tuck, Director, Corporate Finance Division
Telephone: (604) 668-1251
Telecopier: (604) 687-3666
Electronic Mail: robert.tuck@bmo.com

EXHIBIT A
FORM OF COMMITTED LOAN NOTICE
Date: ___________, _____
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of February 9, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Schnitzer Steel Industries, Inc., an Oregon corporation (the “US Borrower”), Schnitzer Steel BC, Inc., a British Columbia corporation, and Schnitzer Steel Pacific, Inc., a British Columbia corporation (the “Canadian Borrowers”), the US Lenders from time to time party thereto, Bank of Montreal, as Canadian Lender, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The US Borrower hereby requests (select one):
☐ A Borrowing of Committed Loans     ☐ A conversion or continuation of Loans

1.    On _________________________________     (a Business Day).
2.    In the amount of $_____________________.
3.    Comprised of _________________________.
[Type of Committed Loan requested]
4.    In the following currency: _______________.
5.    For Eurocurrency Rate Loans: with an Interest Period of ____ months.
The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

SCHNITZER STEEL INDUSTRIES, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

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EXHIBIT B
FORM OF CANADIAN LOAN NOTICE
Date: ___________, _____
To:    Bank of Montreal, as Canadian Lender
Ladies and Gentlemen:
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of February 9, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Schnitzer Steel Industries, Inc., an Oregon corporation (the “US Borrower”), Schnitzer Steel BC, Inc., a British Columbia corporation, and Schnitzer Steel Pacific, Inc., a British Columbia corporation (the “Canadian Borrowers”), the US Lenders from time to time party thereto, Bank of Montreal, as Canadian Lender, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The US Borrower hereby requests (select one):
☐ A Borrowing of Canadian Loans    ☐ A conversion or continuation of Loans
1.    On _________________________________ (a Business Day).
2.    In the amount of _________________________.
3.    Comprised of _________________________.
[Type of Canadian Loan requested]
4.    For CDOR Rate Loans: with an Interest Period of ____ months.
5.    On behalf of _____________________________ [insert name of applicable Canadian Borrower].
The Canadian Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.03(a) of the Agreement.

SCHNITZER STEEL INDUSTRIES, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

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EXHIBIT C
FORM OF SWING LINE LOAN NOTICE
Date: ___________, _____
To:    Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of February 9, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Schnitzer Steel Industries, Inc., an Oregon corporation (the “US Borrower”), Schnitzer Steel BC, Inc., a British Columbia corporation, and Schnitzer Steel Pacific, Inc., a British Columbia corporation (the “Canadian Borrowers”), the US Lenders from time to time party thereto, Bank of Montreal, as Canadian Lender, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The undersigned hereby requests a Swing Line Loan:
1.    On __________________________________(a Business Day).
2.    In the amount of $______________________.
The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(a) of the Agreement.

SCHNITZER STEEL INDUSTRIES, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

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EXHIBIT D
[AMENDED AND RESTATED] PROMISSORY NOTE
$__,000,000    February 9, 2011
FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _____________________, a [national banking association], or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Second Amended and Restated Credit Agreement, dated as of February 9, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Schnitzer Steel Industries, Inc., an Oregon corporation (the “US Borrower”), Schnitzer Steel BC, Inc., a British Columbia corporation, and Schnitzer Steel Pacific, Inc., a British Columbia corporation (the “Canadian Borrowers”), the US Lenders from time to time party thereto, Bank of Montreal, as Canadian Lender, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
[This Note amends, restates and continues [(i)][ [a portion of] that certain Amended and Restated Promissory Note made by the Borrower in favor of Lender dated [November 8, 2005] [July 3, 2007] in the amount of $[__________]][, (ii) a portion of that certain Amended and Restated Promissory Note made by the Borrower in favor of Bank of America, N.A., a national banking association, dated July 3, 2007 in the amount of $82,500,000, (iii) a portion of that certain Amended and Restated Promissory Note made by the Borrower in favor of Wells Fargo Bank, National Association, a national banking association, dated July 3, 2007 in the amount of $67,500,000, (iv) a portion of that certain Amended and Restated Promissory Note made by the Borrower in favor of U.S. Bank National Association, a national banking association, a national banking association, dated November 8, 2005 in the amount of $50,000,000, (v) a portion of that certain Amended and Restated Promissory Note made by the Borrower in favor of The Bank of Tokyo-Mitsubishi UFJ, Ltd., a banking corporation organized under the laws of Japan, dated July 3, 2007 in the amount of $50,000,000, (vi) a portion of that certain Amended and Restated Promissory Note made by the Borrower in favor of Citicorp USA, Inc., a Delaware corporation, dated July 3, 2007 in the amount of $45,000,000, (vii) a portion of that certain Amended and Restated Promissory Note made by the Borrower in favor of First Hawaiian Bank, a Hawaii corporation, dated July 3, 2007 in the amount of $30,000,000, (viii) a portion of that certain Amended and Restated Promissory Note made by the Borrower in favor of Comerica West Incorporated, a Delaware corporation, dated November 8, 2005 in the amount of $25,000,000, (ix) a portion of that certain Amended and Restated Promissory Note made by the Borrower in favor of HSBC Bank USA, N.A., a national banking association, dated November 8, 2005 in the amount of $25,000,000, (x) a portion of that certain Amended and Restated Promissory Note made by the Borrower in favor of JPMorgan Chase Bank, N.A., a national banking association, dated November 8, 2005 in the amount of $25,000,000, (xi) a portion of that certain Amended and Restated Promissory Note made by the Borrower in favor of The Northern Trust Company, an Illinois banking corporation, dated November 8, 2005 in the amount of $25,000,000, and (xii) a portion of that certain Amended and Restated Promissory Note made by the Borrower in favor of PNC Bank, National Association, a national banking association, dated November 8, 2005 in the amount of $25,000,000] ([collectively,] the “Prior Note[s]”). The indebtedness evidenced by the Prior Note[s] has not been repaid, satisfied or discharged and nothing herein shall constitute a repayment, satisfaction or discharge of such indebtedness.]
The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as

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provided in the Agreement. Except as otherwise provided in Section 2.05(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Committed Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON.

SCHNITZER STEEL INDUSTRIES, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

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LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

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EXHIBIT E
FORM OF PROMISSORY NOTE
$__,000,000    February 9, 2011
FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to BANK OF MONTREAL, a Canadian chartered bank, or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Second Amended and Restated Credit Agreement, dated as of February 9, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Schnitzer Steel Industries, Inc., an Oregon corporation (the “US Borrower”), the Borrower and [Schnitzer Steel BC, Inc., a British Columbia corporation][Schnitzer Steel Pacific, Inc., a British Columbia corporation] (the “Canadian Borrowers”), the US Lenders from time to time party thereto, the Lender, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Lender in Canadian Dollars at the Lender’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF PROVINCE OF BRITISH COLUMBIA.

[CANADIAN BORROWER]

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

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LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

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EXHIBIT F
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: ___________, _____
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of February 9, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Schnitzer Steel Industries, Inc., an Oregon corporation (the “US Borrower”), Schnitzer Steel BC, Inc., a British Columbia corporation, and Schnitzer Steel Pacific, Inc., a British Columbia corporation (the “Canadian Borrowers”), the US Lenders from time to time party thereto, Bank of Montreal, as Canadian Lender, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________________________________ of the US Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.
3.    A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

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4.    The representations and warranties of the US Borrower contained in Article V of the Credit Agreement, or contained in any document furnished by the US Borrower under or in connection with the Credit Agreement, are correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case it shall be true and correct in all respects) on and as of the date hereof, except to the extent that any such representations and warranties specifically refer to an earlier date, in which case such representations and warranties were true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case it shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5.    The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________, ____.

SCHNITZER STEEL INDUSTRIES, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

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For the Quarter/Year ended ___________________ (“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

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For the Quarter/Year ended ___________________ (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

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EXHIBIT G
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities ) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]: ________________________
________________________

2.	Assignor[s]: ________________________
________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s): Schnitzer Steel Industries, Inc. (the “US Borrower”), and Schnitzer Steel BC, Inc. and Schnitzer Steel Pacific, Inc. (the “Canadian Borrowers”).

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Second Amended and Restated Credit Agreement, dated as of February 9, 2011,

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among Schnitzer Steel Industries, Inc., Schnitzer Steel BC, Inc., Schnitzer Steel Pacific, Inc., the US Lenders from time to time party thereto, Bank of Montreal, as Canadian Lender, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
			$—	$—	—%
			$—	$—	—%
			$—	$—	—%

7.	Trade Date: ____________________
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By: _____________________________
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By: _____________________________
Title:
[Consented to and] Accepted:
BANK OF AMERICA, N.A., as
Administrative Agent
By: _________________________________
Title:
[Consented to:]
SCHNITZER STEEL INDUSTRIES, INC.
SCHNITZER STEEL BC, INC.
SCHNITZER STEEL PACIFIC, INC.
By: _________________________________
Title:

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ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
Second Amended and Restated Credit Agreement, dated as of February 9, 2011, among Schnitzer Steel Industries, Inc., Schnitzer Steel BC, Inc., Schnitzer Steel Pacific, Inc., the US Lenders from time to time party thereto, Bank of Montreal, as Canadian Lender, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and

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other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Washington.

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EXHIBIT H
FORM OF SECOND AMENDED AND RESTATED CONTINUING GUARANTY
This SECOND AMENDED AND RESTATED CONTINUING GUARANTY (“Guaranty”) is entered into as of February 9, 2011, is made by SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation (the “US Borrower”), MANUFACTURING MANAGEMENT, INC., an Oregon corporation (“Manufacturing”), GENERAL METALS OF TACOMA, INC., a Washington corporation (“General Metals”), CASCADE STEEL ROLLING MILLS, INC., an Oregon corporation (“Cascade”), NORPROP, INC., an Oregon corporation (“Norprop”), JOINT VENTURE OPERATIONS, INC., a Delaware corporation (“JV Operations”), PROLERIDE TRANSPORT SYSTEMS, INC., a Delaware corporation (“Proleride”), PROLERIZED NEW ENGLAND COMPANY LLC, a Delaware limited liability company (“Prolerized”), PICK-N-PULL AUTO DISMANTLERS, a California general partnership (“Auto Dismantlers”), PICK AND PULL AUTO DISMANTLING, INC., a California corporation (“Auto Dismantling”), SCHNITZER SOUTHEAST, LLC, a Georgia limited liability company (“Schnitzer Southeast”), TTS RECYCLING LLC, a Delaware limited liability company (“TTS”), SCHNITZER STEEL HAWAII CORP., a Delaware corporation (“Schnitzer Hawaii”), PICK-N-PULL AUTO DISMANTLERS, STOCKTON, LLC, a California limited liability company (“Stockton”), METALS RECYCLING L.L.C., a Rhode Island limited liability company (“Metals Recycling”), Edman Corp., an Oregon corporation, (“Edman”), Pick-N-Pull Northwest, LLC, an Oregon limited liability company (“Northwest”), U-Pull-It, Inc., a California corporation (“U-Pull-It”), Levi’s Iron and Metal, Inc., an Oregon corporation (“Levi’s”), Auto Parts Group Southwest, LLC, a Delaware limited liability company (“Auto Parts” and together with the US Borrower, Manufacturing, General Metals, Cascade, Norprop, JV Operations, Proleride, Prolerized, Auto Dismantlers, Auto Dismantling, Schnitzer Southeast, TTS, Schnitzer Hawaii, Stockton, Metals Recycling, Edman, Northwest, U-Pull-It, Levi’s and each additional guarantor becoming a party hereto as provided in Section 24 hereof, collectively, the “Guarantors” and individually, a “Guarantor”), in favor of the Lenders and the L/C Issuers (as such terms are defined in the Credit Agreement referred to below), any Affiliate of any Lender a party to a Specified Swap Contract (as defined below), and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders and its successors as agent for the Lenders (in such capacity, and together with its successors as administrative agent for the Lenders, the “Administrative Agent”).
RECITALS
A.    The US Borrower, Bank of America, N.A., a national banking association (“Bank of America”), Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), U.S. Bank National Association, a national banking association (“U.S. Bank”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., a banking corporation organized under the laws of Japan (“BTMU”), Citicorp USA, Inc., a Delaware corporation (“Citicorp”), First Hawaiian Bank, a Hawaii corporation (“First Hawaiian”), Comerica West Incorporated, a Delaware corporation (“Comerica”), HSBC Bank USA, N.A., a national banking association (“HSBC”) JPMorgan Chase Bank, N.A., a national banking association (“JPMorgan Chase”), The Northern Trust Company, an Illinois banking corporation (“Northern Trust”), PNC Bank, National Association, a national banking association (“PNC Bank” and together with Bank of America, Wells Fargo, U.S. Bank, Citicorp, First Hawaiian, Comerica, HSBC, JPMorgan Chase and Northern Trust, collectively, the “Existing Lenders”) and Bank of America, N.A., as administrative agent for Existing Lenders (in such capacity, the “Existing Agent”), lender of swing line loans (in such capacity, the “Existing Swing Line Lender”) and Bank of America, N.A. and Wells Fargo Bank, National Association, each as issuers of letters of credit (in such capacity, the “Existing L/C Issuers”), are parties to that certain Amended and Restated Credit Agreement dated as of November 8, 2005 (as amended, restated, supplemented or otherwise modified, the “Existing Credit Agreement”) pursuant to which the Existing

Lenders have made, or committed to make, revolving loans to the US Borrower and the Existing L/C Issuers have issued letters of credit for the account of the US Borrower.
B.    In connection with the Existing Credit Agreement, Manufacturing, General Metals, Cascade, Norprop, JV Operations, Proleride, Prolerized, Schnitzer Global Exchange Corp., a Delaware corporation (“Global Exchange”), Greenleaf Auto Recyclers, LLC, a Delaware limited liability company (“Greenleaf”), Auto Dismantlers, Auto Dismantling, Regional Recycling, Inc., an Oregon corporation (“Regional Recycling”), Schnitzer Southeast, TTS, Schnitzer Hawaii, Stockton and Metals Recycling entered into or became a party to that certain Amended and Restated Continuing Guaranty dated as of November 8, 2005 (as amended, restated, supplemented or otherwise modified, the “Existing Guaranty”), pursuant to which such Persons guaranteed, among other things, the indebtedness, liabilities and obligations of the US Borrower owing to the Existing Lenders and the Existing L/C Issuers arising under the Existing Credit Agreement.
C.    Greenleaf was sold by the US Borrower, and pursuant to that certain Release of Guarantor dated October 1, 2009, the Administrative Agent released Greenleaf from its liabilities, obligations, covenants and duties arising under the Existing Guaranty.
D.    Global Exchange and Regional Recycling each have been or are in the process of being dissolved by the US Borrower.
E.    Immediately prior to the execution and delivery of this Guaranty, Citicorp, Comerica and certain of the other Existing Lenders, Bank of the West, a California banking corporation (“BOW”), Banner Bank, a Washington banking corporation (“Banner Bank”), Bank of Montreal, a Canadian chartered bank, acting through its Chicago Branch (“BMO”), Sumitomo Mitsui Banking Corporation, a banking corporation organized under the laws of Japan (“SMBC”), Umpqua Bank, an Oregon banking corporation (“Umpqua Bank” and together with BOW, Banner Bank, BMO and SMBC collectively, the “New Lenders”), and the US Borrower entered into that certain Assignment and Assumption Agreement dated effective February 9, 2011, pursuant to which, among other things, Citicorp, Comerica assigned and sold, and the New Lenders assumed and purchased all of Citicorp’s and Comerica’s rights and obligations under the Existing Credit Agreement.
F.    The US Borrower, Schnitzer Steel BC, Inc., a British Columbia corporation (“Schnitzer BC”), and Schnitzer Steel Pacific, Inc., a British Columbia corporation (“Schnitzer Pacific” and together with Schnitzer BC and certain Subsidiaries of the US Borrower party to the Credit Agreement pursuant to Section 2.15 thereof, the “Canadian Borrowers” and together with the US Borrower, collectively, the “Borrowers” and individually, a “Borrower”), Bank of America, Wells Fargo, BTMU, U.S. Bank, JPMorgan Chase, PNC Bank, First Hawaiian, BOW, HSBC, SMBC, Umpqua Bank, BMO, Northern Trust and Banner Bank (Bank of America, Wells Fargo, BTMU, U.S. Bank, JPMorgan Chase, PNC Bank, First Hawaiian, BOW, HSBC, SMBC, Umpqua Bank, BMO, Northern Trust and Banner Bank and each other lender from time to time party to the Credit Agreement (as defined below), collectively, the “US Lenders” and individually, a “US Lender”), Bank of Montreal, a Canadian chartered bank, as lender of loans to and issuer of letters of credit for the account of the Canadian Borrowers (in such capacity, the “Canadian Lender” and together with the US Lenders, collectively, the “Lenders” and individually, a “Lender”), the Administrative Agent and Bank of America, N.A., as Swing Line Lender and L/C Issuer, are parties to that certain Second Amended and Restated Credit Agreement dated as of February 9, 2011 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), which Credit Agreement amended, restated and replaced the Existing Credit Agreement in its entirety.
G.    It is a condition precedent to each Lender’s obligation to make its initial Credit Extension under the Credit Agreement that the Guarantors enter into this Guaranty.

H.    Each Guarantor as a direct or indirect wholly-owned Subsidiary of the US Borrower will derive substantial and direct benefits (which benefits are hereby acknowledged by each Guarantor) from the loans and the letters of credit and other benefits to be provided to the Borrowers under the Credit Agreement.
NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lenders (including the Swing Line Lender) and the L/C Issuers to make Credit Extensions under the Credit Agreement, each Guarantor hereby agrees to amend and restate the Existing Guaranty in its entirety as follows:
1.    Definitions. All capitalized terms used in this Guaranty and not otherwise defined herein have the meanings specified in the Credit Agreement. References to the Lenders or any Lender herein shall include the Swing Line Lender in its capacity as a Lender and as Swing Line Lender. As used in this Guaranty, “Paid in Full” or “Payment in Full” shall mean (a) the payment in full in cash and performance of all Guaranteed Obligations (other than contingent indemnification obligations and obligations not then due and payable under any Specified Swap Contract) and, at the time of payment, there is no basis for defeasance, disgorgement, repayment or return for any reason whatsoever, (b) the termination of all Commitments and (c) either (i) the cancellation and return to applicable L/C Issuer of all Letters of Credit and the cancellation and return to the Canadian Lender of all Canadian Letters of Credit or (ii) the Cash Collateralization of all Letters of Credit and Canadian Letters of Credit in an amount and in the manner required by the Credit Agreement.
2.    Guaranty.
(a)    US Obligations. Subject to the provisions of Section 3 below, Manufacturing, General Metals, Cascade, Norprop, JV Operations, Proleride, Prolerized, Auto Dismantlers, Auto Dismantling, Schnitzer Southeast, TTS, Schnitzer Hawaii, Stockton, Metals Recycling, Edman, Northwest, U-Pull-It, Levi’s, Auto Parts and each additional guarantor becoming a party hereto as provided in Section 24 hereof, collectively, the “US Guarantors” and individually, a “US Guarantor”), hereby irrevocably, absolutely and unconditionally guarantees, jointly with the other US Guarantors and severally, as a primary obligor and not merely as a surety, the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, and at all times thereafter, all of the following debts, liabilities and obligations (collectively, the “US Guaranteed Obligations”): (i) all advances to, and debts, liabilities, obligations, covenants and duties of, the US Borrower owing to the Administrative Agent, each US Lender and each L/C Issuer arising under the Credit Agreement and each other Loan Document or otherwise with respect to any Committed Loan, Swing Line Loan, Letter of Credit or L/C Obligation; (ii) all debts, liabilities, obligations, covenants and duties of, the US Borrower or any of its Subsidiaries owing to any US Lender or any Affiliate of any US Lender and arising under any Swap Contract made or entered into at any time, or in effect at any time, whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between any Borrower and any Person which was a US Lender or any Affiliate of a US Lender at the time such Swap Contract was entered into (a “Specified Swap Contract”), including liabilities and obligations arising in connection with or as a result of early termination of any such Swap Contract; and (iii) any and all fees, costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent, any US Lender or any L/C Issuer in enforcing any rights of any US Lender, any L/C Issuer or the Administrative Agent under the Loan Documents, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any US Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, each US Guarantor’s liability hereunder shall extend to all amounts that constitute part of the US Guaranteed Obligations and would be owed by any US Loan Party to the Administrative Agent, any US Lender or any L/C Issuer (or any Affiliate of a US Lender in the case of a Specified Swap Contract) under the Loan Documents or a Specified Swap Contract but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code of the United States of America (Title 11, United States Code) (the “Bankruptcy Code”) or the operation of Sections 502(b) and 506(b) of the Bankruptcy Code.
(b)    Canadian Obligations. US Borrower and, subject to the provisions of Section 3 below, each US Guarantor (collectively, the “Canadian Guarantors” and individually, a “Canadian Guarantor”) hereby irrevocably, absolutely and unconditionally guarantees, jointly with the other Canadian Guarantors and severally, as a primary obligor and not merely as a surety, the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, and at all times thereafter, all of the following debts, liabilities and obligations (collectively, the “Canadian Guaranteed Obligations”): (i) all advances to, and debts, liabilities, obligations, covenants and duties of, any Canadian Borrower owing to the Canadian Lender arising under the Credit Agreement and each other Loan Document or otherwise with respect to any Canadian Loan, Canadian Letter of Credit or Canadian L/C Obligation; and (ii) any and all fees, costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Canadian Lender in enforcing any rights of the Canadian Lender or the Administrative Agent under the Loan Documents in respect of the Canadian Guaranteed Obligations, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Canadian Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, each Canadian Guarantor’s liability hereunder shall extend to all amounts that constitute part of the Canadian Guaranteed Obligations and would be owed by any Canadian Loan Party to the Canadian Lender under the Loan Documents but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or the operation of Sections 502(b) and 506(b) of the Bankruptcy Code.
3.    Limitation of Liability. Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, the obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to an Affiliate of the US Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable Law or pursuant to the terms of any agreement.
4.    Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Payment in Full of the US Guaranteed Obligations and the Canadian Guaranteed Obligations (collectively, the “Guaranteed Obligations”). In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)    This Guaranty constitutes a guaranty of payment and performance when due and not of collection.
(b)    The Administrative Agent acting for itself, the Lenders and the L/C Issuers may enforce this Guaranty upon the occurrence of an Event of Default under the Loan Documents notwithstanding the existence of any dispute between any Borrower and the Administrative Agent, any Lender or any L/C Issuer with respect to the existence of such Event of Default.
(c)    The obligations of each Guarantor hereunder are independent of the obligations of each Borrower under the Loan Documents and the obligations of any other guarantor of the obligations of any Borrower under the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or any other Loan Party or whether any Borrower or any other Loan Party is joined in any such action or actions.
(d)    Payment by the Guarantors of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent, any Lender or any L/C Issuer (or any Affiliate of a US Lender in the case of a Specified Swap Contract) is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release any Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit.
(e)    The Administrative Agent, the Lenders and the L/C Issuers (or any Affiliate of a US Lender in the case of a Specified Swap Contract) upon such terms as they deem appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the Guaranteed Obligations, (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations and (v) exercise any other rights available to them under the Loan Documents.
(f)    This Guaranty and the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not such Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce an agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of the Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty for the Guaranteed Obligations, in each case whether or not in accordance with the terms of the Loan Documents or any agreement relating to such other guaranty; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source to the payment of indebtedness of any Borrower other than the Guaranteed Obligations, even though the Administrative Agent, any Lender or any L/C Issuer (or any Affiliate of a US Lender in the case of a Specified Swap Contract) might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) the Administrative Agent’s, any Lender’s or any L/C Issuer’s (or any Affiliate of a US Lender in the case of a Specified Swap Contract) consent to the change, reorganization or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any defenses, set-offs or counterclaims which any Borrower may allege or assert against the Administrative Agent, any Lender or any L/C Issuer (or any Affiliate of a US Lender in the case of a Specified Swap Contract) in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
5.    Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Administrative Agent, each Lender and each L/C Issuer:
(a)    any right to require the Administrative Agent, any Lender or any L/C Issuer, as a condition of payment or performance by any Guarantor, to (i) proceed against any Borrower, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or have resort to any balance of any deposit account or credit on the books of the Administrative Agent, any Lender or any L/C Issuer in favor of any Borrower or any other Person, or (iii) pursue any other remedy in the power of the Administrative Agent, any Lender or any L/C Issuer whatsoever;
(b)    any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower from any cause other than Payment in Full of the Guaranteed Obligations;
(c)    any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
(d)    any defense based upon the Administrative Agent’s, any Lender’s or any L/C Issuer’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith;
(e)    (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of any Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder or the enforcement hereof, and (iii) any rights to set-offs, recoupments and counterclaims;
(f)    notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Loan Documents or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 4 above and any right to consent to any thereof; and
(g)    any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.
6.    Guarantor’s Rights of Subrogation, Contribution, Etc. Until all of the Guaranteed Obligations shall have been Paid in Full, each Guarantor waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower, and (b) any right to enforce, or to participate in, any claim, right or remedy that the Administrative Agent, any Lender or any L/C Issuer now has or may hereafter have against any Borrower. In addition, until all of the Guaranteed Obligations shall have been Paid in Full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor of the Guaranteed Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower, and any rights of contribution such Guarantor may have against any such other guarantor (including any Guarantor), shall be junior and subordinate to any rights the Administrative Agent, the Lenders and the L/C Issuers may have against any Borrower, and to any right the Administrative Agent, any Lender or any L/C Issuer may have against such other guarantor (including any Guarantor). If any amount shall be paid to a Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time prior to the Payment in Full of the Guaranteed Obligations, such amount shall be held in trust for the Administrative Agent and shall forthwith be paid over to the Administrative Agent to be applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
7.    Subordination of Other Obligations. Any debts, liabilities and obligations of any Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such debts, liabilities and obligations of any Borrower to any Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent and shall forthwith be paid over to the Administrative Agent to be applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of any Guarantor under any other provision of this Guaranty.
8.    Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until the Guaranteed Obligations shall have been Paid in Full; provided, however, that the obligations of the Guarantors under Section 13 shall survive any termination of this Guaranty. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
9.    Authority of Borrowers and Guarantors. It is not necessary for the Administrative Agent, any Lender or any L/C Issuer to inquire into the powers of any Borrower or any other Loan Party or of the officers, directors, members, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
10.    Information. Committed Loans and Swing Line Loans may be made or continued by the US Lenders, Letters of Credit may be issued, amended or extended by the L/C Issuers and Canadian

Loans may be made and Canadian Letters of Credit may be issued, amended or extended by the Canadian Lender, as applicable, to or for the account of the applicable Borrower from time to time under the Credit Agreement and related Loan Documents without notice to or authorization from any Guarantor regardless of the financial or other condition of any Borrower at the time of any such extension of credit. Neither the Administrative Agent, any Lender or any L/C Issuer shall have any obligation to disclose or discuss with any Guarantor its assessment, or such Guarantor’s assessment, of the financial condition of any Borrower. Each Guarantor has adequate means to obtain information from any Borrower on a continuing basis concerning the financial condition of such Borrower and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of each Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of the Administrative Agent, any Lender or any L/C Issuer to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower now known or hereafter known by the Administrative Agent, such Lender or such L/C Issuer.
11.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each Affiliate of a US Lender a party to a Specified Swap Contract is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the applicable Guarantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
12.    Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.
(a)    Until all of the Guaranteed Obligations shall have been Paid in Full, no Guarantor shall, without the prior written consent of the Administrative Agent in accordance with the terms of the Credit Agreement, commence or join with any other Person in commencing any proceeding under any Debtor Relief Law against any Borrower. The obligations of the Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding under any Debtor Relief Laws naming any Borrower as the debtor or by any defense which the Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)    Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceedings had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of each Guarantor, the Administrative Agent, each Lender and each L/C Issuer that the Guaranteed Obligations which are Guaranteed by the Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Each Guarantor will permit any trustee in any proceeding under any Debtor Relief Law or similar person to pay the Administrative Agent, the Lenders and the L/C Issuers, or allow the claims of the Administrative Agent, the Lenders and the L/C Issuers (or any Affiliate of a US Lender in the case of a Specified Swap Contract) in respect of, any such interest accruing after the date on which such proceeding is commenced.
(c)    In the event that all or any portion of the Guaranteed Obligations are paid by a Borrower or by any other guarantor (including any Guarantor), the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Administrative Agent, any Lender or any L/C Issuer (or any Affiliate of a US Lender in the case of a Specified Swap Contract) as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes under this Guaranty.
13.    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any Guarantor or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Guarantor or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Guarantor or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the such Guarantor shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Guarantor or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Guarantor or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Guarantor or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Guarantor shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)    Payment of Other Taxes by Guarantors. Without limiting the provisions of subsection (a) above, each Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
(c)    Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, each Guarantor shall, and does hereby, indemnify the Administrative Agent, each Lender and each L/C Issuer, and shall make payment in respect thereof within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by any Guarantor or the Administrative Agent or paid by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Guarantors shall also, and do hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.
(ii)    Without limiting the provisions of subsection (a) or (b) above, by its acceptance of this Guaranty, each Lender and each L/C Issuer agrees, and does hereby, indemnify each Guarantor and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for any Guarantor or the Administrative Agent) incurred by or asserted against any Guarantor or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or such L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or such L/C Issuer, as the case may be, to any Guarantor or the Administrative Agent pursuant to subsection (e). Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
(d)    Evidence of Payments. Upon request by any Guarantor or the Administrative Agent, as the case may be, after any payment of Taxes by such Guarantor or by the Administrative Agent to a Governmental Authority as provided in this Section 13, such Guarantor shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Guarantor, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Guarantor or the Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation. (i) By its acceptance of this Guaranty, each Lender agrees to deliver to the US Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the US Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Guarantors, the US Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by any Guarantor hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the any Guarantor pursuant to this Guaranty or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions.
(ii)    Without limiting the generality of the foregoing, if the applicable Guarantor is resident for tax purposes in the United States,
(A)    any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the US Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the US Borrower on behalf of the Borrower, any Guarantor or the Administrative Agent as will enable the US Borrower, such Guarantor or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
(B)    each Foreign Lender that, with respect to the US Borrower, is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the US Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under the Credit Agreement (and from time to time thereafter upon the request of the US Borrower on behalf of the US Borrower, any Guarantor or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(I)    executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(II)    executed originals of Internal Revenue Service Form W-8ECI,
(III)    executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,
(IV)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the US Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or
(V)    executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the US Borrower, any Guarantor or the Administrative Agent to determine the withholding or deduction required to be made.
(iii)    Each Lender shall promptly (A) notify the US Borrower and the Administrative

Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the applicable Borrower, any Guarantor or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.
(iv)    Each Guarantor shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Guarantor, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Guarantor or with respect to which any Guarantor has paid additional amounts pursuant to this Section, it shall pay to such Guarantor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Guarantor under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Guarantor, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Guarantor or any other Person.
14.    Payment by Guarantors; Application of Payments. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent, any Lender or any L/C Issuer has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent, the Lenders or the L/C Issuers (or any Affiliate of a US Lender in the case of a Specified Swap Contract) as designated thereby, in cash such Guaranteed Obligation. Except as otherwise expressly provided herein, all payments by any Guarantor hereunder shall be made to the Administrative Agent, for the account of the Lenders or the applicable L/C Issuer at the Administrative Agent’s Payment Office in Dollars. Payments received from any Guarantor shall, unless otherwise expressly provided herein, be applied:
First, to payment of any fees, costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the exercise, enforcement or protection of any of the rights of the Administrative Agent, the Lenders and the L/C Issuers under this Guaranty; and
Second, to payment in full of the Guaranteed Obligations (to the extent not included in clause First above) in accordance with Section 8.03 of the Credit Agreement.
The Administrative Agent shall have absolute discretion as to the time of application of any payments received from any Guarantor.
15.    Assignments, Participations, Confidentiality. Any Lender and any L/C Issuer may from time to time, without notice to any Guarantor and without affecting any Guarantor’s obligations hereunder, transfer its interest in the Guaranteed Obligations to Eligible Assignees in the manner permitted by the Credit Agreement. Each Guarantor agrees that each such transfer will give rise to a direct obligation of such Guarantor to each such Eligible Assignee and that each such Eligible Assignee shall have the same rights and benefits under this Guaranty as it would have if it were a Lender or L/C Issuer, as the case may be, a party to the Credit Agreement and this Guaranty. Each Guarantor, the Administrative Agent, each Lender and each L/C Issuer agree that the provisions of Section 10.07 of the Credit Agreement shall apply to all information provided to the Administrative Agent, a Lender or an L/C Issuer by any Guarantor under this Guaranty or any other Loan Document to which such Guarantor is a party, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by such Guarantor; provided that, in the case of information received from a Guarantor after the date hereof, such information is clearly identified in writing at the time of delivery as confidential.
16.    Loan Document. This Guaranty is a Loan Document executed and delivered pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. Without limiting the generality of the foregoing, the rules of construction and interpretation specified in Section 1.02 of the Credit Agreement also apply to this Guaranty and are incorporated herein by this reference.
17.    Notices. All notices and other communications provided herein shall be given in accordance with Section 10.02 of the Credit Agreement and in the case of the Guarantors, to such Guarantor c/o Schnitzer Steel Industries, Inc. at the address or telecopier number specified for the US Borrower on Schedule 10.02 to the Credit Agreement.
18.    No Waiver; Cumulative Remedies. No failure by the Administrative Agent, any Lender or any L/C Issuer to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Administrative Agent, the Lenders and the L/C Issuers. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy. No notice or demand on any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances.
19.    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON.
(b)    SUBMISSION TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE

JURISDICTION OF THE COURTS OF THE STATE OF WASHINGTON SITTING IN KING COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF WASHINGTON, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH WASHINGTON STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 17. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
20.    Waiver of Jury Trial. EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.
21.    USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Guarantors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Guarantors, which information includes the name and address of each Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Guarantor in accordance with the Act. The Guarantors shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
22.    Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall be effective unless in writing signed by the Administrative Agent and such Guarantor, subject to any consent required in accordance with Section 10.01 of the Credit Agreement, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Committed Loan, a Swing Line Loan or a Canadian Loan or issuance of a Letter of Credit or Canadian Letter of Credit under the Credit Agreement shall not be construed as a waiver of any Default or Event of Default under the Credit Agreement.
23.    Counterparts; Integration; Effectiveness. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Guaranty.
24.    Additional Guarantors. Pursuant to Section 6.12 of the Credit Agreement, each Domestic Subsidiary that becomes a Material Subsidiary and each Subsidiary designated a Designated Subsidiary is required to become a party to this Guaranty as a Guarantor upon becoming a Material Subsidiary or a Designated Subsidiary, as applicable. Upon the execution and delivery by such Material Subsidiary or a Designated Subsidiary of an instrument in the form of Annex 1 hereto and acceptance thereof by the Administrative Agent, such Material Subsidiary or Designated Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
25.    Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
26.    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Guaranty (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable Laws).
27.    Release. Each Guarantor (other than the US Borrower) shall be entitled to be released from its obligations under this Guaranty as provided in Section 9.10 of the Credit Agreement if such Guarantor ceases to be a Subsidiary as a result of a transaction permitted thereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the release of any other Guarantor.
28.    Oral Agreements. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
IN WITNESS WHEREOF, each Guarantor has executed this Guaranty by its duly authorized officer as of the day and year first above written.

SCHNITZER STEEL INDUSTRIES, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

MANUFACTURING MANAGEMENT, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

GENERAL METALS OF TACOMA, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

CASCADE STEEL ROLLING MILLS, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

NORPROP, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

JOINT VENTURE OPERATIONS, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

PROLERIDE TRANSPORT SYSTEMS, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

PROLERIZED NEW ENGLAND COMPANY LLC

By: Proleride Transport Systems, Inc.
Its: Member
Name: _______________________________________
Title: ________________________________________

PICK-N-PULL AUTO DISMANTLERS

By: Norprop, Inc.
Its: General Partner
Name: _______________________________________
Title: ________________________________________

PICK AND PULL AUTO DISMANTLING, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

SCHNITZER SOUTHEAST, LLC

By: Schnitzer Steel Industries, Inc.
Its: Member
Name: _______________________________________
Title: ________________________________________

TTS RECYCLING LLC

By: Joint Venture Operations, Inc.
Its: Member
Name: _______________________________________
Title: ________________________________________

SCHNITZER STEEL HAWAII CORP.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

PICK-N-PULL AUTO DISMANTLERS, STOCKTON, LLC

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

METALS RECYCLING L.L.C.

By: Joint Venture Operations, Inc.
Its: Member
Name: _______________________________________
Title: ________________________________________

EDMAN CORP.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

PICK-N-PULL NORTHWEST, LLC

By: Norprop, Inc.
Its: Member
Name: _______________________________________
Title: ________________________________________

U-PULL-IT, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

LEVI’S IRON AND METAL, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

AUTO PARTS GROUP SOUTHWEST, LLC

By: Norprop, Inc.
Its: Member
Name: _______________________________________
Title: ________________________________________
Accepted

BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

ANNEX 1
SUPPLEMENT
SUPPLEMENT NO. ____ dated as of __________________, to the Second Amended and Restated Continuing Guaranty dated as of February 9, 2011, (the “Guaranty”) made by MANUFACTURING MANAGEMENT, INC., an Oregon corporation (“Manufacturing”), GENERAL METALS OF TACOMA, INC., a Washington corporation (“General Metals”), CASCADE STEEL ROLLING MILLS, INC., an Oregon corporation (“Cascade”), NORPROP, INC., an Oregon corporation (“Norprop”), JOINT VENTURE OPERATIONS, INC., a Delaware corporation (“JV Operations”), PROLERIDE TRANSPORT SYSTEMS, INC., a Delaware corporation (“Proleride”), PROLERIZED NEW ENGLAND COMPANY, LLC, a Delaware limited liability company (“Prolerized”), PICK-N-PULL AUTO DISMANTLERS, a California general partnership (“Auto Dismantlers”), PICK AND PULL AUTO DISMANTLING, INC., a California corporation (“Auto Dismantling”), SCHNITZER SOUTHEAST, LLC, a Georgia limited liability company (“Schnitzer Southeast”), TTS RECYCLING LLC, a Delaware limited liability company (“TTS”), SCHNITZER STEEL HAWAII CORP., a Delaware corporation (“Schnitzer Hawaii”), PICK-N-PULL AUTO DISMANTLERS, STOCKTON, LLC, a California limited liability company (“Stockton”), METALS RECYCLING L.L.C., a Rhode Island limited liability company (“Metals Recycling”), Edman Corp., an Oregon corporation, (“Edman”), Pick-N-Pull Northwest, LLC, an Oregon limited liability company (“Northwest”), U-Pull-It, Inc., a California corporation (“U-Pull-It”), Levi’s Iron and Metal, Inc., an Oregon corporation (“Levi’s”), Auto Parts Group Southwest, LLC, a Delaware limited liability company (“Auto Parts” and together with Manufacturing, General Metals, Cascade, Norprop, JV Operations, Proleride, Prolerized, Auto Dismantlers, Auto Dismantling, Schnitzer Southeast, TTS, Schnitzer Hawaii, Stockton, Metals Recycling, Edman, Northwest, U-Pull-It, Levi’s and each additional guarantor becoming a party thereto as provided in Section 24 thereof, collectively, the “Guarantors” and individually, a “Guarantor”), in favor of the Lenders and the L/C Issuers (as such terms are defined in the Credit Agreement referred to below), any Affiliate of any Lender a party to a Specified Swap Contract (as defined below), and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders and its successors as agent for the Lenders (in such capacity, and together with its successors as administrative agent for the Lenders, the “Administrative Agent”).
RECITALS
A.    Schnitzer Steel Industries, Inc., an Oregon corporation (the “US Borrower”) is a party to that certain Second Amended and Restated Credit Agreement dated as of February 9, 2011 by and among the US Borrower, Schnitzer Steel BC, Inc., a British Columbia corporation, and Schnitzer Steel Pacific, Inc., a British Columbia corporation, the US Lenders from time to time party thereto, Bank of Montreal, as Canadian Lender, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Credit Agreement”).
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty.
C.    The Guarantors have entered into the Guaranty in order to induce the Lenders (including the Swing Line Lender) and the L/C Issuers to make Credit Extensions under the Credit Agreement, and pursuant to Section 6.12 of the Credit Agreement, each Domestic Subsidiary that becomes a Material Subsidiary and each Subsidiary designated a Designated Subsidiary is required to enter into the Guaranty as a Guarantor upon becoming a Material Subsidiary or a Designated Subsidiary, as applicable.

DWT 16166918v15 4900000-001225
1

D.    The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in consideration for the Lenders (including the Swing Line Lender) and the L/C Issuers to make Credit Extensions under the Credit Agreement.
Accordingly, the New Guarantor agrees as follows:
1.    In accordance with Section 24 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Guarantor. The Guaranty is hereby incorporated herein by reference.
2.    This Supplement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Supplement by telecopy shall be effective as delivery of a manually executed counterpart of this Supplement.
3.    Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.
4.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON.
5.    Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.    All communications and notices hereunder shall be in writing and given as provided in Section 17 of the Guaranty.
7.    ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
IN WITNESS WHEREOF, the New Guarantor has executed this Supplement by its duly authorized officer as of the day and year first above written.

[NEW GUARANTOR]

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

Accepted:

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BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

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EXHIBIT I
FORM OF CANADIAN GUARANTEE
This CONTINUING GUARANTEE (“Guarantee”) is entered into as of February 9, 2011, is made by [___________________________] (the “Guarantor”), in favour of the BANK OF MONTREAL, as Canadian Lender (as such term is defined in the Credit Agreement referred to below), and BANK OF AMERICA, N.A., a national banking association, as administrative agent and its successors, acting for this purpose as an agent of the Canadian Lender pursuant to [the terms of] the Credit Agreement (in such capacity, and together with its successors as administrative agent, the “Administrative Agent”).
RECITALS
A.    [Schnitzer Steel BC, Inc. and Schnitzer Steel Pacific, Inc.] [The Guarantor and Schnitzer Steel Pacific, Inc. (the “Other Canadian Borrower”, and] [The Guarantor and Schnitzer Steel BC, Inc. (the “Other Canadian Borrower”, and] [(]collectively [with the Guarantor], the “Canadian Borrowers”), the Canadian Lender, the US Lenders, the L/C Issuers and Bank of America, N.A., as agent for all the Lenders and the L/C Issuers, are parties to that certain Second Amended and Restated Credit Agreement dated as of February 9, 2011 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), which Credit Agreement provides for Credit Extensions by the Canadian Lender in favour of the Canadian Borrowers, as well as Credit Extensions by the US Lenders in favour of the US Borrower.
B.    It is a condition precedent to the Canadian Lender's obligation to make its initial Credit Extension under the Credit Agreement that the Guarantor enter into this Guarantee.
C.    The Guarantor will derive substantial and direct benefits (which benefits are hereby acknowledged by the Guarantor) from the Canadian Loans and the Canadian Letters of Credit and other benefits to be provided to the [Other] Canadian Borrower[s] under the Credit Agreement.
NOW, THEREFORE, in consideration of the foregoing and in order to induce the Canadian Lender to make available to the [Other] Canadian Borrower[s] Canadian Borrowing and/or Canadian Letters of Credit under the Credit Agreement, the Guarantor hereby agrees as follows:
1.    Definitions. All capitalized terms used in this Guarantee and not otherwise defined herein have the meanings specified in the Credit Agreement. As used in this Guaranty, “Paid in Full” or “Payment in Full” shall mean (a) the payment in full in cash and performance of all Guaranteed Obligations (other than contingent indemnification obligations and obligations not then due and payable under any Specified Swap Contract) and, at the time of payment, there is no basis for defeasance, disgorgement, repayment or return for any reason whatsoever, (b) the termination of the Canadian Commitment and (c) either (i) the cancellation and return to the Canadian Lender of all Canadian Letters of Credit or (ii) the Cash Collateralization of all Canadian Letters of Credit in an amount and in the manner required by the Credit Agreement.
2.    Guarantee. The Guarantor hereby irrevocably, absolutely and unconditionally guarantees, as a primary obligor and not merely as a surety, the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, and at all times thereafter, all of the following debts, liabilities and obligations (collectively, the “Guaranteed Obligations”): (i) all advances to, and debts, liabilities, obligations, covenants and duties of, the [Other] Canadian Borrower[s] owing to the Administrative Agent and the Canadian Lender arising under the Credit Agreement and each other Loan Document or otherwise with respect to any Canadian Loan or Canadian Letter of Credit; and (ii) any and all fees, costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Canadian Lender in enforcing any rights of the

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Administrative Agent or the Canadian Lender in respect of Canadian Obligations [of the Other Canadian Borrower] under the Loan Documents, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against [the Other] [any] Canadian Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Guarantor’s liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by [the Other] [any] Canadian Borrower to the Administrative Agent or the Canadian Lender under the Loan Documents but for the operation of any stay or proceedings under the Companies’ Creditors Arrangement Act (the “CCAA”) or the Bankruptcy and Insolvency Act (the “BIA”, and collectively with the CCAA, the “Insolvency Statutes”).
3.    Liability of Guarantors Absolute. The Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Payment in Full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:
(a)    This Guarantee constitutes a Guarantee of payment and performance when due and not of collection.
(b)    The Administrative Agent acting on behalf of the Canadian Lender and the Canadian Lender may enforce this Guarantee upon the occurrence of an Event of Default under the Loan Documents notwithstanding the existence of any dispute between the [Other] Canadian Borrower[s] and the Administrative Agent or the Canadian Lender with respect to the existence of such Event of Default.
(c)    The obligations of the Guarantor hereunder is independent of the obligations of the [Other] Canadian Borrower[s] under the Loan Documents and the obligations of any other guarantor of the obligations of the [Other] Canadian Borrower[s] under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the [Other] Canadian Borrower[s] or any other Loan Party or whether the [Other] Canadian Borrower[s] or any other Loan Party is joined in any such action or actions.
(d)    Payment by the Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent or the Canadian Lender is awarded a judgment in any suit brought to enforce the Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release the Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit.
(e)    The Administrative Agent or the Canadian Lender upon such terms as they deem appropriate, without notice or demand and without affecting the validity or enforceability of this Guarantee or giving rise to any reduction, limitation, impairment, discharge or termination of the Guarantor’s liability hereunder, from time to time, may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the Guaranteed Obligations, (iv) release, surrender, exchange, substitute, compromise, settle,

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rescind, waive, alter, subordinate or modify, with or without consideration, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other guarantor) with respect to the Guaranteed Obligations and (v) exercise any other rights available to them under the Loan Documents.
(f)    This Guarantee and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce an agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guarantee of the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of the Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guarantee for the Guaranteed Obligations, in each case whether or not in accordance with the terms of the Loan Documents or any agreement relating to such other guarantee; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source to the payment of indebtedness of the [Other] Canadian Borrower[s] other than the Guaranteed Obligations, even though the Administrative Agent or the Canadian Lender might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) the Administrative Agent’s or the Canadian Lender’s consent to the change, reorganization or termination of the corporate structure or existence of [either of] the [Other] Canadian Borrower[s] and to any corresponding restructuring of the Guaranteed Obligations; (vi) any defenses, set-offs or counterclaims which the [Other] Canadian Borrower[s] may allege or assert against the Administrative Agent or the Canadian Lender in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Guaranteed Obligations.
4.    Waivers by Guarantor. The Guarantor hereby waives, for the benefit of the Administrative Agent and the Canadian Lender:
(a)    any right to require the Administrative Agent or the Canadian Lender, as a condition of payment or performance by the Guarantor, to (i) proceed against any of the [Other] Canadian Borrower[s], any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or have resort to any balance of any deposit account or credit on the books of the Administrative Agent or the Canadian Lender in favor of the [Other] Canadian Borrower[s] or any other Person, or (iii) pursue any other remedy in the power of the Administrative Agent or the Canadian Lender whatsoever;
(b)    any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any of the [Other] Canadian Borrower[s] including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the [Other] Canadian Borrower[s] from any cause other than Payment in Full of the Guaranteed Obligations;
(c)    any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
(d)    any defense based upon the Administrative Agent’s or the Canadian Lender’s errors or

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omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith;
(e)    (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guarantee and any legal or equitable discharge of the Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement hereof, and (iii) any rights to set-offs, recoupments and counterclaims;
(f)    notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guarantee, notices of default under the Loan Documents or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the [Other] Canadian Borrower[s] and notices of any of the matters referred to in Section 3 above and any right to consent to any thereof; and
(g)    any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guarantee.
5.    Guarantor’s Rights of Subrogation, Contribution, Etc. Until all of the Guaranteed Obligations shall have been Paid in Full, the Guarantor waives any claim, right or remedy, direct or indirect, that the Guarantor now has or may hereafter have against the [Other] Canadian Borrower[s] or any of [its] [their] assets in connection with this Guarantee or the performance by the Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that the Guarantor now has or may hereafter have against the [Other] Canadian Borrower[s], and (b) any right to enforce, or to participate in, any claim, right or remedy that the Administrative Agent or the Canadian Lender now has or may hereafter have against the [Other] Canadian Borrower[s]. In addition, until all of the Guaranteed Obligations shall have been Paid in Full, the Guarantor shall withhold exercise of any right of contribution the Guarantor may have against any other guarantor of the Guaranteed Obligations. The Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Guarantor may have against the [Other] Canadian Borrower[s], and any rights of contribution the Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Administrative Agent or the Canadian Lender may have against the [Other] Canadian Borrower[s], and to any right the Administrative Agent or the Canadian Lender may have against such other guarantor. If any amount shall be paid to the Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time prior to Payment in Full of the Guaranteed Obligations, such amount shall be held in trust for the Administrative Agent and shall forthwith be paid over to the Administrative Agent to be applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
6.    Subordination of Other Obligations. Any debts, liabilities and obligations of the [Other] Canadian Borrower[s] now or hereafter held by the Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such debts, liabilities and obligations of the [Other] Canadian Borrower[s] to the Guarantor collected or received by the Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent and shall forthwith be paid over to the Administrative Agent to be applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Guarantor under any other provision of this Guarantee.
7.    Continuing Guarantee. This Guarantee is a continuing Guarantee and shall remain in

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effect until all of the Guaranteed Obligations shall have been Paid in Full. The Guarantor hereby irrevocably waives any right to revoke this Guarantee as to future transactions giving rise to any Guaranteed Obligations.
8.    Authority of Borrower and Guarantors. It is not necessary for the Administrative Agent or the Canadian Lender to inquire into the powers of the [Other] Canadian Borrower[s] or any other Loan Party or of the officers, directors, members, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
9.    Information. Canadian Loans may be made or continued by the Canadian Lender and Canadian Letters of Credit may be issued, amended or extended by the Canadian Lender, to or for the account of the [Other] Canadian Borrower[s] from time to time under the Credit Agreement and related Loan Documents without notice to or authorization from the Guarantor regardless of the financial or other condition of [either of] the [Other] Canadian Borrower[s] at the time of any such extension of credit. Neither the Administrative Agent nor the Canadian Lender shall have any obligation to disclose or discuss with the Guarantor its assessment, or the Guarantor’s assessment, of the financial condition of the [Other] Canadian Borrower[s]. The Guarantor has adequate means to obtain information from the [Other] Canadian Borrower[s] on a continuing basis concerning the financial condition of [each of] the [Other] Canadian Borrower[s] and [its] [each Canadian Borrowers] ability to perform its obligations under the Loan Documents, and the Guarantor assumes the responsibility for being and keeping informed of the financial condition of the [Other] Canadian Borrower[s] and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. The Guarantor hereby waives and relinquishes any duty on the part of the Administrative Agent or the Canadian Lender to disclose any matter, fact or thing relating to the business, operations or conditions of the [Other] Canadian Borrower[s] now known or hereafter known by the Administrative Agent or the Canadian Lender.
10.    Right of Setoff. If an Event of Default shall have occurred and be continuing, the Canadian Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Canadian Lender or any Affiliate to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guarantee or any other Loan Document to the Canadian Lender, irrespective of whether or not the Canadian Lender shall have made any demand under this Guarantee or any other Loan Document and although such obligations of the Guarantor may be contingent or unmatured or are owed to a branch or office of the Canadian Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Canadian Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Canadian Lender or its Affiliates may have. The Canadian Lender agrees to notify the Guarantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.    Bankruptcy; Post-Petition Interest; Reinstatement of Guarantee.
(a)    Until all of the Guaranteed Obligations shall have been Paid in Full, the Guarantor shall not, without the prior written consent of the Administrative Agent in accordance with the terms of the Credit Agreement, commence or join with any other Person in commencing any proceeding under any Debtor Relief Law or Insolvency Statutes against or by the [Other] Canadian Borrower[s]. The obligations of the Guarantor under this Guarantee shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding under any Debtor Relief Laws or Insolvency

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Statutes naming [either of] the [Other] Canadian Borrower[s] as a debtor or by any defense which [the Other] [a] Canadian Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)    The Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceedings had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantor, the Administrative Agent and the Canadian Lender that the Guaranteed Obligations which are Guaranteed by the Guarantor pursuant to this Guarantee should be determined without regard to any rule of law or order which may relieve the [Other] Canadian Borrower[s] of any portion of such Guaranteed Obligations. The Guarantor will permit any trustee in any proceeding under any Debtor Relief Law or Insolvency Statutes or similar person to pay the Administrative Agent and the Canadian Lender, or allow the claims of the Administrative Agent and the Canadian Lender in respect of, any such interest accruing after the date on which such proceeding is commenced.
(c)    In the event that all or any portion of the Guaranteed Obligations are paid by the [Other] Canadian Borrower[s] or by any other guarantor, the obligations of the Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Administrative Agent or the Canadian Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes under this Guarantee.
12.    Payment by Guarantors; Application of Payments. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or the Canadian Lender has at law or in equity against the Guarantor by virtue hereof, upon the failure of the [Other] Canadian Borrower[s] to pay any Guaranteed Obligation when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or the Canadian Lender as designated thereby, in cash such Guaranteed Obligation. Except as otherwise expressly provided herein, all payments by the Guarantor hereunder shall be made to the Administrative Agent, for the account of the Canadian Lender at the Administrative Agent’s Payment Office in Dollars. Payments received from the Guarantor shall, unless otherwise expressly provided herein, be applied:
First, to payment of any fees, costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the exercise, enforcement or protection of any of the rights of the Administrative Agent or the Canadian Lenders under this Guarantee; and
Second, to payment in full of the Guaranteed Obligations (to the extent not included in clause First above) in accordance with Section 8.03 of the Credit Agreement.
The Administrative Agent shall have absolute discretion as to the time of application of any payments received from the Guarantor.
13.    Assignments, Participations, Confidentiality. The Canadian Lender may from time to time, without notice to the Guarantor and without affecting the Guarantor’s obligations hereunder, transfer its interest in the Guaranteed Obligations to Eligible Assignees in the manner permitted by the Credit Agreement. The Guarantor agrees that each such transfer will give rise to a direct obligation of the Guarantor to each such Eligible Assignee and that each such Eligible Assignee shall have the same rights and benefits under this Guarantee as it would have if it were the Canadian Lender, a party to the Credit

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Agreement and this Guarantee. The Guarantor, the Administrative Agent, and the Canadian Lender agree that the provisions of Section 10.07 of the Credit Agreement shall apply to all information provided to the Administrative Agent or the Canadian Lender by any Guarantor under this Guarantee or any other Loan Document to which the Guarantor is a party, other than any such information that is available to the Administrative Agent or the Canadian Lender on a nonconfidential basis prior to disclosure by the Guarantor; provided that, in the case of information received from the Guarantor after the date hereof, such information is clearly identified in writing at the time of delivery as confidential.
14.    Loan Document. This Guarantee is a Loan Document executed and delivered pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. Without limiting the generality of the foregoing, the rules of construction and interpretation specified in Section 1.02 of the Credit Agreement also apply to this Guarantee and are incorporated herein by this reference.
15.    Notices. All notices and other communications provided herein shall be given in accordance with Section 10.02 of the Credit Agreement and in the case to the Guarantor, to the Guarantor c/o Schnitzer Steel Industries, Inc. at the address or telecopier number specified for the US Borrower on Schedule 10.02 to the Credit Agreement.
16.    No Waiver; Cumulative Remedies. No failure by the Administrative Agent or the Canadian Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of any single breach or default under this Guarantee shall be deemed a waiver of any other breach or default. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Administrative Agent and the Canadian Lender. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.
17.    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA.
(b)    SUBMISSION TO JURISDICTION. THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE PROVINCE OF BRITISH COLUMBIA SITTING IN VANCOUVER AND OF THE SUPREME COURT OF BRITISH COLUMBIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH BRITISH COLUMBIA COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTEE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR THE CANADIAN LENDER MAY OTHERWISE HAVE TO BRING

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ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT AGAINST THE GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
18.    Waiver of Jury Trial. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.
19.    Amendments, Etc. No amendment or waiver of any provision of this Guarantee, and no consent to any departure by the Guarantor therefrom, shall be effective unless in writing signed by the Administrative Agent, the Canadian Lender and the Guarantor, subject to any consent required in accordance with Section 10.01 of the Credit Agreement, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Canadian Loan or issuance of a Canadian Letter of Credit under the Credit Agreement shall not be construed as a waiver of any Default or Event of Default under the Credit Agreement.
20.    Counterparts; Integration; Effectiveness. This Guarantee may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guarantee and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guarantee shall become effective when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Guarantee by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Guarantee.
21.    Severability. If any provision of this Guarantee is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guarantee shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
22.    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any such sum due from it to the Administrative Agent or the Canadian Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that

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in which such sum is denominated in accordance with the applicable provisions of this Guarantee (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or the Canadian Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or the Canadian Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or the Canadian Lender from the Guarantor in the Agreement Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Canadian Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or the Canadian Lender in such currency, the Administrative Agent or the Canadian Lender, as the case may be, agrees to return the amount of any excess to the Guarantor (or to any other Person who may be entitled thereto under applicable Laws).
[23.    Release. The Guarantor shall be entitled to be released from its obligations under this Guarantee as provided in Section 9.10 of the Credit Agreement if the Guarantor ceases to be a Subsidiary as a result of a transaction permitted thereunder. The rights and obligations of the Guarantor hereunder shall remain in full force and effect notwithstanding the release of any other guarantor of the Guaranteed Obligations.]
IN WITNESS WHEREOF, the Guarantor has executed this Guarantee by its duly authorized officer as of the day and year first above written.

[GUARANTOR]

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

DWT 16166918v15 4900000-001225
12

EXHIBIT J
FORM OF AMENDED AND RESTATED INDEMNITY, SUBROGATION
AND CONTRIBUTION AGREEMENT
This AMENDED AND RESTATED INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of February 9, 2011 among SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation (the “US Borrower”), SCHNITZER STEEL BC, INC., a British Columbia corporation (“Schnitzer BC”), and SCHNITZER STEEL PACIFIC, INC., a British Columbia corporation (“Schnitzer Pacific” and together with Schnitzer BC and certain Subsidiaries of the US Borrower party to the Credit Agreement (as defined below) pursuant to Section 2.15 thereof, collectively, the “Canadian Borrowers” and individually, a “Canadian Borrower”), MANUFACTURING MANAGEMENT, INC., an Oregon corporation (“Manufacturing”), GENERAL METALS OF TACOMA, INC., a Washington corporation (“General Metals”), CASCADE STEEL ROLLING MILLS, INC., an Oregon corporation (“Cascade”), NORPROP, INC., an Oregon corporation (“Norprop”), JOINT VENTURE OPERATIONS, INC., a Delaware corporation (“JV Operations”), PROLERIDE TRANSPORT SYSTEMS, INC., a Delaware corporation (“Proleride”), PROLERIZED NEW ENGLAND COMPANY LLC, a Delaware limited liability company (“Prolerized”), PICK-N-PULL AUTO DISMANTLERS, a California general partnership (“Auto Dismantlers”), PICK AND PULL AUTO DISMANTLING, INC., a California corporation (“Auto Dismantling”), SCHNITZER SOUTHEAST, LLC, a Georgia limited liability company (“Schnitzer Southeast”), TTS RECYCLING LLC, a Delaware limited liability company (“TTS”), SCHNITZER STEEL HAWAII CORP., a Delaware corporation (“Schnitzer Hawaii”), PICK-N-PULL AUTO DISMANTLERS, STOCKTON, LLC, a California limited liability company (“Stockton”), METALS RECYCLING L.L.C., a Rhode Island limited liability company (“Metals Recycling”), Edman Corp., an Oregon corporation, (“Edman”), Pick-N-Pull Northwest, LLC, an Oregon limited liability company (“Northwest”), U-Pull-It, Inc., a California corporation (“U-Pull-It”), Levi’s Iron and Metal, Inc., an Oregon corporation (“Levi’s”), Auto Parts Group Southwest, LLC, a Delaware limited liability company (“Auto Parts” and together with the US Borrower, Manufacturing, General Metals, Cascade, Norprop, JV Operations, Proleride, Prolerized, Auto Dismantlers, Auto Dismantling, Schnitzer Southeast, TTS, Schnitzer Hawaii, Stockton, Metals Recycling, Edman, Northwest, U-Pull-It, Levi’s and each additional guarantor becoming a party hereto as provided in Section 15 hereof, collectively, the “Guarantors” and individually, a “Guarantor”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (as defined herein) and its successors as agent for the Lenders (in such capacity, and together with its successors as agent for the Lenders, the “Administrative Agent”).
RECITALS
A.    The US Borrower, Bank of America, N.A., a national banking association (“Bank of America”), Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), U.S. Bank National Association, a national banking association (“U.S. Bank”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., a banking corporation organized under the laws of Japan (“BTMU”), Citicorp USA, Inc., a Delaware corporation (“Citicorp”), First Hawaiian Bank, a Hawaii corporation (“First Hawaiian”), Comerica West Incorporated, a Delaware corporation (“Comerica”), HSBC Bank USA, N.A., a national banking association (“HSBC”) JPMorgan Chase Bank, N.A., a national banking association (“JPMorgan Chase”), The Northern Trust Company, an Illinois banking corporation (“Northern Trust”), PNC Bank, National Association, a national banking association (“PNC Bank” and together with Bank of America, Wells Fargo, U.S. Bank, Citicorp, First Hawaiian, Comerica, HSBC, JPMorgan Chase and Northern Trust, collectively, the “Existing Lenders”) and Bank of America, N.A., as administrative agent for Existing

Lenders (in such capacity, the “Existing Agent”), lender of swing line loans (in such capacity, the “Existing Swing Line Lender”) and Bank of America, N.A. and Wells Fargo Bank, National Association, each as issuers of letters of credit (in such capacity, the “Existing L/C Issuers”), are parties to that certain Amended and Restated Credit Agreement dated as of November 8, 2005 (as amended, restated, supplemented or otherwise modified, the “Existing Credit Agreement”) pursuant to which the Existing Lenders have made, or committed to make, revolving loans to the US Borrower and the Existing L/C Issuers have issued letters of credit for the account of the US Borrower.
B.    In connection with the Existing Credit Agreement, Manufacturing, General Metals, Cascade, Norprop, JV Operations, Proleride, Prolerized, Schnitzer Global Exchange Corp., a Delaware corporation (“Global Exchange”), Greenleaf Auto Recyclers, LLC, a Delaware limited liability company (“Greenleaf”), Auto Dismantlers, Auto Dismantling, Regional Recycling, Inc., an Oregon corporation (“Regional Recycling”), Schnitzer Southeast, TTS, Schnitzer Hawaii, Stockton and Metals Recycling (collectively, the “Existing Guarantors”) entered into or became a party to that certain Amended and Restated Continuing Guaranty dated as of November 8, 2005 (as amended, restated, supplemented or otherwise modified, the “Existing Guaranty”), pursuant to which such Persons guaranteed, among other things, the indebtedness, liabilities and obligations of the US Borrower owing to the Existing Lenders and the Existing L/C Issuers arising under the Existing Credit Agreement.
C.    In connection with the Existing Credit Agreement, the US Borrower and the Existing Guarantors entered into or became a party to that certain Indemnity, Subrogation and Contribution Agreement dated as of November 8, 2005 (as amended, restated, supplemented or otherwise modified, the “Existing Contribution Agreement”), pursuant to which the Loan Parties provided for the indemnification by the US Borrower of the Existing Guarantors and among the Existing Guarantors with respect to amounts paid by the Existing Guarantors in connection with their obligations under the Existing Guaranty.
D.    Greenleaf was sold by the US Borrower, and pursuant to that certain Release of Guarantor dated October 1, 2009, the Administrative Agent released Greenleaf from its liabilities, obligations, covenants and duties arising under the Existing Contribution Agreement.
E.    Global Exchange and Regional Recycling each have been or are in the process of being dissolved by the US Borrower.
F.    Immediately prior to the execution and delivery of this Agreement, Citicorp, Comerica and certain of the other Existing Lenders, Bank of the West, a California banking corporation (“BOW”), Banner Bank, a Washington banking corporation (“Banner Bank”), Bank of Montreal, a Canadian chartered bank, acting through its Chicago Branch (“BMO”), Sumitomo Mitsui Banking Corporation, a banking corporation organized under the laws of Japan (“SMBC”), Umpqua Bank, an Oregon banking corporation (“Umpqua Bank” and together with BOW, Banner Bank, BMO and SMBC collectively, the “New Lenders”), and the US Borrower entered into that certain Assignment and Assumption Agreement dated effective February 9, 2011, pursuant to which, among other things, Citicorp, Comerica assigned and sold, and the New Lenders assumed and purchased all of Citicorp’s and Comerica’s rights and obligations under the Existing Credit Agreement.
G.    The US Borrower, the Canadian Borrowers (collectively, the “Borrowers” and individually, a “Borrower”), Bank of America, Wells Fargo, BTMU, U.S. Bank, JPMorgan Chase, PNC Bank, First Hawaiian, BOW, HSBC, SMBC, Umpqua Bank, BMO, Northern Trust and Banner Bank (Bank of America, Wells Fargo, BTMU, U.S. Bank, JPMorgan Chase, PNC Bank, First Hawaiian, BOW, HSBC, SMBC, Umpqua Bank, BMO, Northern Trust and Banner Bank and each other lender from time to time party to the Credit Agreement (as defined below), collectively, the “US Lenders” and individually, a “US Lender”), Bank of Montreal, a Canadian chartered bank, as lender of loans to and issuer of letters of credit for the account of the Canadian Borrowers (in such capacity, the “Canadian Lender” and together with the US Lenders, collectively, the “Lenders” and individually, a “Lender”), the Administrative Agent and Bank of America, N.A., as Swing Line Lender and L/C Issuer, are parties to that certain Second Amended and Restated Credit Agreement dated as of February 9, 2011 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), which Credit Agreement amended, restated and replaced the Existing Credit Agreement in its entirety.
H.    The Guarantors are each a party to that certain Second Amended and Restated Continuing Guaranty dated as of February 9, 2011 (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Guaranty”), which Guaranty amended, restated and replaced the Existing Guaranty in its entirety, and pursuant to which (1) Manufacturing, General Metals, Cascade, Norprop, JV Operations, Proleride, Prolerized, Auto Dismantlers, Auto Dismantling, Schnitzer Southeast, TTS, Schnitzer Hawaii, Stockton, Metals Recycling, Edman, Northwest, U-Pull-It, Levi’s, Auto Parts and each additional guarantor becoming a party to the Guaranty as provided in Section 24 thereof, collectively, the “US Guarantors” and individually, a “US Guarantor”) guaranteed, among other things, the full and punctual payment or performance when due of all advances to, and debts, liabilities, obligations, covenants and duties of the US Borrower arising under the Credit Agreement and (2) the US Borrower and each US Guarantor (collectively, the “Canadian Guarantors” and individually, a “Canadian Guarantor”) guaranteed, among other things, the full and punctual payment or performance when due of all advances to, and debts, liabilities, obligations, covenants and duties of the Canadian Borrowers arising under the Credit Agreement.
I.    It is a condition precedent to each Lender’s obligation to make its initial Credit Extension under the Credit Agreement that the Guarantors and the Canadian Borrowers enter into this Agreement.
J.    Each US Guarantor as a direct or indirect wholly-owned Subsidiary of the US Borrower will derive substantial and direct benefits (which benefits are hereby acknowledged by each Guarantor) from the Loans, the Letters of Credit, the Canadian Letters of Credit and other benefits to be provided to the Borrowers under the Credit Agreement.
NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lenders (including the Swing Line Lender) and the L/C Issuers to make Credit Extensions under the Credit Agreement, each Guarantor and each Canadian Borrower hereby agrees to amend and restate the Existing Contribution Agreement in its entirety as follows:
1.    Definitions; Interpretation. All capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Guaranty or, if not defined therein, the Credit Agreement. The rules of construction and interpretation specified in Section 1.02 of the Credit Agreement also apply to this Agreement and are incorporated herein by this reference. As used in this Agreement, “Paid in Full” or “Payment in Full” shall mean (a) the payment in full in cash and performance of all Guaranteed Obligations (as defined in Section 4 hereof) (other than contingent indemnification obligations and obligations not then due and payable under any Specified Swap Contract) and, at the time of payment, there is no basis for defeasance, disgorgement, repayment or return for any reason whatsoever, (b) the termination of all Commitments and (c) either (i) the cancellation and return to applicable L/C Issuer of all Letters of Credit and the cancellation and return to the Canadian Lender of all Canadian Letters of Credit or (ii) the Cash Collateralization of all Letters of Credit and Canadian Letters of Credit in an amount and in the manner required by the Credit Agreement.
2.    Indemnity and Subrogation.
(a)    US Borrower. In addition to all such rights of indemnity and subrogation as the US

Guarantors may have under applicable Law (but subject to Section 4 hereof), the US Borrower agrees that in the event a payment shall be made by any US Guarantor under the Guaranty of or in respect of a US Guaranteed Obligation, the US Borrower shall indemnify such US Guarantor for the full amount of such payment and such US Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.
(b)    Canadian Borrowers. In addition to all such rights of indemnity and subrogation as the Canadian Guarantors may have under applicable Law (but subject to Section 4 hereof), each Canadian Borrower agrees that in the event a payment shall be made by any Canadian Guarantor under the Guaranty of or in respect of a Canadian Guaranteed Obligation, each Canadian Borrower shall indemnify such Canadian Guarantor for the full amount of such payment and such Canadian Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.
3.    Contribution and Subrogation.
(a)    US Guarantors. Each US Guarantor (for purposes of this Section 3(a), a “US Contributing Party”) agrees (subject to Section 4 hereof) that, in the event a payment shall be made by any other US Guarantor under the Guaranty of or in respect of a US Guaranteed Obligation and such US Guarantor (for purposes of this Section 3(a), the “US Claiming Party”) shall not have been fully indemnified by the US Borrower as provided in Section 2(a), the US Contributing Party shall indemnify the US Claiming Party in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the US Contributing Party on the date of the Guaranty (or, in the case of any Guarantor becoming a party hereto pursuant to Section 15 hereof, the date of the Supplement hereto executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the US Guarantors on the date of the Guaranty (or, in the case of any Guarantor becoming a party hereto pursuant to Section 15 hereof, the date of the Supplement hereto executed and delivered by such Guarantor). Any US Contributing Party making any payment to a US Claiming Party pursuant to this Section 3(a) shall be subrogated to the rights of such US Claiming Party under Section 2(a) hereof to the extent of such payment.
(b)    Canadian Guarantors. Each Canadian Guarantor (for purposes of this Section 3(b), a “Canadian Contributing Party”) agrees (subject to Section 4 hereof) that, in the event a payment shall be made by any other Canadian Guarantor under the Guaranty of or in respect of a Canadian Guaranteed Obligation and such Canadian Guarantor (for purposes of this Section 3(b), the “Canadian Claiming Party”) shall not have been fully indemnified by the Canadian Borrower as provided in Section 2(b), the Canadian Contributing Party shall indemnify the Canadian Claiming Party in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Canadian Contributing Party on the date of the Guaranty (or, in the case of any Guarantor becoming a party hereto pursuant to Section 15 hereof, the date of the Supplement hereto executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Canadian Guarantors on the date of the Guaranty (or, in the case of any Guarantor becoming a party hereto pursuant to Section 15 hereof, the date of the Supplement hereto executed and delivered by such Guarantor). Any Canadian Contributing Party making any payment to a Canadian Claiming Party pursuant to this Section 3(b) shall be subrogated to the rights of such Canadian Claiming Party under Section 2(b) hereof to the extent of such payment.
4.    Subordination. Anything herein to the contrary notwithstanding, all rights of the US Guarantors and the Canadian Guarantors under Sections 2 and 3 hereof and all other rights of indemnity, contribution or subrogation under applicable Law or otherwise shall be fully subordinated to the Payment in Full of the US Guaranteed Obligations and the Canadian Guaranteed Obligations (collectively, the

“Guaranteed Obligations”). No failure on the part of any Loan Party to make the payments required by Sections 2 and 3 hereof (or any other payments required under applicable Law or otherwise) shall in any respect limit the obligations and liabilities of any Loan Party with respect to its obligations hereunder, and each Loan Party shall remain liable for the full amount of their respective obligations hereunder.
5.    Obligations Absolute. All rights of the Administrative Agent hereunder and all obligations of each Loan Party hereunder shall be irrevocable, absolute, independent and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Guaranteed Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Guaranteed Obligations or this Agreement.
6.    Termination. This Agreement shall survive and be in full force and effect until all of the Guaranteed Obligations shall have been Paid in Full, in the event that all, or any part of, any payment of any Guaranteed Obligation is rescinded or recovered directly or indirectly from the Administrative Agent, any Lender, any L/C Issuer or any Loan Party as a preference, fraudulent transfer or otherwise.
7.    Loan Document. This Agreement is a Loan Document executed and delivered pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
8.    Notices. All notices and other communications provided herein shall be given in accordance with Section 10.02 of the Credit Agreement and in the case of the Guarantors (other than the US Borrower), to such Guarantor c/o Schnitzer Steel Industries, Inc. at the address or telecopier number specified for the US Borrower on Schedule 10.02 to the Credit Agreement.
9.    No Waiver; Cumulative Remedies. No failure by the Administrative Agent, any Lender, any L/C Issuer or any Loan Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Administrative Agent, the Lenders and the Loan Parties. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy. No notice or demand on any Loan Party in any case shall entitle such Loan Party or any other Loan Party to any other or further notice or demand in similar or other circumstances.
10.    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void).
11.    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON.
(b)    SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF WASHINGTON SITTING IN KING COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF WASHINGTON, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH WASHINGTON STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
12.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
13.    Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Administrative Agent, the Borrower and such Guarantor, subject to any consent required in accordance with Section 10.01 of the Credit Agreement, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit under the Credit Agreement shall not be construed as a waiver of any Default or Event of Default under the Credit Agreement.
14.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
15.    Additional Guarantors. Pursuant to Section 6.12 of the Credit Agreement, each Domestic Subsidiary that becomes a Material Subsidiary and each Subsidiary designated a Designated Subsidiary is required to enter into this Agreement as a Guarantor upon becoming a Material Subsidiary or a Designated Subsidiary, as applicable. Upon the execution and delivery by such Material Subsidiary or a Designated Subsidiary of an instrument in the form of Annex 1 hereto and acceptance thereof by the Administrative Agent, such Material Subsidiary or Designated Subsidiary shall become a Loan Party hereunder with the same force and effect as if originally named as a Loan Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.
16.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
17.    Release. Anything herein to the contrary notwithstanding, at the time any Guarantor is released by the Administrative Agent and the Lenders from its obligations under the Guaranty, such Guarantor will cease to have any rights or obligations under this Agreement.
18.    Oral Agreements. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SCHNITZER STEEL INDUSTRIES, INC.

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

SCHNITZER STEEL BC, INC.

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

SCHNITZER STEEL PACIFIC, INC.

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

MANUFACTURING MANAGEMENT, INC.

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

GENERAL METALS OF TACOMA, INC.

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

CASCADE STEEL ROLLINGS MILLS, INC.

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

NORPROP, INC.

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

JOINT VENTURE OPERATIONS, INC.

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

PROLERIDE TRANSPORT SYSTEMS, INC.

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

PROLERIZED NEW ENGLAND COMPANY LLC
By: Proleride Transport Systems, Inc.
Its: Member

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

PICK-N-PULL AUTO DISMANTLERS
By: Norprop, Inc.
Its: General Partner

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

PICK AND PULL AUTO DISMANTLING, INC.

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

SCHNITZER SOUTHEAST, LLC
By: Schnitzer Steel Industries, Inc.
Its: Member

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

TTS RECYCLING LLC
By: Joint Venture Operations, Inc.
Its: Member

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

SCHNITZER STEEL HAWAII CORP.

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

PICK-N-PULL AUTO DISMANTLERS, STOCKTON, LLC

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

METALS RECYCLING L.L.C.
By: Joint Venture Operations, Inc.
Its: Member

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

EDMAN CORP.

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

PICK-N-PULL NORTHWEST, LLC
By: Norprop, Inc.
Its: Member

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

U-PULL-IT, INC.

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

LEVI'S IRON AND METAL, INC.

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

AUTO PARTS GROUP SOUTHWEST, LLC
By: Norprop, Inc.
Its: Member

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

ANNEX 1
SUPPLEMENT
SUPPLEMENT NO. ____ dated as of __________________, to the Amended and Restated Indemnity, Subrogation and Contribution Agreement dated as of February 9, 2011 (the “Contribution Agreement”) made among SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation (the “US Borrower”), SCHNITZER STEEL BC, INC., a British Columbia corporation (“Schnitzer BC”), and SCHNITZER STEEL PACIFIC, INC., a British Columbia corporation (“Schnitzer Pacific” and together with Schnitzer BC and certain Subsidiaries of the US Borrower party to the Credit Agreement (as defined below) pursuant to Section 2.15 thereof, collectively, the “Canadian Borrowers” and individually, a “Canadian Borrower”), MANUFACTURING MANAGEMENT, INC., an Oregon corporation (“Manufacturing”), GENERAL METALS OF TACOMA, INC., a Washington corporation (“General Metals”), CASCADE STEEL ROLLING MILLS, INC., an Oregon corporation (“Cascade”), NORPROP, INC., an Oregon corporation (“Norprop”), JOINT VENTURE OPERATIONS, INC., a Delaware corporation (“JV Operations”), PROLERIDE TRANSPORT SYSTEMS, INC., a Delaware corporation (“Proleride”), PROLERIZED NEW ENGLAND COMPANY, LLC, a Delaware limited liability company (“Prolerized”), PICK-N-PULL AUTO DISMANTLERS, a California general partnership (“Auto Dismantlers”), PICK AND PULL AUTO DISMANTLING, INC., a California corporation (“Auto Dismantling”), SCHNITZER SOUTHEAST, LLC, a Georgia limited liability company (“Schnitzer Southeast”), TTS RECYCLING LLC, a Delaware limited liability company (“TTS”), SCHNITZER STEEL HAWAII CORP., a Delaware corporation (“Schnitzer Hawaii”), PICK-N-PULL AUTO DISMANTLERS, STOCKTON, LLC, a California limited liability company (“Stockton”), METALS RECYCLING L.L.C., a Rhode Island limited liability company (“Metals Recycling”), Edman Corp., an Oregon corporation, (“Edman”), Pick-N-Pull Northwest, LLC, an Oregon limited liability company (“Northwest”), U-Pull-It, Inc., a California corporation (“U-Pull-It”), Levi’s Iron and Metal, Inc., an Oregon corporation (“Levi’s”), Auto Parts Group Southwest, LLC, a Delaware limited liability company (“Auto Parts” and together with the US Borrower, Manufacturing, General Metals, Cascade, Norprop, JV Operations, Proleride, Prolerized, Auto Dismantlers, Auto Dismantling, Schnitzer Southeast, TTS, Schnitzer Hawaii, Stockton, Metals Recycling, Edman, Northwest, U-Pull-It, Levi’s and each additional guarantor becoming a party thereto as provided in Section 15 thereof, collectively, the “Guarantors” and individually, a “Guarantor”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (as defined herein) and its successors as agent for the Lenders (in such capacity, and together with its successors as agent for the Lenders, the “Administrative Agent”).
A.    The US Borrower, the Canadian Borrowers (collectively, the “Borrowers” and individually, a “Borrower”) are each a party to that certain Second Amended and Restated Credit Agreement dated as of February 9, 2011 by and among the Borrower, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Bank of America, N.A., a national banking association, as Administrative Agent, Swing Line Lender and an L/C Issuer (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Credit Agreement”).
B.    The Guarantors are each a party to that certain Second Amended and Restated Continuing Guaranty dated as of February 9, 2011 (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Guaranty”), pursuant to which (1) Manufacturing, General Metals, Cascade, Norprop, JV Operations, Proleride, Prolerized, Auto Dismantlers, Auto Dismantling, Schnitzer Southeast, TTS, Schnitzer Hawaii, Stockton, Metals Recycling, Edman, Northwest, U-Pull-It, Levi’s, Auto Parts and each additional guarantor becoming a party to the Guaranty as provided in Section 24 thereof, collectively, the “US Guarantors” and individually, a “US Guarantor”) guaranteed, among other things, the full and punctual payment or performance when due of all advances to, and debts, liabilities,

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obligations, covenants and duties of the US Borrower arising under the Credit Agreement and (2) the US Borrower and each US Guarantor (collectively, the “Canadian Guarantors” and individually, a “Canadian Guarantor”) guaranteed, among other things, the full and punctual payment or performance when due of all advances to, and debts, liabilities, obligations, covenants and duties of the Canadian Borrowers arising under the Credit Agreement.
C.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Contribution Agreement.
D.    The US Guarantors, the Canadian Guarantors and the Canadian Borrowers have entered into the Contribution Agreement in order to induce the Lenders to make Credit Extensions under the Credit Agreement, and pursuant to Section 6.12 of the Credit Agreement, each Domestic Subsidiary that becomes a Material Subsidiary and each Subsidiary designated a Designated Subsidiary is required to enter into the Contribution Agreement as a Guarantor upon becoming a Material Subsidiary or a Designated Subsidiary, as applicable.
E.    The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Contribution Agreement in consideration for the Lenders (including the Swing Line Lender) and the L/C Issuers to make Credit Extensions under the Credit Agreement.
Accordingly, the New Guarantor agrees as follows:
1.    In accordance with Section 17 of the Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a “Guarantor” in the Contribution Agreement shall be deemed to include the New Guarantor. The Contribution Agreement is hereby incorporated herein by reference.
2.    This Supplement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Supplement by telecopy shall be effective as delivery of a manually executed counterpart of this Supplement.
3.    Except as expressly supplemented hereby, the Contribution Agreement shall remain in full force and effect.
4.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON.
5.    Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.    All communications and notices hereunder shall be in writing and given as provided in Section 8 of the Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.
7.    ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY,

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EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
IN WITNESS WHEREOF, the New Guarantor has executed this Supplement by its duly authorized officer as of the day and year first above written.

[NEW GUARANTOR]

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

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EXHIBIT K
FORM OF CANADIAN BORROWER
REQUEST AND ASSUMPTION AGREEMENT
Date: ___________, _____
To:    Bank of Montreal, as Canadian Lender
Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
This Canadian Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.15 of that certain Second Amended and Restated Credit Agreement, dated as of February 9, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Schnitzer Steel Industries, Inc., an Oregon corporation (the “US Borrower”), Schnitzer Steel BC, Inc., a British Columbia corporation, and Schnitzer Steel Pacific, Inc., a British Columbia corporation (the “Canadian Borrowers”), the US Lenders from time to time party thereto, Bank of Montreal, as Canadian Lender, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Canadian Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Agreement.
Each of ______________________ (the “Canadian Borrower”) and the US Borrower hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Canadian Borrower is a Subsidiary of the US Borrower.
The documents required to be delivered to the Administrative Agent under Section 2.15 of the Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Agreement.
The true and correct unique identification number that has been issued to the Canadian Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:
Identification Number    Jurisdiction of Organization
___________________________________________________________
The parties hereto hereby confirm that with effect from the date of the Canadian Borrower Notice for the Canadian Borrower, the Canadian Borrower shall have obligations, duties and liabilities toward each of the other parties to the Agreement identical to those which the Canadian Borrower would have had if the Canadian Borrower had been an original party to the Agreement as a Borrower. Effective as of the date of the Canadian Borrower Notice for the Canadian Borrower, the Canadian Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Agreement.
The parties hereto hereby request that the Canadian Borrower be entitled to receive Canadian Loans under the Agreement, and understand, acknowledge and agree that neither the Canadian Borrower nor the US Borrower on its behalf shall have any right to request any Canadian Loans for its account unless and until the effective date designated by the Administrative Agent in a Canadian Borrower Notice delivered to the US Borrower and the Lenders pursuant to Section 2.15 of the Agreement.
This Canadian Borrower Request and Assumption Agreement shall constitute a Loan Document

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under the Agreement.
THIS CANADIAN BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON.
IN WITNESS WHEREOF, the parties hereto have caused this Canadian Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[CANADIAN BORROWER]

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

SCHNITZER STEEL INDUSTRIES, INC.

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

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EXHIBIT L
FORM OF CANADIAN BORROWER NOTICE
Date: ___________, _____
To:    Schnitzer Steel Industries, Inc.
The Lenders party to the Agreement referred to below
Ladies and Gentlemen:
This Canadian Borrower Notice is made and delivered pursuant to Section 2.15 of that certain Second Amended and Restated Credit Agreement, dated as of February 9, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Schnitzer Steel Industries, Inc., an Oregon corporation (the “US Borrower”), Schnitzer Steel BC, Inc., a British Columbia corporation, and Schnitzer Steel Pacific, Inc., a British Columbia corporation (the “Canadian Borrowers”), the US Lenders from time to time party thereto, Bank of Montreal, as Canadian Lender, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Canadian Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Agreement.
The Administrative Agent hereby notifies US Borrower and the Lenders that effective as of the date hereof [_________________________] shall be a Canadian Borrower and may receive Canadian Loans for its account on the terms and conditions set forth in the Agreement.
This Canadian Borrower Notice shall constitute a Loan Document under the Agreement.

BANK OF AMERICA, N.A., as a US Lender, an L/C Issuer and Swing Line Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

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EXHIBIT M
FORM OF LOSS SHARING AGREEMENT
This LOSS SHARING AGREEMENT (this “Agreement”) is entered into as of February 9, 2011 among BANK OF AMERICA, N.A., a national banking association (“Bank of America”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., a banking corporation organized under the laws of Japan (“BTMU”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), JPMORGAN CHASE BANK, N.A., a national banking association (“JPMorgan”), PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC Bank”), FIRST HAWAIIAN BANK, a Hawaii corporation (“First Hawaiian”), BANK OF THE WEST, a California banking corporation (“BOW”), HSBC BANK USA, N.A., a national banking association (“HSBC”), SUMITOMO MITSUI BANKING CORPORATION, a banking corporation organized under the laws of Japan (“SMBC”), UMPQUA BANK, an Oregon banking corporation (“Umpqua Bank”), THE NORTHERN TRUST COMPANY, an Illinois banking corporation (“Northern Trust”), BANK OF MONTREAL, a Canadian chartered bank, acting through its Chicago Branch (“BMO”), BANNER BANK, a Washington banking corporation (“Banner Bank” and together with Bank of America, Wells Fargo, BTMU, U.S. Bank, JPMorgan, PNC Bank, First Hawaiian, BOW, HSBC, SMBC, Umpqua Bank, Northern Trust and BMO, collectively, the “US Lenders” and individually, a “US Lender”), BANK OF MONTREAL, a Canadian chartered bank, as provider of Canadian Loans (in such capacity, “Canadian Lender” and together with the US Lenders, collectively, the “Lenders” and individually, a “Lender”), Bank of America and Wells Fargo, each as issuers of letters of credit (in such capacity, “L/C Issuers”), BANK OF AMERICA, N.A., a national banking association, as lender of swing line loans (in such capacity, “Swing Line Lender”) and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, and together with its successors as administrative agent for the Lenders, the “Administrative Agent”).
RECITALS
A.    Schnitzer Steel Industries, Inc., an Oregon corporation (the “US Borrower”), Schnitzer Steel BC, Inc., a British Columbia corporation (“Schnitzer BC”), Schnitzer Steel Pacific, Inc., a British Columbia corporation (“Schnitzer Pacific” and together with Schnitzer BC and certain Subsidiaries of the US Borrower party to the Credit Agreement pursuant to Section 2.15 of the Credit Agreement, collectively, the “Canadian Borrowers”),the Lenders, the L/C Issuers and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of February 9, 2011 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement;” the terms defined therein being used herein as therein defined), pursuant to which the Lenders have committed to make, revolving loans to the US Borrower, the Canadian Lender has committed to make, revolving loans to the Canadian Borrowers and to issue letters of credit for the account of the Canadian Borrowers and the L/C Issuers have committed to issue letters of credit for the account of the US Borrower and its subsidiaries.
B.    It is a condition precedent to each Lender’s and each L/C Issuer’s obligation to make its initial Credit Extension under the Credit Agreement that each Lender, each L/C Issuer and the Administrative Agent enter into this Agreement in order to implement a mechanism for the allocation and exchange of interests in the Obligations and collections thereunder (such collection allocation mechanism, the “CAM”) among all Lenders and to provide for equitable sharing of gains and losses under the Loan Documents.
NOW, THEREFORE, in consideration of the foregoing, each Lender, each L/C Issuer and the

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Administrative Agent hereby agrees as follows:
1.    Definitions; Interpretation.
(a)    Terms Defined in Credit Agreement. All capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. References to US Lenders or any US Lender herein shall include the Swing Line Lender in its capacity as a Lender and as Swing Line Lender.
(b)    Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:
“CAM Exchange” means the exchange of the US Lenders’ interests and the Canadian Lender’s interests provided for in Section 2 of this Agreement.
“CAM Exchange Date” means the first date after the Closing Date on which there shall occur (i) any Event of Default specified in Sections 8.01(g) or (h) of the Credit Agreement or (ii) an acceleration of the Loans and other amounts owing or payable under the Credit Agreement and the other Loan Documents and termination of the Commitments pursuant to Sections 8.02(a)(i) and (a)(ii) of the Credit Agreement.
“CAM Percentage” means as to each Lender, a fraction, (i) the numerator of which shall be the aggregate amount of such Lender’s Commitments immediately prior to the CAM Exchange Date and the termination of the Commitments, and (ii) the denominator of which shall be the amount of the Commitments of all the Lenders immediately prior to the CAM Exchange Date and the termination of the Commitments; provided that the Commitment of the Canadian Lender in excess of the Dollar Equivalent of C$50,000,000 shall be excluded from the numerator and the denominator for purposes of making a determination of the CAM Percentage.
“Commitment” means (i) as to any US Lender, its US Commitment and (ii) as to the Canadian Lender, the Canadian Commitment.
“Credit Facilities” means the facilities established under the US Commitments and the Canadian Commitment, and “Credit Facility” means any one of such Credit Facilities.
“Designated Obligations” means all Obligations of the Borrowers with respect to (i) principal and interest under the Loans, (ii) Unreimbursed Amounts, including all L/C Borrowings, and payments made by the Canadian Lender under Canadian Letters of Credit and not yet reimbursed by the applicable Canadian Borrower, including all Canadian L/C Borrowings and interest thereon, and (iii) fees under Sections 2.03(h), 2.04(h) and 2.10 of the Credit Agreement, whether or not the same shall at the time of any determination be due and payable under the terms of the Loan Documents.
(c)    Interpretation. The rules of construction and interpretation specified in Section 1.02 of the Credit Agreement also apply to this Agreement and are incorporated herein by this reference.
2.    CAM Exchange.
(a)    Exchange of Interests. On the CAM Exchange Date, (i) each US Lender shall fund its participation in any outstanding Swing Line Loans in accordance with Section 2.05(c) of the Credit Agreement; (ii) each US Lender shall fund its participation in any Unreimbursed Amounts, including all L/C Borrowings, in accordance with Section 2.04(d) of the Credit Agreement; (iii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations (including, without limitation, exchanges between the Credit Facilities) such that, in lieu of

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the interests of each Lender in the Designated Obligations, such Lender shall own an interest equal to such Lender’s CAM Percentage in each component of the Designated Obligations immediately following the CAM Exchange; and (iv) simultaneously with the deemed exchange of interests pursuant to clause (iii) above, the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Dollar Equivalent calculated as of the CAM Exchange Date, of such amount and on and after such date all amounts accruing and owed to the Lenders in respect of such Designated Obligations shall accrue and be payable in Dollars at the rate otherwise applicable under the Credit Agreement.
(b)    Payments. On the CAM Exchange Date, each Lender shall make payments in the applicable currency or currencies (or, if requested by the Administrative Agent, in Dollars) to the Administrative Agent to the extent necessary to give effect to the deemed exchange of interests pursuant to clause (iii) of Section 2(a) above and the Administrative Agent shall reallocate among the Lenders the amounts so received by the Administrative Agent to give effect to such deemed exchange of interests.
(c)    Consent of Lenders. Each Lender and each Person acquiring a participation from any Lender as contemplated by Section 10.06(d) of the Credit Agreement hereby consents and agrees to the CAM Exchange.
(d)    Disbursements. As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders on a pro rata basis in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by Section 2(e) below). Any direct payment received by a Lender on or after the CAM Exchange Date, including by way of set-off, in respect of a Designated Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.
(e)    Letters of Credit. In the event that, on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a Letter of Credit by a L/C Issuer that is not reimbursed by the US Borrower or the making of a disbursement under a Canadian Letter of Credit by the Canadian Lender that is not reimbursed by the applicable Canadian Borrower, then (i) in the case of a disbursement under a Letter of Credit by a L/C Issuer that is not reimbursed by the US Borrower, each US Lender shall, in accordance with Section 2.04(c) of the Credit Agreement, promptly pay its Applicable Percentage of the Unreimbursed Amount (without giving effect to the CAM Exchange) to the applicable L/C Issuer, (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such disbursement and the making of such advances by the applicable Lenders and the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that each Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations (and the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Dollar Equivalent of such amount in accordance with Section 2(a) above), and (iii) in the event distributions shall have been made in respect of the Designated Obligations following the CAM Exchange Date as contemplated by clause (ii) above, the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each such disbursement and payment by such applicable Lender in respect of such unreimbursed payment been outstanding on the CAM Exchange Date. Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive, absent manifest error.
3.    Obligations Absolute. Each Lender’s obligation to exchange its interests pursuant to the CAM Exchange shall be absolute and unconditional and shall not be affected by any circumstance

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including, without limitation, (a) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any L/C Issuer, any Loan Party or any other Person for any reason whatsoever, (b) the occurrence or continuance of a Default, (c) any adverse change in the condition (financial or otherwise) of any Loan Party or any other Person, (d) any breach of the Credit Agreement by any Loan Party, any Lender, any L/C Issuer or any other Person, or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
4.    Taxes. Notwithstanding any other provision of this Agreement, the Administrative Agent and each Lender and each L/C Issuer agree that if the Administrative Agent or any Lender or L/C Issuer is required under applicable Law to withhold or deduct any Taxes or other amounts from payments made by it hereunder or as a result hereof to the Administrative Agent or any Lender or L/C Issuer, such Person shall be entitled to withhold or deduct such amounts and pay over such Taxes or other amounts to the applicable Governmental Authority imposing such Tax without any obligation to indemnify the Administrative Agent or any Lender with respect to such amounts and without any other obligation of gross up or offset with respect thereto and there shall be no recourse whatsoever by the Administrative Agent or any Lender or L/C Issuer subject to such withholding to the Administrative Agent or any other Lender or L/C Issuer making such withholding and paying over such amounts, but without diminution of the rights of the Administrative Agent or such Lender or L/C Issuer subject to such withholding as against the US Borrower, the Canadian Borrowers and the other Loan Parties to the extent (if any) provided in this Agreement, the Credit Agreement and the other Loan Documents. Any amounts so withheld or deducted shall be treated as, for the purposes of this Agreement, having been paid to the Administrative Agent or such Lender or L/C Issuer with respect to which such withholding or deduction was made.
5.    Representations and Warranties. Each Lender represents and warrants to the Administrative Agent and each of the other Lenders that:
(a)    Existence and Power. Such Lender (i) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to execute, deliver, and perform its obligations under this Agreement.
(b)    Binding Effect. This Agreement has been duly executed and delivered by such Lender. This Agreement constitutes a legal, valid and binding obligation of such Lender, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally.
6.    Termination. This Agreement shall survive and be in full force and effect until (a) the payment in full in cash and performance of all Designated Obligations (other than contingent indemnification obligations and obligations not then due and payable under any Specified Swap Contract) and, at the time of payment, there is no basis for defeasance, disgorgement, repayment or return for any reason whatsoever, (b) the termination of all Commitments and (c) either (i) the cancellation and return to applicable L/C Issuer of all Letters of Credit and the cancellation and return to the Canadian Lender of all Canadian Letters of Credit or (ii) the Cash Collateralization of all Letters of Credit and Canadian Letters of Credit in an amount and in the manner required by the Credit Agreement.
7.    No Waiver; Cumulative Remedies. No failure by the Administrative Agent, any Lender or any L/C Issuer to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. The rights, remedies, powers and privileges provided

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in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Administrative Agent, the Lenders and the L/C Issuers.
8.    Costs and Expenses; Indemnification; Other Charges.
(a)    Costs and Expenses. The Lenders jointly and severally agree to pay upon demand to the Administrative Agent the amount of any and all fees, costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with (i) the exercise, enforcement or protection of any of the rights of the Administrative Agent or the Lenders under this Agreement or (ii) the failure of any Lender or any L/C Issuer to perform or observe any its obligations under this Agreement.
(b)    Indemnification. The Lenders jointly and severally agree to indemnify and hold harmless the Administrative Agent and its Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The agreements in this subsection (b) shall survive the repayment, satisfaction or discharge of all the Designated Obligations.
(c)    Payments. All amounts due under this Section 8 shall be payable within ten (10) days of written demand therefor. If any amount payable by any Lender under this Agreement is not paid when due, such amount thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Base Rate plus 2% per annum to the fullest extent permitted by applicable Laws.
9.    Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. For the avoidance of doubt, each Person that becomes a Lender after the date hereof pursuant to Section 10.06 of the Credit Agreement or that becomes a Lender pursuant to any Assignment and Assumption shall be a party and subject to this Agreement as if an original signatory hereto.
10.    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON.
(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF WASHINGTON SITTING IN KING COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF WASHINGTON, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH WASHINGTON STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

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LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
11.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
12.    Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any party therefrom, shall be effective unless in writing signed by each party hereto.
13.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
14.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
15.    Oral Agreements. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BANK OF AMERICA, N.A., as a US Lender, an L/C Issuer and Swing Line Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a US Lender and an L/C Issuer

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

BANK OF MONTREAL, CHICAGO BRANCH, as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

BANK OF MONTREAL, as the Canadian Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

U.S. BANK NATIONAL ASSOCIATION, as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

JPMORGAN CHASE BANK, N.A., as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

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PNC BANK, NATIONAL ASSOCIATION, as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

FIRST HAWAIIAN BANK, as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

BANK OF THE WEST, as a US Lender

By: __________________________________________________
Name: _______________________________________________

HSBC BANK USA, N.A., as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

SUMITOMO MITSUI BANKING CORPORATION, as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

UMPQUA BANK, as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

THE NORTHERN TRUST COMPANY, as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

BANNER BANK, as a US Lender

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

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BANK OF AMERICA, N.A., as Administrative Agent

By: __________________________________________________
Name: _______________________________________________
Title: ________________________________________________

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EXHIBIT N
FORM OF US LEGAL OPINION
February 9, 2011
To each of the Lenders named on
Schedule A attached hereto, and to
Bank of America, N.A., as Administrative Agent
Agency Management
Mail Code: WA1-501-17-32
800 Fifth Avenue, Floor 17
Seattle, Washington 98104
Attn:    Dora A. Brown
Vice President
Re:    Second Amended and Restated Credit Agreement
Ladies and Gentlemen:
We have acted as U.S. counsel to Schnitzer Steel Industries, Inc., an Oregon corporation (the “US Borrower”); Schnitzer Steel BC, Inc. and Schnitzer Steel Pacific, Inc. (together, the “Canadian Borrowers” and, collectively with the US Borrower, the “Borrowers”); Schnitzer Steel Canada, Inc. (“Schnitzer Canada” and, collectively with the Canadian Borrowers, the “Canadian Loan Parties”); and Cascade Steel Rolling Mills, Inc., an Oregon corporation (“Cascade”), Norprop, Inc., an Oregon corporation (“Norprop”), General Metals of Tacoma, Inc., a Washington corporation (“General Metals”), Joint Venture Operations, Inc., a Delaware corporation (“JV Operations”), Manufacturing Management, Inc., an Oregon corporation (“Manufacturing”), Proleride Transport Systems, Inc., a Delaware corporation (“Proleride”), Prolerized New England Company, a Delaware limited liability company (“Prolerized”), Pick-N-Pull Auto Dismantlers, a California general partnership (“Auto Dismantlers”), Pick and Pull Auto Dismantling, Inc., a California corporation (“Auto Dismantling”), Schnitzer Southeast, LLC, a Georgia limited liability company (“Southeast”), TTS Recycling LLC, a Delaware limited liability company (“TTS”), Schnitzer Steel Hawaii Corp., a Delaware corporation (“Schnitzer Steel Hawaii”), Pick-N-Pull Auto Dismantlers, Stockton, LLC, a California limited liability company (“PNP Stockton”), Metals Recycling, L.L.C., a Rhode Island limited liability company (“Metals Recycling”), Edman Corp., an Oregon corporation (“Edman”), Pick-N-Pull Northwest, LLC, an Oregon limited liability company (“Northwest”), U-Pull-It, Inc., a California corporation (“U-Pull-It”), Levi’s Iron and Metal, Inc., an Oregon corporation (“Levi’s”) and Auto Parts Group Southwest, LLC, a Delaware limited liability company (“Southwest” and, together with Cascade, Norprop, General Metals, JV Operations, Manufacturing, Proleride, Prolerized, Auto Dismantlers, Auto Dismantling, Southeast, TTS, Schnitzer Steel Hawaii, PNP Stockton, Metals Recycling, Edman, Northwest, U-Pull-It and Levi’s, collectively, the “US Guarantors” and, together with the US Borrower, collectively, the “US Loan Parties”; the US Loan Parties together with the Canadian Loan Parties, collectively, the “Loan Parties”), in connection with the transactions contemplated by the Second Amended and Restated Credit Agreement dated as of February 9, 2011 (the “Restated Credit Agreement”) among the Borrowers, each lender from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as L/C Issuer, Swing Line Lender and administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
This opinion letter is provided to you at the request of the US Borrower pursuant to Section 4.01(a)(vii) of the Restated Credit Agreement. Capitalized terms used and not otherwise defined in this opinion letter have the meanings given to them in the Restated Credit Agreement.
The law covered by the opinions expressed herein is limited to the generally applicable laws of the

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States of Washington and Oregon; the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the California Corporations Code, the California Limited Liability Company Act (also known as the Beverly-Killea Limited Liability Company Act), the California Uniform Partnership Act, the Georgia Limited Liability Company Act, the Rhode Island Limited Liability Company Act; and the generally applicable federal laws of the United States of America (collectively, the “Covered Laws”).
This opinion letter is to be interpreted in accordance with the Guidelines for the Preparation of Closing Opinions issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 57 BUSINESS LAWYER 875 (February 2002).
A.    Loan Documents and Matters Examined
In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and statements of government officials, officers and other representatives of the persons referred to therein, and such other documents, as we have deemed relevant or necessary as the basis for the opinions herein expressed, including the following documents dated as of the date of this letter:
A-1    The Restated Credit Agreement.
A-2    Each of the Amended and Restated Promissory Notes identified in Part 1 of Schedule A hereto and the new Promissory Notes identified in Part 2 of Schedule A hereto (collectively, the “US Notes”).
A-3    The Second Amended and Restated Continuing Guaranty (the “US Guaranty”) by the US Guarantors in favor of the US Lenders, the L/C Issuers, the Swing Line Lender and the Administrative Agent and by the US Loan Parties in favor of the Canadian Lender and the Administrative Agent.
A-4    The Amended and Restated Indemnity, Subrogation and Contribution Agreement (the “Contribution Agreement”) among the US Loan Parties and the Administrative Agent.
The documents identified in A-1 through A-4 are herein collectively referred to as the “Loan Documents.”
B.    Assumptions
For purposes of this opinion letter, we have relied on customary assumptions and the following additional express assumptions:
B-1    The Borrowings and other Credit Extensions will be used solely for commercial or business purposes permitted under the Restated Credit Agreement, and no portion of the Borrowings or any other Credit Extensions will be used in any respect, directly or indirectly, for personal, family or household purposes.
B-2    All conditions precedent to the effectiveness of the Loan Documents have been satisfied or waived.
B-3    The Credit Extensions may reasonably be expected to benefit, directly or indirectly, the US Loan Parties and the each US Loan Party has received adequate and sufficient consideration and will derive adequate and sufficient benefit in respect of its obligations under the US Guaranty.
B-4    The “policies” referred to in Section 2.04(a)(iii)(B) of the Restated Credit Agreement are policies of general application and will be applied by the L/C Issuer in good faith and without

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discrimination against the US Borrower.
B-5    The parties who may exercise “sole discretion” in connection with Section 3.01(f) of the Restated Credit Agreement or Section 13(f) of the US Guaranty will exercise that discretion in good faith and without discrimination against any Loan Party.
B-6    Each Canadian Loan Party is validly existing as a corporation under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to execute and deliver, and to consummate the transactions contemplated by, each of the Loan Documents to which it is a party and has duly authorized, executed and delivered each of such Loan Documents.
Whenever a statement herein is qualified by the phrase “to our knowledge,” or by any other similar phrase, or where it is noted that “nothing has been brought to our attention,” it means that the opinion stated is based solely on the conscious awareness of information by one or more of the following persons as to the matters being opined on: (i) the attorney who signs this opinion letter and (ii) the attorney at our firm who is principally in charge of our representation of the Loan Parties. We have not undertaken any investigation to determine the accuracy of the matters covered by any such statement and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of the facts underlying any such statement should be drawn from the fact of our representation of the Loan Parties, or any of them.
C.    Opinions
Based on the foregoing examinations and assumptions and subject to the qualifications, limitations and exclusions stated below, we are of the opinion that:
C-1    The US Borrower is a corporation validly existing under Oregon law.
C-2    The US Borrower has corporate power and corporate authority to enter into, and to perform its obligations under, each of the Restated Credit Agreement, the US Notes, the US Guaranty and the Contribution Agreement (collectively, the “US Borrower Documents”).
C-3    The US Borrower has authorized, by all necessary corporate action on the part of the US Borrower, the execution and delivery of, and the consummation of the transactions contemplated by, each of the US Borrower Documents, and the US Borrower has executed and delivered each of the US Borrower Documents.
C-4    Each of the US Borrower Documents constitutes the valid and binding obligation of the US Borrower, enforceable against the US Borrower in accordance with its terms.
C-5    Cascade, Norprop, Manufacturing, Edman and Levi’s are each a corporation validly existing under Oregon law; Northwest is a limited liability company validly existing under Oregon law; General Metals is a corporation validly existing under Washington law; Auto Dismantlers was formed as a general partnership in California and has not been dissolved; Auto Dismantling and U-Pull-It are each a corporation validly existing under California law; PNP Stockton is a limited liability company validly existing under California law; Southeast is a limited liability company validly existing under Georgia law; JV Operations, Proleride and Schnitzer Steel Hawaii are each a corporation validly existing under Delaware law; TTS, Prolerized and Southwest are each a limited liability company validly existing under Delaware law; and Metals Recycling is a limited liability company validly existing under Rhode Island law.
C-6    Each US Guarantor has corporate, partnership or limited liability company power and

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corporate, partnership or limited liability company authority, as the case may be, to enter into, and to perform its obligations under, the US Guaranty and the Contribution Agreement (collectively, the “US Guarantor Documents”).
C-7    Each US Guarantor has authorized, by all necessary corporate, partnership or limited liability company action on the part of such US Guarantor, the execution and delivery of, and the consummation of the transactions contemplated by, the US Guarantor Documents, and each US Guarantor has executed and delivered each of the US Guarantor Documents.
C-8    Each of the US Guarantor Documents constitutes the valid and binding obligation of each US Guarantor, enforceable against each US Guarantor in accordance with its respective terms.
C-9    The Restated Credit Agreement constitutes the valid and binding obligation of each Canadian Borrower, enforceable against each Canadian Borrower in accordance with its terms.
C-10    To our knowledge, except as disclosed in Schedule 5.06 to the Restated Credit Agreement, there are no actions or proceedings against any of the Loan Parties pending before any court, government agency or arbitrator, or overtly threatened in writing, that seek to affect the enforceability of any of the Loan Documents or that, if adversely determined against any of the Loan Parties, could reasonably be expected to materially and adversely affect the ability of any of the Loan Parties to comply with their respective material obligations under the Loan Documents.
C-11    The execution and delivery by the US Borrower of, and the consummation of the transactions contemplated by, each of the US Borrower Documents do not (a) violate the US Borrower’s Articles of Incorporation or Bylaws, or (b) to our knowledge, breach or otherwise violate any existing obligation of the US Borrower under any court order that names the US Borrower and is specifically directed to it or its property.
C-12    The execution and delivery by each US Guarantor of, and the consummation of the transactions contemplated by, the US Guarantor Documents do not (a) violate any US Guarantor’s Organization Documents, or (b) to our knowledge, breach or otherwise violate any existing obligation of any US Guarantor under any court order that names the US Guarantor and is specifically directed to it or its property.
C-13    The execution and delivery by each of the Canadian Borrowers of, and the consummation of the transactions contemplated by, the Restated Credit Agreement do not, to our knowledge, breach or otherwise violate any existing obligation of either Canadian Borrower under any court order that names the Canadian Borrower and is specifically directed to it or its property.
C-14    The execution and delivery by the Loan Parties of, and the consummation of the transactions contemplated by, each of the Loan Documents are not prohibited by, nor do they subject the Loan Parties to the imposition of a fine, penalty or other similar sanction for a violation under, any Covered Laws.
C-15    The provisions of the Loan Documents (without regard to any provisions thereof limiting the payment of interest or any other sums thereunder to the highest rate permitted by applicable law or any similar savings provisions) do not violate any applicable statute of the State of Washington relating to usury.
D.    Qualifications, Exclusions and Limitations
The opinions set forth herein are subject to the following qualifications, limitations and exclusions:
D-1    The effect of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent

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transfer and other similar laws affecting the rights and remedies of creditors generally, and the effect of general principles of equity, whether applied by a court of law or equity.
D-2    Without limiting the other qualifications set forth in this opinion letter, certain provisions contained in the Loan Documents may not be enforceable, but such unenforceability will not render any of the Loan Documents invalid as a whole or preclude:
(i)    judicial enforcement of the obligations of the US Borrower to repay the principal amount of the Loans to it (the “US Loans”), to reimburse the L/C Issuers for amounts drawn under a Letter of Credit and to pay interest (to the extent not deemed a penalty) on the principal amount of the US Loans and on the unreimbursed amounts drawn under a Letter of Credit, all as provided in the Restated Credit Agreement; or
(ii)    acceleration of the obligation of the US Borrower to repay the principal amount of the US Loans or to reimburse the L/C Issuers for amounts drawn under a Letter of Credit, upon default by the US Borrower in the payment of such principal or such drawn amounts, or upon continuing material default by the US Borrower in the performance of any other enforceable obligation of the US Borrower under the US Borrower Documents (to the extent the US Borrower Documents provide for such acceleration) and upon notice to the US Borrower of such acceleration.
D-3    No opinion is expressed herein as to indemnification provisions of the Loan Documents to the extent any indemnification provided for therein is for the negligence of any indemnified person, any violation of law by the indemnified person or might otherwise be determined to violate public policy.
D-4    No opinion is given regarding the effectiveness or enforceability of any trust purported to be created under the Loan Documents.
D-5    The enforceability of the US Guaranty and of the Contribution Agreement will be subject to Washington case law to the effect that each US Guarantor may be exonerated as to the US Guaranteed Obligations (as defined in the US Guaranty) if the US Lenders or L/C Issuers alter the original obligation of the US Borrower, fail to inform such US Guarantor of material information pertinent to the US Borrower, elect remedies that may impair the subrogation rights of such US Guarantor against the US Borrower, or otherwise take any action that materially prejudices such US Guarantor unless, in any such case, such US Guarantor validly waives such rights or the consequences of any such action. We express no opinion as to whether the US Guaranty or the Contribution Agreement contain an express and specific waiver of each exoneration defense the US Guarantors might assert or if any particular waiver would be enforceable.
D-6    The enforceability of the US Guaranty will be subject to Washington case law to the effect that each US Loan Party may be exonerated as to the Canadian Guaranteed Obligations (as defined in the US Guaranty) if the Canadian Lender alters the original obligation of any Canadian Borrower, fails to inform such US Loan Party of material information pertinent to any Canadian Borrower, elect remedies that may impair the subrogation rights of such US Loan Party against an Canadian Borrower, or otherwise take any action that materially prejudices such US Loan Party unless, in any such case, such US Loan Party validly waives such rights or the consequences of any such action. We express no opinion as to whether the US Guaranty contains an express and specific waiver of each exoneration defense the US Loan Parties might assert or if any particular waiver would be enforceable.
D-7    No opinion is given as to the enforceability of the purported waiver of jury trial or any provisions relating to choice of law or venue, submission to jurisdiction or service of process in the Loan Documents.

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D-8    No opinion is given regarding the enforceability of attorneys’ fees provisions that provide for an award of fees to other than the prevailing party or the amount of attorneys’ fees that may be awarded.
D-9    We express or imply no opinion regarding the accuracy of any representation in the Loan Documents, the financial status of any of the Loan Parties or any person’s ability to perform any obligations under the Loan Documents.
D-10    The courts of the State of Washington may consider extrinsic evidence of the circumstances surrounding the negotiation and execution of such Loan Documents to ascertain the intent of the parties in using the words in the Loan Documents, regardless of the presence or absence of ambiguity, and regardless of a statement by the parties that the written agreement constitutes an integrated expression of their agreement. Our opinions in paragraphs C-4, C-8 and C 9 are expressly qualified to the extent that determination of the intent of the parties based on evidence other than the words used in the Loan Documents would lead to a result differing from our opinion. We also note that the Loan Documents contain language that might have a different meaning in Canada than in the State of Washington and we express no opinion as to how the differences in usage between the two jurisdictions may affect our opinions in this opinion letter.
D-11    We express no opinion as to enforceability of the provisions contained in Section 3 of the US Guaranty to the extent that such provisions limit the obligation of the US Guarantors thereunder or any right of contribution of any other party with respect to the US Guaranty, or as to the effect of any such provisions on the enforceability of the US Guaranty.
This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter, even though the changes may affect the legal analysis, a legal conclusion or information confirmed in this opinion letter.
A copy of this opinion letter may be delivered by you to subsequent assignees permitted under the Restated Credit Agreement, and such persons may rely on this opinion letter as if it were addressed and had been delivered to them on the date hereof. Subject to the foregoing, this opinion letter is rendered only to you and is solely for your benefit in connection with the transaction contemplated by the Loan Documents. This opinion letter may not be used or relied on for any other purpose or by any other person without our prior written consent.
Very truly yours,

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Schedule A

Part 1 – Amended and Restated Promissory Notes
Lender		Promissory Note
Bank of America, N.A. Commercial Banking Mail Code: WA1-501-36-06 800 Fifth Avenue, Floor 36 Seattle, Washington 98104		Amended and Restated Promissory Note (Committed Loan) in the principal sum of $135,000,000 Amended and Restated Promissory Note (Swing Line Loans) in the principal sum of $25,000,000
Attn:	Timothy G. Holsapple Senior Vice President
Wells Fargo Bank, National Association Portland Reg. Commercial Banking Office 1300 SW Fifth Avenue, Suite 1300 Portland, Oregon 97201		Amended and Restated Promissory Note (Committed Loan) in the principal sum of $85,000,000
Attn:	James L. Franzen Vice President
The Bank of Tokyo-Mitsubishi UFJ, Ltd. 800 Fifth Avenue, Suite 2510 Seattle, WA 98104		Amended and Restated Promissory Note (Committed Loan) in the principal sum of $85,000,000
Attn:	Kosuke Takahashi Vice President
U.S. Bank National Association 1420 Fifth Avenue, 10th Floor Mail code: PD-WA-T10M Seattle, WA 98101		Amended and Restated Promissory Note (Committed Loan) in the principal sum of $50,000,000
Attn:	Keith f. Winzenried Vice President
JPMorgan Chase Bank, National Association 1301 Second Avenue, Floor 24 Seattle, WA 98101		Amended and Restated Promissory Note (Committed Loan) in the principal sum of $45,000,000
Attn:	Keith F. Winzenried Vice President
PNC Bank National Association 249 Fifth Avenue Pittsburgh, Pennsylvania 15222		Amended and Restated Promissory Note (Committed Loan) in the principal sum of $45,000,000
Attn:	Phillip Liebscher Senior Vice President
First Hawaiian Bank Corporate Hawaii Division 999 Bishop Street, Floor 11 Honolulu, Hawaii 96813		Amended and Restated Promissory Note (Committed Loan) in the principal sum of $25,000,000
Attn:	Susan Takeda Vice President
HSBC Bank USA, N.A. 601 SW Second Avenue, Suite 1650 Portland, Oregon 97204		Amended and Restated Promissory Note (Committed Loan) in the principal sum of $25,000,000
Attn:	Mike A. Mitchell Vice President

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The Northern Trust Company 50 South LaSalle Street Chicago, Illinois 60603		Amended and Restated Promissory Note (Committed Loan) in the principal sum of $20,000,000
Attn:	Brandon Rolek Vice President

Part 2 – New Promissory Notes
Lender		Promissory Note
Bank of the West 222 SW Second Avenue, Suite 1650 Portland, Oregon 97201		Promissory Note (Committed Loan) in the principal sum of $25,000,000
Attn:	Dale Parshall Vice President
Sumitomo Mitsui Banking Corporation 277 Park Avenue New York, New York 10172		Promissory Note (Committed Loan) in the principal sum of $25,000,000
Attn:	Takashi Murata Assistant Vice President
Umpqua Bank One SW Columbia, Suite 1170 Portland, Oregon 97258		Promissory Note (Committed Loan) in the principal sum of $25,000,000
Attn:	Jeffrey Seiler Vice President - Relationship Manager
Bank of Montreal, Chicago Branch 111 West Monroe 5E Chicago, IL 60603		Promissory Note (Committed Loan) in the principal sum of $15,000,000
Attn:	Jason Deegan Vice President
Banner Bank 3005 – 112th Avenue N.E., Suite 100 Bellevue, WA 98004		Promissory Note (Committed Loan) in the principal sum of $15,000,000
Attn:	Bruce Clawson Senior Vice President

Part 3 – Canadian Credit Facility
Lender
Bank of Montreal Bank Corporate Finance Division 595 Burrard Street Vancouver, British Columbia Canada V7x 1L7	C$30,000,000 Canadian Commitment

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EXHIBIT O
FORM OF CANADIAN LEGAL OPINION
February 9, 2011
Bank of America, N.A., as Administrative Agent
Agency Management
Mail Code: WA1-501-17-32
800 Fifth Avenue, Floor 17
Seattle, Washington 98104
- and to -
Those institutions who executed the Restated Credit Agreement referred to below as a “Lender”
Ladies and Gentlemen:
Re:    Schnitzer Steel Industries, Inc.
Schnitzer Steel BC, Inc.
Schnitzer Steel Pacific, Inc.
Schnitzer Steel Canada, Inc.
We have acted as Canadian counsel to Schnitzer Steel Industries, Inc., an Oregon corporation (the “US Borrower”); Schnitzer Steel BC, Inc. (“Schnitzer BC”) and Schnitzer Steel Pacific, Inc. (“Schnitzer Pacific” and together with Schnitzer BC, the “Canadian Borrowers” and each collectively with the US Borrower, the “Borrowers”), Schnitzer Steel anada, Inc. (“Schnitzer Canada” and, collectively with the Canadian Borrowers, the “Canadian Loan Parties”) in connection with the transactions contemplated by:
(a)    the Second Amended and Restated Credit Agreement dated as of February 9, 2011 (the “Restated Credit Agreement”) among the Borrowers, each lender from time to time party thereto (collectively, the “Lenders”), each L/C Issuer (as defined therein) from time to time party thereto, and Bank of America, N.A., as administrative agent for the Lenders and the L/C Issuers, which provides for Credit Extensions by Bank of Montreal (the “Canadian Lender”) in favour of the Canadian Borrowers as well as Credit Extensions by the US Lenders (as defined therein) in favour of the US Borrower;
(b)    the Continuing Guarantee dated as of February 9, 2011 made by Schnitzer BC in favour of the Canadian Lender and Bank of America, N.A., as administrative agent and its successors, acting for this purpose as an agent of the Canadian Lender pursuant to the terms of the Credit Agreement (in such capacity, and together with its successors as administrative agent, the “Administrative Agent”), with respect to the obligations of the Canadian Borrowers other than Schnitzer BC under the Restated Credit Agreement and the other Loan Documents to which any Person other than Schnitzer BC is a party or which otherwise relate to any Canadian Loan or Canadian Letter of Credit;
(c)    the Continuing Guarantee dated as of February 9, 2011 made by Schnitzer Pacific in favour of the Canadian Lender and the Administrative Agent, with respect to the obligations of the Canadian Borrowers other than Schnitzer Pacific under the Restated Credit Agreement and the other Loan Documents to which any Person other than Schnitzer Pacific is a party or which otherwise relate to any Canadian Loan or Canadian Letter of Credit; and
(d)    the Continuing Guarantee dated as of February 9, 2011 made by Schnitzer Canada in favour of the Canadian Lender and the Administrative Agent, with respect to the

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obligations of the Canadian Borrowers under the Restated Credit Agreement and the other Loan Documents to which a Canadian Borrower or any other Person other than Schnitzer Canada is a party or which otherwise relate to any Canadian Loan or Canadian Letter of Credit.
The documents referred to in items (a) to (d), inclusive, above are collectively referred to as the “Documents”. The document referred to in item (a) above is sometimes referred to as a “Washington Document” and the documents referred to in items (b) to (d), inclusive, above are sometimes collectively referred to as the “British Columbia Documents”.
This opinion letter is provided to you at the request of the Canadian Loan Parties pursuant to Section 4.01(a)(vii) of the Restated Credit Agreement. Capitalized terms used and not otherwise defined in this opinion letter have the meanings given to them in the Restated Credit Agreement.
Materials Reviewed
In connection with the opinions expressed herein we have examined originals or copies, certified or otherwise identified to our satisfaction, of each of the Documents.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.
Assumptions and Fact Reliance
For purposes of the opinions expressed herein we have assumed:
(a)    the genuineness of all signatures on all documents examined by us;
(b)    the authenticity of all documents submitted to us as originals;
(c)    the conformity to original documents of all documents submitted to us as copies, whether facsimile, electronic, photostatic, certified or otherwise;
(d)    the accuracy, currency and completeness of the indices and filing systems maintained at the public offices and registries where we have searched or made enquiries or have caused searches or enquiries to be made and of the information and advice provided to us by appropriate government, regulatory and other like officials with respect to those matters referred to herein;
(e)    that each British Columbia Document, each of which is stated to be governed by the laws of the Province of British Columbia, has been duly authorized, executed and delivered by each of the parties thereto other than the Canadian Loan Parties and that each British Columbia Document constitutes a valid and legally binding obligation of each of the parties thereto other than the Canadian Loan Parties, enforceable against each such party in accordance with its terms under the laws of the Province of British Columbia; and
(f)    that the Washington Document, which is stated to be governed by the laws of the State of Washington, has been duly authorized, executed and delivered by each of the parties thereto, other than the Canadian Loan Parties, and constitutes valid and legally binding obligations of each of the parties thereto, including the Canadian Loan Parties, in accordance with its terms under the laws of the State of Washington.
In rendering the opinions contained herein we have relied upon the officer’s certificates described in Schedule A hereto, a copy of which has been provided to you, with respect to the accuracy of the factual

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matters contained therein, which factual matters have not been independently investigated or verified by us.
For the purposes of the opinions expressed in paragraphs 1 through 3, inclusive, below, we have relied upon certificates of governmental authorities or officials described in Schedule B hereto.
The opinions expressed below are limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein (collectively, “British Columbia Law”).
Based and relying upon the foregoing, and subject to the qualifications and limitations herein contained, we are of the opinion that:
(i)    Status, Power and Capacity
1.    Each Canadian Borrower was duly incorporated and is a validly existing corporation under the laws of the Province of British Columbia and is, according to the records of the Office of the Registrar of Companies for the Province of British Columbia, in good standing with respect to the filing of annual reports.
2.    Schnitzer Canada is a corporation incorporated under the Canada Business Corporations Act and has not been discontinued under such Act or dissolved and has, according to the records of Industry Canada, sent to the Director under such Act the required annual returns to be sent to the Director under such Act.
3.    Schnitzer Canada is duly registered as an extra-provincial corporation under the laws of the Province of British Columbia and is, according to the records of the Office of the Registrar of Companies for the Province of British Columbia, in good standing with respect to the filing of annual reports.
4.    Each Canadian Loan Party has the requisite corporate power and capacity to execute and deliver each of the Documents to which it is a party and to perform its obligations under each such Document.
(ii)    Authorization, Execution and Delivery
5.    All necessary corporate action has been taken by each Canadian Loan Party to authorize the execution and delivery by such Canadian Loan Party of each of the Documents to which it is a party and the performance by such Canadian Loan Party of its obligations thereunder.
6.    Each Canadian Loan Party has duly executed and delivered each of the Documents to which it is a party.
(iii)    Non-Contravention and Governmental Consent, etc.
7.    The execution and delivery by each Canadian Loan Party of each the Documents to which it is a party does not, and the performance by it of its obligations thereunder does not and will not:
(a)    contravene or result in a breach of or constitute a default under the constating documents of such Canadian Loan Party attached to the certificates described in Schedule A hereto; or
(b)    contravene any law or regulation of the Province of British Columbia or of Canada applicable therein binding on it.
8.    No authorization, consent, permit or approval of, or other action by, or filing, registration, qualification or recording with or notice to, any governmental agency or authority, regulatory body,

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court, tribunal or other similar entity in the Province of British Columbia having jurisdiction is required in connection with the execution and delivery or performance by each of the Canadian Loan Parties of each of the Documents to which it is a party.
(iv)    Enforceability
9.    Each of the British Columbia Documents constitutes a valid and legally binding obligation of, and is enforceable against, each of the Canadian Loan Parties which is a party thereto in accordance with its terms.
(v)    Choice of Law, Enforcement of Judgments and Submission to Jurisdiction
10.    In any proceeding in a court of competent jurisdiction in the Province of British Columbia (a “British Columbia Court”) for the enforcement of the Washington Document, such British Columbia Court would apply the laws of the State of Washington (“Washington Law”), in accordance with the parties’ choice of Washington Law in the Washington Document, to all issues which under British Columbia Law are to be determined in accordance with the chosen law of the contract, provided that:
(a)    the parties’ choice of Washington Law is bona fide and legal and there is no reason for avoiding the choice on the grounds of British Columbia public policy; and
(b)    in any such proceeding, and notwithstanding the parties’ choice of law, such British Columbia Court:
(i)    will not take judicial notice of the provisions of Washington Law but will only apply such provisions if they are pleaded and proven by expert testimony;
(ii)    will apply British Columbia Law that under British Columbia Law would be characterized as procedural and will not apply any Washington Law that under British Columbia Law would be characterized as procedural;
(iii)    will apply provisions of British Columbia Law that have overriding effect;
(iv)    will not apply any Washington Law if such application would be characterized under British Columbia Law as the direct or indirect enforcement of a foreign revenue, expropriatory, penal or other public law or if its application would be contrary to British Columbia public policy; and
(v)    will not enforce the performance of any obligation that is illegal under the laws of any jurisdiction in which the obligation is to be performed.
11.    A British Columbia Court would give a judgment based upon a final and conclusive in personam judgment of a court of competent jurisdiction exercising jurisdiction in the State of Washington (a “Washington Court”) for a sum certain, obtained against a Canadian Borrower with respect to a claim arising out of the Washington Document (a “Washington Judgment”), without reconsideration of the merits:
(a)    provided that:
(i)    an action to enforce the Washington Judgment must be commenced in such British Columbia Court within any applicable limitation period;
(ii)    such British Columbia Court has discretion to stay or decline to hear an action on the Washington Judgment if the Washington Judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action

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as the Washington Judgment;
(iii)    such British Columbia Court will render judgment only in Canadian dollars; and
(iv)    an action in such British Columbia Court on the Washington Judgment may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally; and
(b)    subject to the following defences:
(i)    the Washington Judgment was obtained by fraud or in a manner contrary to the principles of natural justice;
(ii)    the Washington Judgment is for a claim which under British Columbia Law would be characterized as based on a foreign revenue, expropriatory, penal or other public law;
(iii)    the Washington Judgment is contrary to British Columbia public policy or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; and
(iv)    the Washington Judgment has been satisfied or is void or voidable under Washington Law.
12.    Each Canadian Borrower has the power to submit to, and, assuming such submission is valid, binding and enforceable under the laws of the State of Washington, pursuant to Section 10.14(b) of the Restated Credit Agreement and Section 16(b) of each British Columbia Law Document, and in each case subject to any limitations contained in such Sections, has legally, validly and effectively submitted to, the non exclusive jurisdiction of the Courts of the State of Washington and the Courts of the United States of America for the Western District of Washington in any legal action, suit or proceeding arising out of any Washington Document.
Qualifications
The opinions expressed herein are subject to the following qualifications:
1.    The enforceability of each British Columbia Document is subject to bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally.
2.    The enforceability of each British Columbia Document is subject to general equitable principles, including the discretion exercisable by the courts with respect to equitable remedies such as specific performance and injunction and applicable common law or equitable concepts of good faith, fair dealing, materiality and reasonableness in the performance and enforcement of a contract required of a party seeking its enforcement.
3.    The statutory power of a court to stay any enforcement proceedings brought before it and over the execution of judgements.
4.    The power of a court to grant relief from the consequences of default.
5.    Each of the Administrative Agent and the Lenders may be required to give a reasonable time to pay following a demand for payment prior to taking any action to enforce any right of repayment or before exercising any right or remedy expressed to be exercisable under any British Columbia Document.

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6.    The enforceability of any provision of any British Columbia Document that purports to sever from such British Columbia Document any provision that is prohibited or unenforceable under applicable law without affecting the enforceability of the remainder of such British Columbia Document would be determined only in the discretion of a court.
7.    Courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada.
8.    The enforceability of any indemnity contained in any British Columbia Document may be limited by applicable law to the extent that such indemnity directly or indirectly relates to liabilities imposed on the Administrative Agent or the Lenders by law for which it would be contrary to public policy to require the Canadian Loan Party which is a party thereto to indemnify the Administrative Agent or the Lenders, as the case may be.
9.    Any certificate or determination provided under any provision of any British Columbia Document may be subject to challenge in a court on the grounds of fraud, collusion, mistake on the face of the certificate or mistake on the basis that the certificate differed in a material respect from the certificate contemplated in such provision.
10.    A British Columbia Document will be unenforceable to the extent that “interest” comprised within the Guaranteed Obligations (as defined in each British Columbia Document) is to be received by the Administrative Agent of the Lenders at a “criminal rate”, in each case within the meaning of section 347 of the Criminal Code (Canada) (at present, 60% or more per annum).
11.    Under the Court Order Interest Act (British Columbia), interest after judgment may be limited to the rate provided in such Act notwithstanding the rate of interest provided for in any of the British Columbia Documents or the Restated Credit Agreement.
12.    We express no opinion as to:
(a)    characterized by a court as an unenforceable penalty and not as a genuine pre estimate of damages;
(b)    the enforceability of any provision of any British Columbia Document:
(i)    that purports to waive rights or defences that might be available to, or constitute a discharge of the liability of, the Canadian Loan Party which is a party thereto;
(ii)    to the extent it purports to exculpate the Administrative Agent or the Lenders or any agent of the Administrative Agent of the Lenders from liability in respect of acts or omissions that may be illegal, fraudulent or involve wilful misconduct;
(iii)    that states that amendments or waivers of or with respect to any British Columbia Document that are not in writing will not be effective;
(iv)    that purports to grant an irrevocable power of attorney or irrevocable appointment of an agent;
(v)    purporting to confer any benefits thereunder on any person (other than the Lenders) who is not either a party thereto or a person to whom such document is granted; or
(vi)    to the extent that it provides that a party will pay a higher rate of interest after default than before to the extent such higher rate is found to constitute a penalty; and
(c)    compliance with the Personal Information Protection and Electronic Documents Act

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(Canada) or applicable provincial privacy legislation.
13.    The failure to exercise a right of action under the British Columbia Documents within statutory limitation periods may act as a bar to the enforcement of those rights at any time thereafter.
14.    The effect of a vitiating factor such as mistake, misrepresentation, duress or undue influence by the Administrative Agent or a Lender.
15.    The enforceability of any provision of the British Columbia Documents exculpating a party from a liability or a duty otherwise owed by it, waiving legal or equitable defences, agreeing not to challenge the validity or enforceability of remedies or that provides that a determination or calculation made by a party is conclusive and binding on any other party, may be limited by law.
16.    To the extent that any matter is expressly to be determined by future agreement, negotiation or consultation, the relevant provisions may be unenforceable as being void for uncertainty.
17.    Certain provisions of the British Columbia Documents may be unenforceable to the extent that a court decides that any payment required under any provision would derogate from the court’s discretion in respect of the costs of and incidental to a proceeding or a step in a proceeding, or would be inconsistent with the court’s determination by whom and to what extent such costs shall be paid.
18.    Whenever an obligation, act, agreement or instrument is expressed to be “legal, valid and binding”, “enforceable” or words of like effect, we mean that such obligation, act, agreement or instrument is capable of being given legal effect. We express no opinion as to any factors such as financial capacity or title to assets which may make such obligation, act, agreement or instrument unenforceable in fact.
Reliance
This opinion letter is furnished solely for the benefit of the addressees in connection with the transactions contemplated by the Documents and may not be disclosed to, or relied upon by, any other person or used for any other purpose without our prior written consent, except that an addressee may disclose this opinion to other persons:
(a)    who are assignees permitted under the Restated Credit Agreement;
(b)    who, in the ordinary course of the addressee’s business, have access to the addressee’s papers and records on the basis that they will make no further disclosure (who may not, for the avoidance of doubt, rely on this opinion letter);
(c)    who are the legal advisors or auditors of the Administrative Agent or the Lenders on the basis that they will make no further disclosure (who may not, for the avoidance of doubt, rely on this opinion letter);
(d)    if required by law or in accordance with an official directive or request (whether or not having the force of law) with which responsible financiers generally comply in carrying on their business; or
(e)    in connection with any litigation or proposed litigation in relation to the Documents or this opinion.
Bank of America, N.A. (or any replacement Administrative Agent) is authorized to distribute copies of this opinion to those persons that from time to time become Lenders, each of whom may rely on this opinion in the same manner and to the same extent as if this opinion had been addressed to such person.
Yours truly,

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SCHEDULE A
Officer’s Certificates
Secretary’s Certificate of Schnitzer BC dated February 9, 2011
Secretary’s Certificate of Schnitzer Pacific dated February 9, 2011
Secretary’s Certificate of Schnitzer Canada dated February 9, 2011

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SCHEDULE B
Certificates of Good Standing/Compliance
Certificate of Good Standing dated January 31, 2011 issued by the British Columbia Registrar of Companies in respect of Schnitzer BC.
Certificate of Good Standing dated January 31, 2011 issued by the British Columbia Registrar of Companies in respect of Schnitzer Pacific.
Certificate of Compliance dated January 31, 2011 issued by Industry Canada in respect of Schnitzer Canada.
Certificate of Good Standing dated January 31, 2011 issued by the British Columbia Registrar of Companies in respect of Schnitzer Canada.

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